J.P. MORGAN ACCEPTANCE CORPORATION I

Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION

Master Servicer and Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

___________________________

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2007

___________________________

J.P. MORGAN MORTGAGE TRUST 2007-S3

MORTGAGE PASS-THROUGH CERTIFICATES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

18

SECTION 1.01

Definitions.

18

SECTION 1.02

Calculations Respecting Mortgage Loans.

65

ARTICLE II DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

66

SECTION 2.01

Creation and Declaration of Trust Fund; Conveyance of Mortgage

Loans.

66

SECTION 2.02

Acceptance of Trust Fund by Trustee; Review of Documentation for

Trust Fund.

69

SECTION 2.03

Representations and Warranties of the Depositor.

70

SECTION 2.04

Representations and Warranties as to the Mortgage Loans.

72

SECTION 2.05

Discovery of Breach; Repurchase or Substitution of Mortgage Loans;

Representations and Warranties of Seller as to the Mortgage Loans.

72

SECTION 2.06

Grant Clause.

78

ARTICLE III THE CERTIFICATES

79

SECTION 3.01

The Certificates.

79

SECTION 3.02

Registration.

80

SECTION 3.03

Transfer and Exchange of Certificates.

81

SECTION 3.04

Cancellation of Certificates.

84

SECTION 3.05

Replacement of Certificates.

84

SECTION 3.06

Persons Deemed Owners.

85

SECTION 3.07

Temporary Certificates.

85

SECTION 3.08

Appointment of Paying Agent.

85

SECTION 3.09

Book-Entry Certificates.

86

ARTICLE IV ADMINISTRATION OF THE TRUST FUND

87

SECTION 4.01

Custodial Accounts; Distribution Account.

87

SECTION 4.02

[Reserved].

89

SECTION 4.03

[Reserved].

89

SECTION 4.04

Reports to Trustee and Certificateholders.

89

SECTION 4.05

Reserve Fund; Yield Maintenance Agreement.

92

SECTION 4.06

Modification of Mortgage Loan Terms

93

ARTICLE V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

93

SECTION 5.01

Distributions Generally.

93

SECTION 5.02

Distributions from the Distribution Account.

94

SECTION 5.03

Allocation of Losses.

103

SECTION 5.04

Advances by Master Servicer.

105

SECTION 5.05

Compensating Interest Payments.

106

SECTION 5.06

Deposit of Uncertificated REMIC Interests.

106

ARTICLE VI CONCERNING THE TRUSTEE AND THE SECURITIES
ADMINISTRATOR; EVENTS OF DEFAULT

106

SECTION 6.01

Duties of Trustee and the Securities Administrator.

106

SECTION 6.02

Certain Matters Affecting the Trustee and the Securities

Administrator.

109

SECTION 6.03

Trustee and Securities Administrator Not Liable for Certificates.

111

SECTION 6.04

Trustee and the Securities Administrator May Own Certificates.

111

SECTION 6.05

Eligibility Requirements for Trustee.

112

SECTION 6.06

Resignation and Removal of Trustee and the Securities Administrator.

112

SECTION 6.07

Successor Trustee and Successor Securities Administrator.

113

SECTION 6.08

Merger or Consolidation of Trustee or the Securities Administrator.

114

SECTION 6.09

Appointment of Co-Trustee, Separate Trustee or Custodian.

114

SECTION 6.10

Authenticating Agents.

116

SECTION 6.11

Indemnification of the Trustee, the Master Servicer and the Securities

Administrator.

117

SECTION 6.12

Fees and Expenses of Securities Administrator and the Trustee.

117

SECTION 6.13

Collection of Monies.

118

SECTION 6.14

Events of Default; Trustee To Act; Appointment of Successor.

118

SECTION 6.15

Additional Remedies of Trustee Upon Event of Default.

122

SECTION 6.16

Waiver of Defaults.

122

SECTION 6.17

Notification to Holders.

122

SECTION 6.18

Directions by Certificateholders and Duties of Trustee During Event of

Default.

122

SECTION 6.19

Action Upon Certain Failures of the Master Servicer and Upon Event

of Default.

123

SECTION 6.20

Preparation of Tax Returns and Other Reports.

123

SECTION 6.21

Determination of LIBOR.

124

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION
OF THE TRUST FUND

124

SECTION 7.01

Purchase of Mortgage Loans; Termination of Trust Fund Upon

Purchase or Liquidation of All Mortgage Loans.

124

SECTION 7.02

Procedure Upon Redemption or Termination of Trust Fund.

125

SECTION 7.03

Additional Trust Fund Termination Requirements.

126

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS

127

SECTION 8.01

Limitation on Rights of Holders.

127

SECTION 8.02

Access to List of Holders.

128

SECTION 8.03

Acts of Holders of Certificates.

128

ARTICLE IX ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

129

SECTION 9.01

Duties of the Master Servicer; Enforcement of Servicers; and Master

Servicer’s Obligations.

129

SECTION 9.02

Assumption of Master Servicing by Trustee.

131

SECTION 9.03

Representations and Warranties of the Master Servicer.

132

SECTION 9.04

Compensation to the Master Servicer.

133

SECTION 9.05

Merger or Consolidation.

134

SECTION 9.06

Resignation of Master Servicer.

134

SECTION 9.07

Assignment or Delegation of Duties by the Master Servicer.

134

SECTION 9.08

Limitation on Liability of the Master Servicer and Others.

135

SECTION 9.09

Indemnification; Third-Party Claims.

135

ARTICLE X REMIC ADMINISTRATION

136

SECTION 10.01

REMIC Administration.

136

SECTION 10.02

Prohibited Transactions and Activities.

138

SECTION 10.03

Indemnification with Respect to Prohibited Transactions or Loss of

REMIC Status.

139

SECTION 10.04

REO Property.

139

SECTION 10.05

Fidelity.

140

ARTICLE XI EXCHANGE ACT REPORTING

140

SECTION 11.01

Form 10-D Reporting.

140

SECTION 11.02

Form 10-K Reporting.

141

SECTION 11.03

Form 8-K Reporting.

143

SECTION 11.04

Delisting; Amendment; Late Filing of Reports.

144

SECTION 11.05

Annual Statements of Compliance.

145

SECTION 11.06

Annual Assessments of Compliance.

146

SECTION 11.07

Accountant’s Attestation.

147

SECTION 11.08

Sarbanes-Oxley Certification.

148

SECTION 11.09

Indemnification.

149

SECTION 11.10

Additional Information.

150

SECTION 11.11

Intention of the Parties and Interpretation.

150

SECTION 11.12

Notice under Article XI.

151

ARTICLE XII MISCELLANEOUS PROVISIONS

151

SECTION 12.01

Binding Nature of Agreement; Assignment.

151

SECTION 12.02

Entire Agreement.

151

SECTION 12.03

Amendment.

151

SECTION 12.04

Voting Rights.

153

SECTION 12.05

Provision of Information.

153

SECTION 12.06

Governing Law.

153

SECTION 12.07

Notices.

154

SECTION 12.08

Severability of Provisions.

154

SECTION 12.09

Indulgences; No Waivers.

154

SECTION 12.10

Headings Not To Affect Interpretation.

154

SECTION 12.11

Benefits of Agreement.

154

SECTION 12.12

Special Notices to the Rating Agencies.

155

SECTION 12.13

Conflicts.

156

SECTION 12.14

Counterparts.

156

SECTION 12.15

No Petitions.

156

ATTACHMENTS

Exhibit A

Forms of Certificates

Exhibit B

Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit C

Form of Residual Certificate Transfer Affidavit (Transferor)

Exhibit D

[Reserved]

Exhibit E

List of Purchase and Servicing Agreements, Servicing Agreements and Purchase Agreements

Exhibit F

List of Custodial Agreements

Exhibit G

[Reserved]

Exhibit H

Form of Rule 144A Transfer Certificate

Exhibit I

Form of Purchaser’s Letter for Institutional Accredited Investors

Exhibit J

Form of ERISA Transfer Affidavit

Exhibit K

Form of Letter of Representations with the Depository Trust Company

Exhibit L

Form of Custodian Certification

Exhibit M

Relevant Servicing Criteria

Exhibit N

Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

Exhibit O

Yield Maintenance Agreement Schedule

Exhibit P

[Reserved]

Exhibit Q

Form of Annual Certification

Exhibit R

Additional Disclosure Notification

Exhibit S-I

PAC Schedule

Exhibit S-II

TAC Schedule

Schedule A

Mortgage Loan Schedule

Schedule B

Representations And Warranties Concerning Home123 Mortgage Loans

Schedule C

Representations And Warranties Concerning Webster Bank Mortgage Loans

This POOLING AND SERVICING AGREEMENT, dated as of July 1, 2007 (the “Agreement”), by and among J.P. MORGAN ACCEPTANCE CORPORATION I, a Delaware corporation, as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and WELLS FARGO BANK, N.A., in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”)  and acknowledged by J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as seller (the “Seller”), for purposes of Sections 2.04 and 2.05 and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as custodians (each a “Custodian and together, the “Custodians”), for purposes of Sections 11.01, 11.02, 11.03, 11.06, 11.07 and 11.09.

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund.  All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Trustee, the Master Servicer and the Securities Administrator are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the Yield Maintenance Agreement and the Reserve Fund) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC”):  Lower-Tier REMIC 1, Middle-Tier REMIC 1 and  Upper-Tier REMIC 1.

Lower-Tier REMIC 1 shall hold the assets of the Trust Fund related to the Aggregate Pool and shall issue several uncertificated interests, including the LT-R-1 Interest, which is hereby designated as the sole residual interest in Lower-Tier REMIC 1.  Each remaining uncertificated interest in Lower-Tier REMIC 1 is hereby designated as a REMIC regular interest.

Middle-Tier REMIC 1 shall hold the uncertificated REMIC regular interests issued by Lower-Tier REMIC 1 and shall issue several uncertificated interests, including the MT-R-1 Interest, which is hereby designated as the sole residual interest in Middle-Tier REMIC 1.  Each remaining uncertificated interest in Middle-Tier REMIC 1 is hereby designated as a REMIC regular interest.

Upper-Tier REMIC I shall hold the uncertificated REMIC regular interests issued by Middle-Tier REMIC 1.  Each of the Certificates (other than the Class A-R Certificate, the Exchangeable REMIC Certificates and the Exchangeable Certificates) and the Uncertificated REMIC Interests represent ownership of regular interests in Upper-Tier REMIC I.  Upper-Tier REMIC I shall also issue the Class A-R Certificate, which is hereby designated as the sole residual interest in Upper-Tier REMIC I.

In addition, Upper-Tier REMIC 1 shall also issue the following uncertificated regular interests, which shall have the class designations, initial principal amounts, interest rates and corresponding Class of Certificates as set forth in the following table:

Class Designation	Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
UT1-A-15/37	(1)	(2)	N/A
UT1-A-20/24	(1)	(3)	N/A
UT1-A-26/47	(1)	(4)	N/A
UT1-A-49/53	(1)	(5)	N/A
UT1-A-68/69	(6)	(7)	N/A
UT1-A-60/70	(8)	(7)	N/A
UT1-A-82	(10)	(9)	N/A
UT1-A-29	(11)	(9)	N/A
UT1-A-39	(12)	(9)	N/A
UT1-A-84	(13)	(9)	N/A
UT1-A-86	(14)	(9)	N/A
UT1-A-89	(15)	(9)	N/A
UT1-A-67	(16)	(16)	1-A-67
UT1-A-81	(16)	(16)	1-A-81
UT1-A-99	(16)	(16)	1-A-99
UT1-A-100	(16)	(16)	A-100
UT1-A-36	(16)	(16)	1-A-36
UT1-A-43	(16)	(16)	1-A-43
UT1-A-46	(16)	(16)	1-A-46
UT1-A-52	(16)	(16)	1-A-52

(1)

This interest shall bear interest at a per annum rate equal to 6.40% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(2)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-15 Certificates.

(3)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-20 Certificates.

(4)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-26 Certificates.

(5)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-52 Certificates.

(6)

This interest shall bear interest at a per annum rate equal to 7.15% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(7)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-60 Certificates.

(8)

This interest shall bear interest at a per annum rate equal to 7.10% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(9)

This interest shall be an interest-only regular interest and shall bear interest on a notional amount that shall be equal at all times to the outstanding principal balance of the Class 1-A-28 Certificates.

(10)

This interest shall bear interest at a per annum rate equal to 6.55% minus LIBOR, subject to a maximum rate of 0.03% and a minimum rate of 0.00%.

(11)

This interest shall bear interest at a per annum rate equal to 6.52% minus LIBOR, subject to a maximum rate of 0.02% and a minimum rate of 0.00%.

(12)

This interest shall bear interest at a per annum rate equal to 6.50% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(13)

This interest shall bear interest at a per annum rate equal to 6.45% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(14)

This interest shall bear interest at a per annum rate equal to 6.40% minus LIBOR, subject to a maximum rate of 0.05% and a minimum rate of 0.00%.

(15)

This interest shall bear interest at a per annum rate equal to 6.35% minus LIBOR, subject to a minimum rate of 0.00%.

(16)

This interest shall have an interest rate and initial principal balance equal to that of its Corresponding Class of Certificates.

On each Distribution Date, interest shall be distributed with respect to each of the uncertificated interests in Upper Tier REMIC 1 at the rate, or according to the formulas, described above; and principal and Realized Losses allocable to any Corresponding Class of  Certificates shall be allocated to the corresponding uncertificated interest in Upper Tier REMIC 1.

The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.

The Lower-Tier REMIC 1

The Lower Tier Interests in Lower-Tier REMIC 1 shall have the class designations, initial principal amounts, interest rates and corresponding Pool, Subgroup or Class of Certificates as set forth in the following table:

Class Designation	Initial Principal Amount	Certificate Interest Rate	Corresponding Subgroup, Pool or Class of Certificates
LT1-SG1-A (0.9% of SP Subgroup 1-1)	(1)	(4)	1-1
LT1-SG1-B (0.1% of SP Subgroup 1-1)	(1)	(4)	1-1
LT1-SG1-C (Excess of Subgroup 1-1)	(1)	(4)	1-1
LT1-SG2-A (0.9% of SP Subgroup 1-2)	(1)	6.00%	1-2
LT1-SG2-B (0.1% of SP Subgroup 1-2)	(1)	6.00%	1-2
LT1-SG2-C (Excess of Subgroup 1-2)	(1)	6.00%	1-2
LT1-SG3-A (0.9% of SP Subgroup 1-3)	(1)	7.00%	1-3
LT1-SG3-B (0.1% of SP Subgroup 1-3)	(1)	7.00%	1-3
LT1-SG3-C (Excess of Subgroup 1-3)	(1)	7.00%	1-3
LT1-SG4-A (0.9% of SP Subgroup 1-4)	(1)	6.25%	1-4
LT1-SG4-B (0.1% of SP Subgroup 1-4)	(1)	6.25%	1-4
LT1-SG4-C (Excess of Subgroup 1-4)	(1)	6.25%	1-4
LT1-SG5-A (0.9% of SP Subgroup 1-5)	(1)	7.50%	1-5
LT1-SG5-B (0.1% of SP Subgroup 1-5)	(1)	7.50%	1-5
LT1-SG5-C (Excess of Subgroup 1-5)	(1)	7.50%	1-5
LT1-SG6-A (0.9% of SP Subgroup 2-1)	(1)	(4)	2-1
LT1-SG6-B (0.1% of SP Subgroup 2-1)	(1)	(4)	2-1
LT1-SG6-C (Excess of Subgroup 2-1)	(1)	(4)	2-1
LT1-SG7-A (0.9% of SP Subgroup 2-2)	(1)	5.50%	2-2
LT1-SG7-B (0.1% of SP Subgroup 2-2)	(1)	5.50%	2-2
LT1-SG7-C (Excess of Subgroup 2-2)	(1)	5.50%	2-2
LT1-SG8-A (0.9% of SP Subgroup 2-3)	(1)	6.00%	2-3
LT1-SG8-B (0.1% of SP Subgroup 2-3)	(1)	6.00%	2-3
LT1-SG8-C (Excess of Subgroup 2-3)	(1)	6.00%	2-3
LT1-SG9-A (0.9% of SP Subgroup 2-4)	(1)	(4)	2-4
LT1-SG9-B (0.1% of SP Subgroup 2-4)	(1)	(4)	2-4
LT1-SG9-C (Excess of Subgroup 2-4)	(1)	(4)	2-4
LT1-A-X	(2)	(4)	A-X
LT1-A-P	(3)	(4)	A-P
LT1-P	$100.00	0.00%	N/A
LT-R-1	(5)	(5)	N/A

_______________

(1)

Each Class A Interest will have a principal balance initially equal to 0.9% of the Pool Subordinate Amount or Subgroup Subordinate Amount, as applicable in each case, the (“SP”), of its corresponding Pool or Subgroup, as applicable.  Each Class B Interest will have a principal balance initially equal to 0.1% of the Pool Subordinate Amount or Subgroup Subordinate Amount, as applicable, of its corresponding Pool or Subgroup, as applicable. The initial principal balance of each Class C Interest will equal the excess of the initial aggregate principal balance of its corresponding Pool or Subgroup, as applicable (less the initial principal balance of any principal-only interest in the Lower-Tier REMIC 1 payable from such Pool or Subgroup) over the initial aggregate principal balances of the Class A and Class B Interests corresponding to such Pool or Subgroup, as applicable.

(2)

This interest shall be an interest-only regular interest and shall bear interest on its notional principal amount, which shall be equal at all times to the Class A-X Notional Amount.

(3)

This Lower Tier Interest shall have an initial principal balance equal to the initial principal balance of its Corresponding Class of Certificates.

(4)

This Lower Tier Interest shall bear interest at the same rate as the Required Coupon of its Corresponding Subgroup or Pool, or the Certificate Interest Rate of its Corresponding Class of Certificates.

(5)

The Class LT-R-1 Interest is the sole class of residual interest in the Lower-Tier REMIC 1. It has no principal balance and pays no principal or interest.

On each Distribution Date, the Available Distribution Amount with respect to the Aggregate Pool shall be distributed with respect to the Lower Tier Interests in the following manner:

(1)

Interest. Interest shall be distributed with respect to each Lower-Tier Interest at the rate, or according to the formulas, described above;

(2)

Principal if no Cross-Over Situation Exists. If no Cross-Over Situation exists with respect to any Class of Interests, then Principal Amounts arising with respect to each Pool or Subgroup, as applicable, will be allocated: first to cause the Pool's or Subgroup’ s, as applicable, corresponding Class A and Class B to equal, respectively, 0.9% of the related SP and 0.1% of the SP; and second to the Pool's or Subgroup’s, as applicable, corresponding Class C Interest;

(3)

Principal if a Cross-Over Situation Exists. If a Cross-Over Situation exists with respect to the Class A and Class B Interests then:

(a)

if the Calculation Rate in respect of the outstanding Class A and Class B Interests relating to a Group of Subordinate Certificates would be less than the Certificate Interest Rate of such Group of Subordinate Certificates, Principal Relocation Payments will be made proportionately to the outstanding Class A Interests prior to any other Principal Distributions from each such Pool or Subgroup, as applicable; and

(b)

if the Calculation Rate in respect of the outstanding Class A and Class B Interests would be greater than the Certificate Interest Rate of such Group of Subordinate Certificates, Principal Relocation Payments will be made proportionately to the outstanding Class B Interests prior to any other Principal Distributions from each such Pool or Subgroup, as applicable.

In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding Class A and Class B Interests relating to a Group of Subordinate Certificates to equal the Certificate Interest Rate of such Group of Subordinate Certificates. With respect to each Pool or Subgroup, as applicable, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Remittance Amount received during the Due Period and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the Class A and Class B Interests, then interest will be added to the Pool's or Subgroup’s, as applicable, other Interests that are not receiving Principal Relocation Payments, in proportion to their principal balances.

(c)

The outstanding aggregate Class A and Class B Interests for all Pools and Subgroups will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Class Principal Amounts of all Pools and Subgroups as of the end of any Due Period over (ii) the Senior Certificates for all Pools and Subgroups as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

(d)

If (and to the extent that) the limitation in paragraph (c) prevents the distribution of principal to the Class A and Class B Interests of a Pool or Subgroup, as applicable, and if the Pool's or Subgroup’s, as applicable, Class C Interest has already been reduced to zero, then the excess principal from that Pool or Subgroup, as applicable, will be paid to the Class C Interests of the other Pool or Subgroup, as applicable, the aggregate Class A and Class B Interests of which are less than one percent of the Pool Subordinate Amount or Subgroup Subordinate Amount, as applicable. If the Pool or Subgroup, as applicable, of the Class C Interest that receives such payment has a weighted average Net Mortgage Rate below the weighted average Net Mortgage Rate of the Pool making the payment, then the payment will be treated by the Lower-Tier REMIC 1 as a Realized Loss. Conversely, if the Pool or Subgroup, as applicable, of the Class C Interest that receives such payment has a weighted average Net Mortgage Rate above the weighted average Net Mortgage Rate of the Pool or Subgroup, as applicable, making the payment, then the payment will be treated by the Lower-Tier REMIC 1 as a reimbursement for prior Realized Losses.

On each Distribution Date, Prepayment Penalties with respect to the Mortgage Loans shall be distributed to the Class LT1-P Interest, which shall be entitled to receive its principal balance on the same Distribution Date that principal is payable to the Class P Certificates.

Middle-Tier REMIC 1

The Lower-Tier Interests in Middle-Tier REMIC 1 shall have the class designations, initial principal amounts, interest rates and corresponding Pool, Subgroup or Class of Certificates as set forth in the following table:

Class Designation	Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
MT1-1-A-1	(1)	(2)	1-A-1
MT1-1-A-2	(1)	(2)	1-A-2
MT1-1-A-4	(1)	(2)	1-A-4
MT1-1-A-5	(1)	(2)	1-A-5
MT1-1-A-6	(1)	(2)	1-A-6
MT1-1-A-7	(1)	(2)	1-A-7
MT1-1-A-9	(1)	(2)	1-A-9
MT1-1-A-11	(1)	(2)	1-A-11
MT1-1-A-12	6.00%	(2)	1-A-12
MT1-1-A-13	6.00%	(2)	1-A-13
MT1-1-A-14	(1)	(2)	1-A-14
MT1-1-A-15	6.00%	(2)	1-A-15
MT1-1-A-16	6.00%	(2)	1-A-16
MT1-1-A-18	7.00%	(2)	1-A-18, 1-A-19
MT1-1-A-20	6.00%	(2)	1-A-20
MT1-1-A-21	6.00%	(2)	1-A-21
MT1-1-A-22	(1)	(2)	1-A-22
MT1-1-A-23	(1)	(2)	1-A-23
MT1-1-A-24	(1)	(2)	1-A-24
MT1-1-A-25	(1)	(2)	1-A-25
MT1-1-A-26	6.00%	(2)	1-A-26
MT1-1-A-27	6.00%	(2)	1-A-27
MT1-1-A-28	7.00%	(2)	1-A-28, 1-A-29, 1-A-39
MT1-1-A-30	(1)	(2)	1-A-30
MT1-1-A-31	(1)	(2)	1-A-31
MT1-1-A-32	(1)	(2)	1-A-32
MT1-1-A-33	(1)	(2)	1-A-33
MT1-1-A-34	(1)	(2)	1-A-34
MT1-1-A-40	7.00%	(2)	1-A-40, 1-A-41
MT1-1-A-49	6.25%	(2)	1-A-49
MT1-1-A-50	6.25%	(2)	1-A-50
MT1-1-A-54	(1)	(2)	1-A-54
MT1-1-A-55	(1)	(2)	1-A-55
MT1-1-A- 56	(1)	(2)	1-A-56
MT1-1-A-57	(1)	(2)	1-A-57
MT1-1-A-58	(1)	(2)	1-A-58
MT1-1-A-59	(1)	(2)	1-A-59
MT1-1-A-60	7.50%	(2)	1-A-60, 1-A-61
MT1-1-A-62	7.50%	(2)	1-A-62, 1-A-63
MT1-1-A-93	(1)	(2)	1-A-93
MT1-1-A-94	(1)	(2)	1-A-94
MT1-1-A-95	(1)	(2)	1-A-95
MT1-2-A-1	(1)	(2)	2-A-1
MT1-2-A-2	(1)	(2)	2-A-2
MT1-2-A-3	(1)	(2)	2-A-3
MT1-2-A-4	(1)	(2)	2-A-4
MT1-A-X	(1)	(3)	A-X
MT1-A-P	(1)	(2)	A-P
MT1-B-1	(1)	(2)	B-1
MT1-B-2	(1)	(2)	B-2
MT1-B-3	(1)	(2)	B-3
MT1-B-4	(1)	(2)	B-4
MT1-B-5	(1)	(2)	B-5
MT1-B-6	(1)	(2)	B-6
MT1-P	(1)	(2)	P
MT1-R-1	(4)	(4)	N/A

(1) This Lower-Tier Interest shall have an interest rate equal to that of its Corresponding Class of Certificates.

(2) This Lower-Tier Interest shall have an initial principal amount equal to the sum of the initial principal balance of each of its Corresponding Class of Certificates (other than any interest-only certificates).

(3) This Lower-Tier Interest shall be an interest-only regular interest and shall bear interest on its notional principal amount, which shall be equal at all times to the Class A-X Notional Amount.

(4) The Class MT-R-1 Interest is the sole class of residual interest in the Middle-Tier REMIC 1. It has no principal balance and pays no principal or interest.

On each Distribution Date, the Available Distribution Amount with respect to the  Aggregate Pool shall be distributed with respect to the Lower Tier Interests in Middle-Tier REMIC 1 in the following manner:

(1)

Interest shall be distributed with respect to each Lower-Tier Interest at the rate, or according to the formulas, described above;

(2)

Principal and Realized Losses shall be allocated to each Lower-Tier Interest in an amount equal to that allocable to each Corresponding Class of Certificates for such Lower-Tier Interest on such Distribution Date.

On each Distribution Date, Prepayment Penalties distributed to the Class LT1-P Interest shall be distributed to the Class MT1-P Interest, which shall be entitled to receive its principal balance on the same Distribution Date that principal is payable to the Class P Certificates.

The Certificates

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class 1-A-1 (65)	5.500%	$ 79,000,000	$ 100,000
Class 1-A-2 (65)	5.500%	$ 3,078,000	$ 1,000
Class 1-A-3 (64)	5.500%	$ 82,078,000	$ 100,000
Class 1-A-4	6.000%	$ 9,839,000	$ 100,000
Class 1-A-5	(1)	$ 5,000,000	$ 100,000
Class 1-A-6	6.000%	$ 1,000	$ 1,000
Class 1-A-7	6.000%	$ 2,729,000	$ 100,000
Class 1-A-8 (64)	6.000%	$207,418,000	$ 100,000
Class 1-A-9	6.000%	$ 4,614,000	$ 100,000
Class 1-A-10 (64)	6.250%	$149,908,000	$ 100,000
Class 1-A-11 (65)	6.000%	$ 75,349,000	$ 100,000
Class 1-A-12 (65)	(2)	$ 59,713,714	$ 100,000
Class 1-A-13 (65)	(3)	$ 9,952,286	$ 100,000
Class 1-A-14 (65)	6.000%	$ 13,385,000	$ 100,000
Class 1-A-15 (65)	(4)	$ 35,657,142	$ 100,000
Class 1-A-16 (65)	(5)	$ 5,942,858	$ 100,000
Class 1-A-17 (64)	6.000%	$ 41,600,000	$ 100,000
Class 1-A-18	(6)	$ 50,000,000	$ 100,000
Class 1-A-19	(8)	(7)	$ 100,000
Class 1-A-20 (65)	(9)	$ 35,538,000	$ 100,000
Class 1-A-21 (65)	(10)	$ 5,923,000	$ 100,000
Class 1-A-22 (65)	6.000%	$ 55,254,000	$ 100,000
Class 1-A-23 (65)	6.000%	$ 23,680,000	$ 100,000
Class 1-A-24 (65)	6.000%	$ 78,785,000	$ 100,000
Class 1-A-25 (65)	6.000%	$ 150,000	$ 100,000
Class 1-A-26 (65)	(11)	$102,799,714	$ 100,000
Class 1-A-27 (65)	(12)	$ 17,133,286	$ 100,000
Class 1-A-28 (65)	(13)	$175,140,000	$ 100,000
Class 1-A-29 (65)	(15)	(14)	$ 100,000
Class 1-A-30 (65)	6.000%	$316,627,000	$ 100,000
Class 1-A-31 (65)	6.000%	$ 38,439,000	$ 1,000
Class 1-A-32 (65)	6.000%	$ 34,013,000	$ 1,000
Class 1-A-33 (65)	6.000%	$ 30,122,000	$ 1,000
Class 1-A-34 (65)	6.000%	$ 37,466,000	$ 1,000
Class 1-A-35 (64)	6.000%	$200,000,000	$ 100,000
Class 1-A-36 (64)	(16)	$ 35,657,142	$ 100,000
Class 1-A-37 (64)	(17)	$ 5,942,858	$ 100,000
Class 1-A-38 (64)	(18)	$175,140,000	$ 100,000
Class 1-A-39 (65)	(20)	(19)	$ 100,000
Class 1-A-40 (65)	(21)	$ 7,500,000	$ 100,000
Class 1-A-41 (65)	(23)	(22)	$ 100,000
Class 1-A-42 (64)	6.000%	$ 41,461,000	$ 100,000
Class 1-A-43 (64)	(24)	$ 35,538,000	$ 100,000
Class 1-A-44 (64)	(25)	$ 5,923,000	$ 100,000
Class 1-A-45 (64)	6.000%	$119,933,000	$ 100,000
Class 1-A-46 (64)	(26)	$102,799,714	$ 100,000
Class 1-A-47 (64)	(27)	$ 17,133,286	$ 100,000
Class 1-A-48 (64)	6.000%	$ 78,935,000	$ 100,000
Class 1-A-49 (65)	(28)	$ 26,742,857	$ 100,000
Class 1-A-50 (65)	(29)	$ 3,209,143	$ 100,000
Class 1-A-51 (64)	6.250%	$ 29,952,000	$ 100,000
Class 1-A-52 (64)	(30)	$ 26,742,857	$ 100,000
Class 1-A-53 (64)	(31)	$ 3,209,143	$ 100,000
Class 1-A-54 (65)	6.250%	$ 77,121,000	$ 100,000
Class 1-A-55 (65)	6.250%	$ 9,628,000	$ 1,000
Class 1-A-56 (65)	6.250%	$ 8,593,000	$ 1,000
Class 1-A-57 (65)	6.250%	$ 7,674,000	$ 1,000
Class 1-A-58 (65)	6.250%	$ 11,032,000	$ 1,000
Class 1-A-59 (65)	6.250%	$ 5,908,000	$ 1,000
Class 1-A-60 (65)	(32)	$ 48,676,000	$ 100,000
Class 1-A-61 (65)	(34)	(33)	$ 100,000
Class 1-A-62 (65)	(35)	$ 1,900,000	$ 100,000
Class 1-A-63 (65)	(37)	(36)	$ 100,000
Class 1-A-64 (64)	7.500%	$ 48,676,000	$ 100,000
Class 1-A-65 (64)	7.500%	$ 1,900,000	$ 1,000
Class 1-A-66 (64)	7.500%	$ 50,576,000	$ 100,000
Class 1-A-67 (64)	(38)	$ 48,676,000	$ 100,000
Class 1-A-68 (64)	(39)	$ 48,676,000	$ 100,000
Class 1-A-69 (64)	(41)	(40)	$ 100,000
Class 1-A-70 (64)	(43)	(42)	$ 100,000
Class 1-A-71 (64)	6.000%	$355,066,000	$ 100,000
Class 1-A-72 (64)	6.000%	$101,601,000	$ 1,000
Class 1-A-73 (64)	6.000%	$389,079,000	$ 100,000
Class 1-A-74 (64)	6.000%	$ 67,588,000	$ 1,000
Class 1-A-75 (64)	6.000%	$419,201,000	$ 100,000
Class 1-A-76 (64)	6.250%	$ 86,749,000	$ 100,000
Class 1-A-77 (64)	6.250%	$ 27,299,000	$ 1,000
Class 1-A-78 (64)	6.250%	$ 95,342,000	$ 100,000
Class 1-A-79 (64)	6.250%	$ 18,706,000	$ 1,000
Class 1-A-80 (64)	6.250%	$103,016,000	$ 100,000
Class 1-A-81 (64)	(44)	$175,140,000	$ 100,000
Class 1-A-82 (64)	(46)	(45)	$ 100,000
Class 1-A-83 (64)	(47)	$175,140,000	$ 100,000
Class 1-A-84 (64)	(49)	(48)	$ 100,000
Class 1-A-85 (64)	(50)	$175,140,000	$ 100,000
Class 1-A-86 (64)	(52)	(51)	$ 100,000
Class 1-A-87 (64)	(53)	$175,140,000	$ 100,000
Class 1-A-88 (64)	6.000%	$600,000,000	$ 100,000
Class 1-A-89 (64)	(55)	(54)	$ 100,000
Class 1-A-90 (64)	7.000%	$175,140,000	$ 100,000
Class 1-A-91 (64)	7.000%	$ 7,500,000	$ 1,000
Class 1-A-92 (64)	7.000%	$182,640,000	$ 100,000
Class 1-A-93 (65)	6.000%	$ 8,120,000	$ 100,000
Class 1-A-94 (65)	6.000%	$ 8,088,000	$ 100,000
Class 1-A-95 (65)	6.000%	$ 23,400,000	$ 100,000
Class 1-A-96 (64)	6.000%	$199,330,000	$ 100,000
Class 1-A-97 (64)	6.000%	$576,600,000	$ 100,000
Class 1-A-98 (64)	6.000%	$208,120,000	$ 100,000
Class 1-A-99 (64)	(56)	$ 67,530,000	$ 100,000
Class A-100 (64)	(57)	$ 11,255,000	$ 100,000
Class A-101 (64)	(58)	$207,418,000	$ 100,000
Class A-102 (64)	0.500%	$207,418,000	$ 100,000
Class A-103 (64)	1.000%	$207,418,000	$ 100,000
Class A-104 (64)	1.500%	$207,418,000	$ 100,000
Class A-105 (64)	2.000%	$207,418,000	$ 100,000
Class A-106 (64)	2.500%	$207,418,000	$ 100,000
Class A-107 (64)	3.000%	$207,418,000	$ 100,000
Class A-108 (64)	3.500%	$207,418,000	$ 100,000
Class A-109 (64)	4.000%	$207,418,000	$ 100,000
Class A-110 (64)	4.500%	$207,418,000	$ 100,000
Class A-111 (64)	5.000%	$207,418,000	$ 100,000
Class A-112 (64)	5.500%	$207,418,000	$ 100,000
Class A-113 (64)	6.000%	(59)	$ 100,000
Class A-114 (64)	6.250%	$144,000,000	$ 100,000
Class 2-A-1	5.000%	$ 4,317,000	$ 100,000
Class 2-A-2	5.500%	$ 91,966,000	$ 100,000
Class 2-A-3	6.000%	$ 98,874,000	$ 100,000
Class 2-A-4	6.500%	$ 26,951,000	$ 100,000
Class A-R	5.500%	$ 100	$ 100
Class A-P	(60)	$ 607,983	$ 100,000
Class A-X	6.000%	(61)	$ 100,000
Class B-1	(62)	$ 36,922,000	$ 100,000
Class B-2	(62)	$ 12,906,000	$ 100,000
Class B-3	(62)	$ 6,452,000	$ 100,000
Class B-4	(62)	$ 5,531,000	$ 100,000
Class B-5	(62)	$ 2,765,000	$ 100,000
Class B-6	(62)	$ 4,610,001	$ 100,000
Class P (63)	N/A	$ 100	$ 100

_______________

(1)

The Certificate Interest Rate on the Class 1-A-5 Certificates will be equal to LIBOR plus 0.50%, subject to a minimum Certificate Interest Rate of 6.00% per annum and a maximum Certificate Interest Rate of 9.50% per annum.  Any interest payable on the Class 1-A-5 Certificates in excess of the interest payable to such Class at an Interest Rate of 6.00% per annum will be payable solely from amounts received in respect of the Yield Maintenance Agreement.

(2)

The Certificate Interest Rate on the Class 1-A-12 Certificates will be equal to LIBOR plus 0.75%, subject to a minimum Certificate Interest Rate of 0.75% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(3)

The Certificate Interest Rate on the Class 1-A-13 Certificates will be equal to the excess of (a) 37.49999894% over (b) the product of (i) LIBOR and (ii) 5.9999998, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 37.49999894% per annum.

(4)

The Certificate Interest Rate on the Class 1-A-15 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(5)

The Certificate Interest Rate on the Class 1-A-16 Certificates will be equal to the excess of (a) 38.09999459% over (b) the product of (i) LIBOR and (ii) 5.99999899, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.09999459% per annum.

(6)

The Certificate Interest Rate on the Class 1-A-18 Certificates will be equal to LIBOR plus 0.50%, subject to a minimum Certificate Interest Rate of 0.50% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(7)

Interest will accrue on the Class 1-A-19 Notional Amount.

(8)

The Certificate Interest Rate on the Class 1-A-19 Certificates will be equal to the excess of (a) 6.50% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.50% per annum.

(9)

The Certificate Interest Rate on the Class 1-A-20 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(10)

The Certificate Interest Rate on the Class 1-A-21 Certificates will be equal to the excess of (a) 38.1% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.1% per annum.

(11)

The Certificate Interest Rate on the Class 1-A-26 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(12)

The Certificate Interest Rate on the Class 1-A-27 Certificates will be equal to the excess of (a) 38.09999937% over (b) the product of (i) LIBOR and (ii) 5.99999988, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.09999937% per annum.

(13)

The Certificate Interest Rate on the Class 1-A-28 Certificates will be equal to LIBOR plus 0.48%, subject to a minimum Certificate Interest Rate of 0.48% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(14)

Interest will accrue on the Class 1-A-29 Notional Amount.

(15)

The Certificate Interest Rate on the Class 1-A-29 Certificates will be equal to the excess of (a) 6.52% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 0.02% per annum.

(16)

The Certificate Interest Rate on the Class 1-A-36 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum Certificate Interest Rate of 0.60% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(17)

The Certificate Interest Rate on the Class 1-A-37 Certificates will be equal to the excess of (a) 38.39999454% over (b) the product of (i) LIBOR and (ii) 5.99999899, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.39999454% per annum.

(18)

The Certificate Interest Rate on the Class 1-A-38 Certificates will be equal to LIBOR plus 0.50%, subject to a minimum Certificate Interest Rate of 0.50% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(19)

Interest will accrue on the Class 1-A-39 Notional Amount.

(20)

The Certificate Interest Rate on the Class 1-A-39 Certificates will be equal to the excess of (a) 6.50% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.50% per annum.

(21)

The Certificate Interest Rate on the Class 1-A-40 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(22)

The Class 1-A-41 Certificates are Interest-Only Certificates and will not receive any distributions of principal.  Interest will accrue on the Class 1-A-41 Notional Amount, which is initially equal to approximately $7,500,000, calculated as described in “Glossary of Terms” in the prospectus supplement.

(23)

The Certificate Interest Rate on the Class 1-A-41 Certificates will be equal to the excess of (a) 6.35% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.35% per annum.

(24)

The Certificate Interest Rate on the Class 1-A-43 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum Certificate Interest Rate of 0.60% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(25)

The Certificate Interest Rate on the Class 1-A-44 Certificates will be equal to the excess of (a) 38.4% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.4% per annum.

(26)

The Certificate Interest Rate on the Class 1-A-46 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum Certificate Interest Rate of 0.60% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(27)

The Certificate Interest Rate on the Class 1-A-47 Certificates will be equal to the excess of (a) 38.39999936% over (b) the product of (i) LIBOR and (ii) 5.99999988, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 38.39999936% per annum.

(28)

The Certificate Interest Rate on the Class 1-A-49 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(29)

The Certificate Interest Rate on the Class 1-A-50 Certificates will be equal to the excess of (a) 52.91666433% over (b) the product of (i) LIBOR and (ii) 8.33333292, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 52.91666433% per annum.

(30)

The Certificate Interest Rate on the Class 1-A-52 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum Certificate Interest Rate of 0.60% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(31)

The Certificate Interest Rate on the Class 1-A-53 Certificates will be equal to the excess of (a) 53.33333098% over (b) the product of (i) LIBOR and (ii) 8.33333292, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 53.33333098% per annum.

(32)

The Certificate Interest Rate on the Class 1-A-60 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum Certificate Interest Rate of 0.45% per annum and a maximum Certificate Interest Rate of 7.50% per annum.

(33)

Interest will accrue on the Class 1-A-61 Notional Amount.

(34)

The Certificate Interest Rate on the Class 1-A-61 Certificates will be equal to the excess of (a) 7.05% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 7.05% per annum.

(35)

The Certificate Interest Rate on the Class 1-A-62 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum Certificate Interest Rate of 0.45% per annum and a maximum Certificate Interest Rate of 7.50% per annum.

(36)

Interest will accrue on the Class 1-A-63 Notional Amount.

(37)

The Certificate Interest Rate on the Class 1-A-63 Certificates will be equal to the excess of (a) 7.05% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 7.05% per annum.

(38)

The Certificate Interest Rate on the Class 1-A-67 Certificates will be equal to LIBOR plus 0.35%, subject to a minimum Certificate Interest Rate of 0.35% per annum and a maximum Certificate Interest Rate of 7.50% per annum.

(39)

The Certificate Interest Rate on the Class 1-A-68 Certificates will be equal to LIBOR plus 0.40%, subject to a minimum Certificate Interest Rate of 0.40% per annum and a maximum Certificate Interest Rate of 7.50% per annum.

(40)

Interest will accrue on the Class 1-A-69 Notional Amount.

(41)

The Certificate Interest Rate on the Class 1-A-69 Certificates will be equal to the excess of (a) 7.10% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 7.10% per annum.

(42)

Interest will accrue on the Class 1-A-70 Notional Amount.

(43)

The Certificate Interest Rate on the Class 1-A-70 Certificates will be equal to the excess of (a) 7.15% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 7.15% per annum.

(44)

The Certificate Interest Rate on the Class 1-A-81 Certificates will be equal to LIBOR plus 0.45%, subject to a minimum Certificate Interest Rate of 0.45% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(45)

Interest will accrue on the Class 1-A-82 Notional Amount.

(46)

The Certificate Interest Rate on the Class 1-A-82 Certificates will be equal to the excess of (a) 6.55% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.55% per annum.

(47)

The Certificate Interest Rate on the Class 1-A-83 Certificates will be equal to LIBOR plus 0.55%, subject to a minimum Certificate Interest Rate of 0.55% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(48)

Interest will accrue on the Class 1-A-84 Notional Amount.

(49)

The Certificate Interest Rate on the Class 1-A-84 Certificates will be equal to the excess of (a) 6.45% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.45% per annum.

(50)

The Certificate Interest Rate on the Class 1-A-85 Certificates will be equal to LIBOR plus 0.60%, subject to a minimum Certificate Interest Rate of 0.60% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(51)

Interest will accrue on the Class 1-A-86 Notional Amount.

(52)

The Certificate Interest Rate on the Class 1-A-86 Certificates will be equal to the excess of (a) 6.40% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.40% per annum.

(53)

The Certificate Interest Rate on the Class 1-A-87 Certificates will be equal to LIBOR plus 0.65%, subject to a minimum Certificate Interest Rate of 0.65% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(54)

Interest will accrue on the Class 1-A-89 Notional Amount.

(55)

The Certificate Interest Rate on the Class 1-A-89 Certificates will be equal to the excess of (a) 6.35% over (b) LIBOR, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 6.35% per annum.

(56)

The Certificate Interest Rate on the Class 1-A-99 Certificates will be equal to LIBOR plus 0.75%, subject to a minimum Certificate Interest Rate of 0.75% per annum and a maximum Certificate Interest Rate of 7.00% per annum.

(57)

The Certificate Interest Rate on the Class A-100 Certificates will be equal to the excess of (a) 37.5% over (b) the product of (i) LIBOR and (ii) 6.0, subject to a minimum Certificate Interest Rate of 0.00% per annum and a maximum Certificate Interest Rate of 37.5% per annum.

(58)

The Class A-101 Certificates are Principal-Only Certificates and are not entitled to payments of interest.

(59)

Interest will accrue on the Class A-113 Notional Amount.

(60)

The Class A-P Certificates will not receive any distributions of interest.

(61)

Interest will accrue on the Class A-X Notional Amount.

(62)

The Certificate Interest Rate applicable to each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 will equal a per annum rate calculated as the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 5.50% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-1 for that Distribution Date, (ii) the product of (x) 6.00% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-2 for that Distribution Date, (iii) the product of (x) 7.00% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-3 for that Distribution Date, (iv) the product of (x) 6.25% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-4 for that Distribution Date, (iv) the product of (x) 7.50% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-5 for that Distribution Date, (vi) the product of (x) 5.00% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-1 for that Distribution Date, (vii) the product of (x) 5.50% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-2 for that Distribution Date, (viii) the product of (x) 6.00% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-3 for that Distribution Date and (ix) the product of (x) 6.50% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-4 for that Distribution Date, divided by (b) the aggregate of the Subgroup Subordinate Amounts relating to each Subgroup for that Distribution Date.  The initial Certificate Interest Rate on each class of Subordinate Certificates will be approximately 6.151% per annum.

(63)

The Class P Certificates will be entitled to all prepayment penalties on the Mortgage Loans.

(64)

The Class 1-A-3, Class 1-A-8, Class 1-A-10, Class 1-A-17, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-42, Class 1-A-43, Class 1-A-44, Class 1-A-45, Class 1-A-46, Class 1-A-47, Class 1-A-48, Class 1-A-51, Class 1-A-52, Class 1-A-53, Class 1-A-64, Class 1-A-65, Class 1-A-66, Class 1-A-67, Class 1-A-68, Class 1-A-69, Class 1-A-70, Class 1-A-71, Class 1-A-72, Class 1-A-73, Class 1-A-74, Class 1-A-75, Class 1-A-76, Class 1-A-77, Class 1-A-78, Class 1-A-79, Class 1-A-80, Class 1-A-81, Class 1-A-82, Class 1-A-83, Class 1-A-84, Class 1-A-85, Class 1-A-86, Class 1-A-87, Class 1-A-88, Class 1-A-89, Class 1-A-90, Class 1-A-91, Class 1-A-92, Class 1-A-96, Class 1-A-97, Class 1-A-98, Class 1-A-99, Class A-100, Class A-101, Class A-102, Class A-103, Class A-104, Class A-105, Class A-106, Class A-107, Class A-108, Class A-109, Class A-110, Class A-111, Class A-112, Class A-113 and Class A-114 Certificates are the Exchangeable Certificates and will not be issued under this Agreement.  The Exchangeable Certificates are issued under the Trust Agreement.

(65)

This class shall be issued in uncertificated form and shall constitute an Uncertificated REMIC Interest.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $1,844,825,085.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Upper-Tier REMIC 1 as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the parties identifying such ambiguity shall notify the other parties hereto and the parties involved will resolve such ambiguities to accomplish such result and will to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of Counsel) to accomplish such intention, making any amendments in accordance with Section 12.03 of this Agreement.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01

Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  The attestation required from an Accountant for each of the Master Servicer, the Securities Administrator, the Custodians and each Servicing Function Participant pursuant to Section 11.07.

Accretion Directed Certificates: The Class 1-A-5 and Class 1-A-24 Certificates.

Accretion Termination Date:

Either of the Class 1-A-6  Accretion Termination Date or the Class 1-A-25 Accretion Termination Date.

Accrual Amount: Either of the Class 1-A-6 Accrual Amount or the Class 1-A-25 Accrual Amount.

Accrual Certificates: The Class 1-A-6 and Class 1-A-25 Certificates.

Accrual Period: With respect to any Distribution Date and any Class of Certificates, other than the LIBOR Certificates, the calendar month preceding the month in which the Distribution Date occurs.  For each Distribution Date and the LIBOR Certificates, the period from and including the 25th day of the month immediately preceding such Distribution Date to and including the 24th day of the month of such Distribution Date.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements: The Assignment, Assumption and Recognition Agreements assigning from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, their respective rights in the Purchase and Servicing Agreements and Servicing Agreements set forth in Exhibit E.

Act: The Securities Act of 1933, as amended.

Additional Disclosure Notification: As defined in Section 11.01.

Additional Form 10-D Disclosure: As defined in Section 11.01.

Additional Form 10-K Disclosure: As defined in Section 11.02.

Additional Servicer means each affiliate of each Servicer or the Depositor meeting the requirements of Item 1108(a)(2)(ii) of Regulation AB that Services any of the Mortgage Loans and each Person who is not an affiliate of any Servicer, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certification is required to be delivered).  For clarification purposes, each Servicer, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance: With respect to any Distribution Date and any Mortgage Loan, the payments required to be made by the Servicer of such Mortgage Loan or, if the applicable Servicer fails to make such payments, the Master Servicer, pursuant to this Agreement or the applicable Purchase and Servicing Agreement or Servicing Agreement, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and any lender paid mortgage insurance premiums and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the applicable Servicer has determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: With respect to any Mortgage Loan, the Servicing Fee Rate and any applicable mortgage insurance policy premium payable by any Servicer.

Aggregate Pool: Pool 1 and Pool 2, in the aggregate.

Aggregate Pool Certificates: The Group 1A, Group 2A and Subordinate Certificates.

Aggregate Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (and when such term is used with respect to a particular Mortgage Group, Pool or Aggregate Pool, the aggregate of the Stated Principal Balances of the Mortgage Loans or Mortgage Components, as applicable, in such Mortgage Group, Pool or Aggregate Pool) which were outstanding on the Due Date in the month preceding the month of such Distribution Date.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

American Home: American Home Mortgage Corp. or any successor in interest.

American Home Mortgage Loan: Each Mortgage Loan originated by American Home and listed on the Mortgage Loan Schedule.

American Home Purchase Agreement: Each agreement between the Seller and American Home listed under the heading “Purchase Agreements” in Exhibit E hereto.

Applicable Credit Support Percentage: As to each Class of Subordinate Certificates and any Distribution Date, the sum of the related Subordinate Class Percentage of that Class and the aggregate Subordinate Class Percentage of all other Classes of Subordinate Certificates, that rank lower in priority than such Class.

Apportioned Principal Balance: As to any Distribution Date and each Class of Subordinate Certificates, the Class Principal Amount thereof immediately prior to that Distribution Date multiplied by a fraction the numerator of which is the applicable Pool Subordinate Amount (or, for purposes of allocating Excess Losses to a Subgroup or reduction as to the Interest Distribution Amount, the applicable Subgroup Subordinate Amount) for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in the related Aggregate Pool.

Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be:  (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; provided, however, that with respect to certain Mortgage Loans financing the acquisition of the related Mortgaged Property is in New York State, the Appraised Value will be based solely on the appraisal made at the time of origination of such Mortgage Loan and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

Assessment of Compliance:  The certification required from each of the Master Servicer, the Securities Administrator, the Custodians and each Servicing Function Participant pursuant to Section 11.06.

Assignment: The Assignments, each dated as of July 1, 2007 between the Seller and the applicable Custodian, pursuant to which the Seller assigns to the Trustee all of its rights, title and interest under the Custodial Agreements to the extent relating to certain specified mortgage loans.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Trustee nor the Custodians shall be responsible for determining whether any such assignment is in recordable form.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

Assignment of Recognition Agreement: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter  “Authenticating Agent” shall mean any such successor.  The Authenticating Agent shall be Wells Fargo Bank, N.A. for so long as it is acting as Securities Administrator under this Agreement.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Available Distribution Amount: With respect to any Distribution Date and (a) each Pool, the total amount of all cash received from each Servicer on the Mortgage Loans in such Pool for deposit into the Distribution Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the related Servicing Fees and lender paid mortgage insurance premiums, if any) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, in each case for such Distribution Date, (3) all Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts paid by the Master Servicer and/or received from the Servicers in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans, (5) the aggregate Purchase Price of all Defective Mortgage Loans in such Pool purchased from the Trust Fund during the related Prepayment Period, and (6) on the Distribution Date on which the Aggregate Pool is to be terminated pursuant to Article VII hereof, that portion of the Redemption Price in respect of principal for such Pool, up to the Par Value calculated for that Pool, minus:

(A)

with respect to the Mortgage Loans in that Pool (or, if not related to the Pool, that Pool’s pro rata share of) all related fees, charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator, the Custodian or the Trustee under this Agreement or to the related Servicer under the applicable Purchase and Servicing Agreement or Servicing Agreement, as applicable;

(B)

in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the related Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the related Servicer;

(C)

any related unreimbursed Nonrecoverable Advances due to the Master Servicer or the Servicers; and

(D)

in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period;

and (b) each Subgroup, an amount equal to the portion of the Available Distribution Account for Pool 1 or Pool 2, as applicable, that is allocable to that Subgroup.

BankUnited: BankUnited, F.S.B., or any successor in interest.

BankUnited Mortgage Loan: Each Mortgage Loan originated by BankUnited and listed on the Mortgage Loan Schedule.

BankUnited Purchase Agreement: Each agreement between the Seller and BankUnited listed under the heading “Purchase Agreements” in Exhibit E hereto.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss: With respect to any Mortgage Loan or Mortgage Component, as applicable, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Master Servicer in writing that the related Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the related Servicer or by the Master Servicer if such Servicer fails to do so, in either case without giving effect to any Debt Service Reduction or Deficient Valuation, as reported by the related Servicer or the Master Servicer to the Securities Administrator.

Bankruptcy Loss Coverage Amount: As of any date of determination and the Subordinate Certificates, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Subordinate Certificates since the Cut-off Date and (ii) any permissible reductions in such Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the related Classes of Certificates rated by it.

Basis Risk Shortfall Carryover Amount:  For any Distribution Date on or prior to the Yield Maintenance Agreement Termination Date and the Class 1-A-5 Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest the Class 1-A-5 Certificates accrued on such Distribution Date at its Certificate Interest Rate for such Distribution Date over (y) the amount of interest the Class 1-A-5 Certificates would have accrued for such Distribution Date had its per annum Certificate Interest Rate been equal to 6.00% per annum and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for the Class 1-A-5 Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Certificate Interest Rate for the Class 1-A-5 Certificates and Distribution Date.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the Certificates, other than the Class B-4, Class B-5, Class B-6, Class P and Class A-R Certificates and the Uncertificated REMIC Interests, will be Book-Entry Certificates.

Book-Entry Termination: The occurrence of any of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

Bring-Down Date:  With respect to any Mortgage Loan, the date as of which the applicable Originator makes the representations and warranties with respect to such Mortgage Loan and as specified in the related Purchase and Servicing Agreement or Purchase Agreement, as applicable.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the cities in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located, are authorized or obligated by law or executive order to be closed.

Calculation Rate: For each Distribution Date and the Subordinate Certificates, in the case of the Class A and Class B Interests in Lower-Tier REMIC 1, the product of (i) 10 and (ii) the weighted average rate of the outstanding related Class A and Class B Interests, treating each such Class A Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.

Cap Strike Rate:  With respect to any Distribution Date and the Yield Maintenance Agreement, the applicable percentage in the schedule set forth in Exhibit O for such Distribution Date.

Certificate: Any one of the certificates signed by the Trustee, or the Securities Administrator on the Trustee’s behalf, and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A and issued pursuant to this Agreement and the Uncertificated REMIC Interests.

Certificate Group: The Senior Certificates that relate to Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 1-5, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 or Subgroup 2-4.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any Certificate (other than an Interest-Only Certificate) the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate plus, in the case of any Accrual Certificates, all prior Accrual Amounts allocated to such Certificate, respectively; provided, however, that the aggregate Certificate Principal Amount of each class of Certificates (other than the Interest-Only Certificates) to which Realized Losses have been allocated shall be increased, sequentially, in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.  Wells Fargo Bank, N.A. will act as Certificate Registrar for so long as it is the Securities Administrator under this Agreement.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification Parties: has the meaning set forth in Section 11.08.

Certifying Person: has the meaning set forth in Section 11.08.

Chase Originator: CHF and/or JPMCB, as the context requires.

Chase Originator Mortgage Loan:  Each Mortgage Loan originated or acquired by a Chase Originator and listed on the Mortgage Loan Schedule.

Chase Originator Purchase and Servicing Agreement:  Each agreement between the Seller and a Chase Originator listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as modified by the related Acknowledgement.

CHF: Chase Home Finance, LLC or its successor in interest.

Civil Relief Act: The Servicemembers Civil Relief Act and any similar state laws.

Class: Collectively, Certificates bearing the same class designation.  In the case of any Lower-Tier REMIC or Middle-Tier REMIC 1, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class A-R Certificate: The Class A-R Certificate executed by the Securities Administrator on behalf of the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the residual interest in Upper-Tier REMIC 1 formed hereby.

Class 1-A-6 Accretion Termination Date: The earlier to occur of (x) the Distribution Date on which the Class Principal Amount of the Class 1-A-5 Certificates has been reduced to zero; and (y) the Distribution Date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Class 1-A-6 Accrual Amount: With respect to any Distribution Date on or before the Class 1-A-6 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 1-A-6 Certificates on that Distribution Date.

Class 1-A-9 Priority Amount: With respect to the Class 1-A-9 Certificates and any Distribution Date, the lesser of (a) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-9 Certificates on such Distribution Date, and (b) the product of (i) the Class 1-A-9 Priority Percentage, (ii) the Lockout Shift Percentage and (iii) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-9 Certificates for such Distribution Date.

Class 1-A-9 Priority Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Amount of the Class 1-A-9 Certificates, prior to any distributions on that Distribution Date, divided by (b) the sum of the aggregate Class Principal Amount of the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-9 Certificates, prior to any distributions on that Distribution Date, but in no event may the Class 1-A-9 Priority Percentage exceed 100%.

Class 1-A-15 and Class 1-A-16 Priority Amount: With respect to the Class 1-A-15 and Class 1-A-16 Certificates and any Distribution Date, the lesser of (a) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates on such Distribution Date, and (b) the product of (i) the Class 1-A-15 and Class 1-A-16 Priority Percentage, (ii) the Lockout Shift Percentage and (iii) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates for such Distribution Date.

Class 1-A-15 and Class 1-A-16 Priority Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Amount of the Class 1-A-15 and Class 1-A-16 Certificates, prior to any distributions on that Distribution Date, divided by (b) the sum of the aggregate Class Principal Amount of the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates, prior to any distributions on that Distribution Date, but in no event may the Class 1-A-15 and Class 1-A-16 Priority Percentage exceed 100%.

Class 1-A-19 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-18 Certificates, prior to giving effect to distributions on such date.

Class 1-A-20 and Class 1-A-21 Priority Amount: With respect to the Class 1-A-20 and Class 1-A-21 Certificates and any Distribution Date, the lesser of (a) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-A-25 Certificates on such Distribution Date, and (b) the product of (i) the Class 1-A-20 and Class 1-A-21 Priority Percentage, (ii) the Lockout Shift Percentage and (iii) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-A-25 Certificates for such Distribution Date.

Class 1-A-20 and Class 1-A-21 Priority Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Amount of the Class 1-A-20 and Class 1-A-21 Certificates, prior to any distributions on that Distribution Date, divided by (b) the sum of the aggregate Class Principal Amount of the Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-A-25 Certificates, prior to any distributions on that Distribution Date, but in no event may the Class 1-A-20 and Class 1-A-21 Priority Percentage exceed 100%.

Class 1-A-25 Accretion Termination Date: The earlier to occur of (x) the Distribution Date on which the aggregate Class Principal Amount of the Class 1-A-24 Certificates has been reduced to zero; and (y) the Distribution Date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Class 1-A-25 Accrual Amount: With respect to any Distribution Date on or before the Class 1-A-25 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 1-A-25 Certificates on that Distribution Date.

Class 1-A-26 and Class 1-A-27 Priority Amount: With respect to the Class 1-A-26 and Class 1-A-27 Certificates and any Distribution Date, the lesser of (a) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33 and Class 1-A-34 Certificates on such Distribution Date, and (b) the product of (i) the Class 1-A-26 and Class 1-A-27 Priority Percentage, (ii) the Lockout Shift Percentage and (iii) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33 and Class 1-A-34 Certificates for such Distribution Date.

Class 1-A-26 and Class 1-A-27 Priority Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Amount of the Class 1-A-26 and Class 1-A-27 Certificates, prior to any distributions on that Distribution Date, divided by (b) the sum of the aggregate Class Principal Amount of the Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33 and Class 1-A-34 Certificates, prior to any distributions on that Distribution Date, but in no event may the Class 1-A-26 and Class 1-A-27 Priority Percentage exceed 100%.

Class 1-A-29 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-28 Certificates, prior to giving effect to distributions on such date.

Class 1-A-39 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-28 Certificates, prior to giving effect to distributions on such date.

Class 1-A-41 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-40 Certificates, prior to giving effect to distributions on such date.

Class 1-A-49 and Class 1-A-50 Priority Amount: With respect to the Class 1-A-49 and Class 1-A-50 Certificates and any Distribution Date, the lesser of (a) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57 and Class 1-A-58 Certificates on such Distribution Date, and (b) the product of (i) the Class 1-A-49 and Class 1-A-50 Priority Percentage, (ii) the Lockout Shift Percentage and (iii) the Senior Principal Distribution Amount available to be distributed to the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57 and Class 1-A-58 Certificates for such Distribution Date.

Class 1-A-49 and Class 1-A-50 Priority Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Amount of the Class 1-A-49 and Class 1-A-50 Certificates, prior to any distributions on that Distribution Date, divided by (b) the sum of the aggregate Class Principal Amount of the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57 and Class 1-A-58 Certificates, prior to any distributions on that Distribution Date, but in no event may the Class 1-A-49 and Class 1-A-50 Priority Percentage exceed 100%.

Class 1-A-61 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-60 Certificates, prior to giving effect to distributions on such date.

Class 1-A-63 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-62 Certificates, prior to giving effect to distributions on such date.

Class 1-A-69 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-68 Certificates, prior to giving effect to distributions on such date.

Class 1-A-70 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-67 Certificates, prior to giving effect to distributions on such date.

Class 1-A-82 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-81 Certificates, prior to giving effect to distributions on such date.

Class 1-A-84 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-83 Certificates, prior to giving effect to distributions on such date.

Class 1-A-86 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-85 Certificates, prior to giving effect to distributions on such date.

Class 1-A-89 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class 1-A-87 Certificates, prior to giving effect to distributions on such date.

Class A-113 Notional Amount: With respect to any Distribution Date, the Class Principal Amount of the Class A-101 Certificates, prior to giving effect to distributions on such date.

Class A Interest: Each regular interest in a Lower Tier REMIC with the letter "A" in its class designation.

Class A-P Principal Distribution Amount: With respect to each Distribution Date and Subgroup 1-1 and Subgroup 2-1, the sum of the applicable Class PO Fraction of the sum of (a) each Scheduled Payment of principal collected or advanced on the related Class PO Mortgage Components in the related Mortgage Group (before taking into account any Deficient Valuations or Debt Service Reductions) and due during the related Due Period, (b) that portion of the Purchase Price representing principal of any Class PO Mortgage Components in such Mortgage Group purchased in accordance with this Agreement or a Purchase and Servicing Agreement hereof and received during the related Prepayment Period, (c) the principal portion of any related Substitution Amount received during the related Prepayment Period on any Class PO Mortgage Components in such Mortgage Group, (d) the principal portion of all Net Liquidation Proceeds including Insurance Proceeds received during the related Prepayment Period with respect to Class PO Mortgage Components in such Mortgage Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds, including Insurance Proceeds, received during the related Prepayment Period with respect to Liquidated Mortgage Loans that are Class PO Mortgage Components in such Mortgage Group, (f) the principal portion of all Principal Prepayments of Class PO Mortgage Components in such Mortgage Group applied by the Servicers during the related Prepayment Period, and (g) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Par Value in respect of principal on the Class PO Mortgage Components for such Mortgage Group.

Class A-X Notional Amount: With respect to any Distribution Date and the Class A-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for that Due Date, whether or not received, or for the initial Distribution Date, as of the Cut off Date, of the Premium Rate Mortgage Loans in Subgroup 2-4; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans in Subgroup 2-4 and the denominator of which is 6.00%.

Class B Interest: Each regular interest in a Lower Tier REMIC with the letter "B" in its class designation.

Class C Interest: Each regular interest in a Lower Tier REMIC with the letter "C" in its class designation.

Class Notional Amount: The Class A-X Notional Amount, Class 1-A-19 Notional Amount, Class 1-A-29 Notional Amount, Class 1-A-39 Notional Amount, Class 1-A-41 Notional Amount, Class 1-A-61 Notional Amount, Class 1-A-63 Notional Amount, Class 1-A-69 Notional Amount, Class 1-A-70 Notional Amount, Class 1-A-82 Notional Amount, Class 1-A-84 Notional Amount, Class 1-A-86 Notional Amount, Class 1-A-89 Notional Amount and Class A-113 Notional Amount.

Class P Reserve Fund:  The Eligible Account established pursuant to Section 5.02(i).

Class PO Fraction: With respect to each Class PO Mortgage Component in Subgroup 1-1 or Subgroup 2-1, a fraction, the numerator of which is the Required Coupon for the related Subgroup minus the Net Mortgage Rate on that Class PO Mortgage Component and the denominator of which is the Required Coupon for the related Mortgage Group.

Class PO Mortgage Component: With respect to Subgroup 1-1 or Subgroup 2-1, the Mortgage Components in that Subgroup that have Net Mortgage Rates less than the Required Coupon for that Subgroup.

Class PO Shortfall Amount: With respect to any Distribution Date and Subgroup 1-1 or Subgroup 2-1, the sum of (i) principal in an amount equal to the applicable Class PO Fraction of any Realized Loss on a Class PO Mortgage Component in the related Mortgage Group incurred in the previous calendar month (other than an Excess Loss) and (ii) the sum of the amounts, if any, by which the amount described in subclause (i) on each prior Distribution Date exceeded the amount actually distributed with respect to the related Class PO Shortfall Amount on those prior Distribution Dates and not subsequently distributed.

Class Principal Amount: With respect to each Class of Certificates (other than an Interest-Only Certificate), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.  With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement for such REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses allocated to such Lower-Tier Interest at the date of determination.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: July 27, 2007.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest Payment:  As to any Distribution Date, the lesser of (1) the aggregate Securities Administration Fee for such date, and (2) any Prepayment Interest Shortfall for such date, to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid by the Servicers pursuant to the Purchase and Servicing Agreements or Servicing Agreements, as applicable, as amended by the Acknowledgements, but not actually paid by the Servicers.

Consent: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: With respect to any Cooperative Mortgage Loan, a specific unit in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, the corporate trust office of the Trustee located at 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232, Attention: Structured Finance Trust Services, J.P. Morgan Mortgage Trust 2007-S3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, J.P. Morgan Mortgage Trust 2007-S3.

Corresponding Certificates: With respect to each Lower-Tier Interest, the Certificates so designated in the Preliminary Statement.

Counterparty: JPMCB, or any successor in interest thereto under the Yield Maintenance Agreement.

Countrywide:  Countrywide Home Loans, Inc., or any successor in interest.

Countrywide Servicing:  Countrywide Home Loans Servicing L.P. or any successor in interest.

Countrywide Mortgage Loan:  Each Mortgage Loan originated by Countrywide and listed on the Mortgage Loan Schedule.

Countrywide Purchase and Servicing Agreement:  Each agreement between the Seller and Countrywide or Countrywide Servicing listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as modified by the related Acknowledgement.

Credit Support Depletion Date: The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Cross-Over Situation: For any Distribution Date and for any Pool or Subgroup (after taking into account principal distributions on such Distribution Date) a Cross-Over Situation exists with respect to the Class A and Class B Interests of the Pool or Subgroup if such Interests in the aggregate are less than 1% of the related SP, as defined in the Preliminary Statement.

CTX:  CTX Mortgage Company, LLC, or any successor in interest.

CTX Mortgage Loan:  Each Mortgage Loan originated by CTX and listed on the Mortgage Loan Schedule.

CTX Purchase Agreement: Each agreement between the Seller and CTX listed under the heading “Purchase Agreements” in Exhibit E hereto.

Current Interest: With respect to each Class of Certificates (other than the Principal-Only Certificates) and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount of such Class, as applicable, immediately prior to such Distribution Date.

Custodial Accounts: Each custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Purchasing and Servicing Agreement or Servicing Agreement, as applicable.

Custodial Agreements: The Custodial Agreements, listed in Exhibit F hereof, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

Custodian: A Person who is at anytime appointed by the Trustee and the Depositor as a custodian of the Mortgage Documents and the Trustee Mortgage Files.  The initial Custodians are  JPMorgan Chase Bank, N.A. and The Bank of New York Trust Company, N.A.  Any corporation or association into which a Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which such Custodian shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of such Custodian may be sold or otherwise transferred, shall be the successor to such Custodian hereunder without any further act.

Cut-off Date: July 1, 2007.

Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Stated Principal Balance as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: The meaning specified in Section 2.05.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Deficient Valuation Reduction: The difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased, or replaced or to be replaced with a Replacement Mortgage Loan.

Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

Depositor: J.P. Morgan Acceptance Corporation I, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to each Distribution Date and Servicer, the date specified as such in the related Purchase and Servicing Agreement or Servicing Agreement, as applicable.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  For each Servicer, the 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in August 2007.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2007.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Purchase and Servicing Agreement.

Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, provided, however, that should such short-term rating fall below A-1 as rated by S&P, the Securities Administrator or the Trustee shall, within 60 days of such downgrade, at its own cost, transfer all funds held in such account to another account rated at least A-1 by S&P, or (ii) a segregated trust account or accounts in a depository institution or trust company in which such accounts are also insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, or (iv) any other account acceptable to each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Paying Agent, the Securities Administrator or the Master Servicer.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: The Class B-4, Class B-5, Class B-6, Class P, Class A-R Certificates, and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account: As defined in Article I of each Purchase and Servicing Agreement or Servicing Agreement, as applicable.

Estoppel Letter: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related stock certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such stock certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14.

Excess Loss: With respect to the Aggregate Pool, the amount of any (i) Fraud Loss realized after the applicable Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the applicable Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the applicable Bankruptcy Coverage Termination Date.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchange Trustee:  U.S. Bank National Association, solely in its capacity as exchange trustee under the Trust Agreement.

Exchangeable Certificates: The Class 1-A-3, Class 1-A-8, Class 1-A-10, Class 1-A-17, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-42, Class 1-A-43, Class 1-A-44, Class 1-A-45, Class 1-A-46, Class 1-A-47, Class 1-A-48, Class 1-A-51, Class 1-A-52, Class 1-A-53, Class 1-A-64, Class 1-A-65, Class 1-A-66, Class 1-A-67, Class 1-A-68, Class 1-A-69, Class 1-A-70, Class 1-A-71, Class 1-A-72, Class 1-A-73, Class 1-A-74, Class 1-A-75, Class 1-A-76, Class 1-A-77, Class 1-A-78, Class 1-A-79, Class 1-A-80, Class 1-A-81, Class 1-A-82, Class 1-A-83, Class 1-A-84, Class 1-A-85, Class 1-A-86, Class 1-A-87, Class 1-A-88, Class 1-A-89, Class 1-A-90, Class 1-A-91, Class 1-A-92, Class 1-A-96, Class 1-A-97, Class 1-A-98, Class 1-A-99, Class A-100, Class A-101, Class A-102, Class A-103, Class A-104, Class A-105, Class A-106, Class A-107, Class A-108, Class A-109, Class A-110, Class A-111, Class A-112, Class A-113 and Class A-114 Certificates issued or issuable pursuant to the Trust Agreement in exchange for and in accordance with the Trust Agreement for the applicable Exchangeable REMIC Certificates.

Exchangeable REMIC Certificates:  Each of the Class 1-A-1, Class 1-A-2, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58, Class 1-A-59, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-93, Class 1-A-94 and Class 1-A-95 Certificates issued pursuant to the Trust Agreement.

Fair Market Value: An amount equal to the fair market value of all of the property of an Aggregate Pool, as agreed upon between the Master Servicer and a majority of the holders of the related Uncertificated Interest; provided, however, that if the Master Servicer and a majority of the holders of the related Uncertificated Interest do not agree upon the fair market value of all of such property, the Master Servicer, or an agent appointed by the Master Servicer, shall solicit bids for all of such property, until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fitch Ratings: Fitch, Inc., or any successor in interest.

Form 8-K Disclosure Information: As defined in Section 11.03.

Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred, as reported by the related Servicer or the Master Servicer to the Securities Administrator.

Fraud Losses: Losses sustained on a Liquidated Mortgage Loan (as reported by the applicable Servicer) by reason of a default arising from fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount: With respect to the Subordinate Certificates, as of the Closing Date, $18,448,250.85, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first and second anniversary of the Cut-off Date, to an amount equal to the lesser of (x) 1.00% of the then current Pool Balance of the Aggregate Pool, and (y) the excess of the related Fraud Loss Coverage Amount as of the Cut-off Date, over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since the Cut-off Date and reduced on the third, fourth and fifth anniversaries of the Cut off Date, to an amount equal to the lesser of (x) 0.50% of the then current Pool Balance of the Aggregate Pool, and (y) the excess of the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut off Date, over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since the preceding anniversary.

Fraud Loss Coverage Termination Date: With respect to the Aggregate Pool, the point in time at which the related Fraud Loss Coverage Amount is reduced to zero.

Global Securities: The global certificates representing the Book-Entry Certificates.

Group: Either a Mortgage Group or a Certificate Group, as the context requires.

Group 1 Subgroup: Either of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4 or Subgroup 1-5, as applicable.

Group 1A Certificates: The Class A-P, Class 1-A-1, Class 1-A-2, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58, Class 1-A-59, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-93, Class 1-A-94, Class 1-A-95 and Class A-R Certificates.

Group 2 Subgroup: Either of Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 and Subgroup 2-4, as applicable.

Group 2A Certificates: The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class A-P and Class A-X Certificates.

Holder or Certificateholder: The registered owner of any Certificate or Uncertificated Interest as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator and any Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.  The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Securities Administrator or any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Securities Administrator or any Servicer.

Home123: Home123 Corporation.

Home123 Mortgage Loan:  Each Mortgage Loan originated by Home123 and listed on the Mortgage Loan Schedule.

Home 123 Purchase Agreement: Each agreement between the Seller and Home 123 listed under the heading “Purchase Agreements” in Exhibit E hereto.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountant, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Initial Bankruptcy Coverage Amount: $668,324.97.

Initial Optional Purchase Date:  The first Distribution Date following the date on which the Aggregate Stated Principal Balance of the Aggregate Pool is less than 5% of the Aggregate Stated Principal Balance of the Aggregate Pool as of the Cut-off Date.

Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and the proceeds from any Limited Purpose Surety Bond.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount: For each Class of Certificates (other than the Principal-Only Certificates) on any Distribution Date, the Current Interest for such Class, as reduced by (i) such Class’s share of Net Prepayment Interest Shortfalls; and (ii) the related Class’s allocable share of (A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan or Mortgage Component, as applicable, as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan or Mortgage Component, as applicable, with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Shortfall for the Mortgage Loans or Mortgage Components, as applicable, in the related Mortgage Group or Pool  incurred during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan or Mortgage Component, as applicable, as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan or Mortgage Component, as applicable, with respect to such month.  Any such shortfalls and reductions on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group (other than the Class A-P Certificates) and the Subordinate Certificates proportionately on the basis of (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date, and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any of the foregoing reductions; provided, however, that for the purposes of this definition, Current Interest for the Class 1-A-5 Certificates shall be calculated assuming a Certificate Interest Rate equal to the lesser of (a) 6.00% per annum and (b) the Certificate Interest Rate in effect for such Class and Distribution Date.

Interest-Only Certificates: The Class A-X, Class 1-A-19, Class 1-A-29, Class 1-A-39, Class 1-A-41, Class 1-A-61, Class 1-A-63, Class 1-A-69, Class 1-A-70, Class 1-A-82, Class 1-A-84, Class 1-A-86, Class 1-A-89 and Class A-113 Certificates.

Interest-Only Inverse LIBOR Certificates: Class 1-A-19, Class 1-A-29, Class 1-A-39, Class 1-A-41, Class 1-A-61, Class 1-A-63, Class 1-A-69, Class 1-A-70, Class 1-A-82, Class 1-A-84, Class 1-A-86 and Class 1-A-89 Certificates.

Interest Shortfall: As to any Class of Certificates and any Distribution Date, the amount by which the Interest Distribution Amount for such Class and all prior Distribution Dates exceeds amounts distributed in respect thereof to such Class on prior Distribution Dates.

Interest Transfer Amount: With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at 5.500%, 6.000%, 7.000%, 6.250% or 7.500% per annum with respect to Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4 or Subgroup 1-5, respectively, and 5.000%, 5.500%, 6.000% or 6.500% per annum with respect to Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 or Subgroup 2-4, respectively, plus any Interest Shortfall on the Senior Certificates of the applicable Undercollateralized Group from prior Distribution Dates.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Inverse LIBOR Certificates: The Class 1-A-13, Class 1-A-16, Class 1-A-19, Class 1-A-21, Class 1-A-27, Class 1-A-29, Class 1-A-37, Class 1-A-39, Class 1-A-41, Class 1-A-44, Class 1-A-47, Class 1-A-50, Class 1-A-53, Class 1-A-61, Class 1-A-63, Class 1-A-69, Class 1-A-70, Class 1-A-82, Class 1-A-84, Class 1-A-86, Class 1-A-89 and Class A-100 Certificates.

Item 1123 Certification:  The certification required from each of the Master Servicer, the Securities Administrator and each Additional Servicer pursuant to Section 11.05.

Johnson Bank:  Johnson Bank, or any successor in interest.

Johnson Bank Mortgage Loan:  Each Mortgage Loan originated by Johnson Bank and listed on the Mortgage Loan Schedule.

Johnson Bank Purchase and Servicing Agreement:  Each agreement between the Seller and Johnson Bank listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as modified by the related Acknowledgement.

JPMCB: JPMorgan Chase Bank, National Association, or its successors in interest.

Latest Possible Maturity Date: The Distribution Date occurring in the month three years after the latest scheduled maturity date for any Mortgage Loan held in the Trust Fund on the Closing Date.

LIBOR: For any Distribution Date (and the related Accrual Period), the London Interbank Offered Rate for one-month United States dollar deposits quoted on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the related LIBOR Determination Date relating.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), the rate will be the Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.  On the LIBOR Determination Date immediately preceding each Distribution Date, the Securities Administrator shall determine LIBOR for the Accrual Period commencing on such Distribution Date and inform the Trustee, the Master Servicer and each Servicer of such rate.

LIBOR Business Day: Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificates: The Class 1-A-5, Class 1-A-12, Class 1-A-13, Class 1-A-15, Class 1-A-16, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-43, Class 1-A-44, Class 1-A-46, Class 1-A-47, Class 1-A-49, Class 1-A-50, Class 1-A-52, Class 1-A-53, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-67, Class 1-A-68, Class 1-A-69, Class 1-A-70, Class 1-A-81, Class 1-A-82, Class 1-A-83, Class 1-A-84, Class 1-A-85, Class 1-A-86, Class 1-A-87, Class 1-A-89, Class 1-A-99 and Class A-100 Certificates.

LIBOR Determination Date: The second LIBOR Business Day prior to the first day of the related Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan or Mortgage Component, as applicable (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with its Purchase and Servicing Agreement or Servicing Agreement, as applicable) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan or Mortgage Component, as applicable, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans or Mortgage Components, as applicable, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lockout Certificates: Class 1-A-9, Class 1-A-15, Class 1-A-16, Class 1-A-20, Class 1-A-21, Class 1-A-26, Class 1-A-27, Class 1-A-49 and Class 1-A-50 Certificates.

Lockout Shift Percentage:  With respect to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN	LOCKOUT SHIFT PERCENTAGE

August 2007 through July 2012	0%
August 2012 through July 2013	30%
August 2013 through July 2014	40%
August 2014 through July 2015	60%
August 2015 through July 2016	80%
August 2016 and thereafter	100%

Lower-Tier Interest: Any one of the interests in any Lower-Tier REMIC or Middle-Tier REMIC 1 as described in the Preliminary Statement.

Lower-Tier REMIC 1: As described in the Preliminary Statement.

Lower-Tier REMIC: Lower-Tier REMIC 1.

M&T: M&T Mortgage Corporation, or any successor in interest.

M&T Mortgage Loan:  Each Mortgage Loan originated by M&T and listed on the Mortgage Loan Schedule.

M&T Purchase Agreement: Each agreement between the Seller and M&T, listed under the heading “Purchase Agreements” in Exhibit E hereto.

Master Servicer: Wells Fargo Bank, N.A. a national banking association organized under the laws of the United States and any Person succeeding as master servicer hereunder or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Maximum Yield Maintenance Agreement Amount:  With respect to the Yield Maintenance Agreement and Distribution Date on which amounts are payable under the Yield Maintenance Agreement, an amount equal to the greater of: (i) the product of: (A) the excess, if any, of LIBOR (as calculated under the Yield Maintenance Agreement and subject to the Rate Cap Ceiling specified in the Yield Maintenance Agreement) over the Cap Strike Rate; (B) the related Reference Notional Amount; and (C) a fraction, the numerator of which is 30 and the denominator of which is 360; and (ii) the Basis Risk Shortfall Carryover Amount for the Class 1-A-5 Certificates.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor to Mortgage Electronic Registration Systems, Inc.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

Middle-Tier REMIC 1: As described in the Preliminary Statement.

MIN: The mortgage identification number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Component: The portions of Pool 1 or Pool 2 Mortgage Loans that relate to a Subgroup.

Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to each Custodial Agreement.

Mortgage Group: The Mortgage Components in Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 1-5, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 or Subgroup 2-4, as the context requires.

Mortgage Loan: A Mortgage and the related Mortgage Note conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Replacement Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or a Servicer from time to time (with copies of such amended schedule to be delivered promptly by the Depositor or such Servicer to the Securities Administrator, the Master Servicer, the Trustee and the Custodians) to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.  Such schedule shall, among other things (i) designate the Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; and (ii) identify the designated Mortgage Group or Pool in which such Mortgage Loan is included.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property: The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note.  Any Mortgage Component related to a Mortgage Loan will have the same Mortgage Rate as that Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

National City: National City Mortgage Co., or any successor in interest.

National City Mortgage Loan:  Each Mortgage Loan originated by National City and listed on the Mortgage Loan Schedule.

National City Purchase and Servicing Agreement:  Each agreement between the Seller and National City listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as modified by the related Acknowledgement.

NetBank:  NetBank, or any successor in interest.

NetBank Mortgage Loan:  Each Mortgage Loan originated by NetBank and listed on the Mortgage Loan Schedule.

NetBank Purchase Agreement:  Each agreement between the Seller and NetBank listed under the heading “Purchase Agreements” in Exhibit E hereto.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate reduced by the Aggregate Expense Rate for such Mortgage Loan.  Any Mortgage Component related to a Mortgage Loan will have the same Net Mortgage Rate as that Mortgage Loan.

Net Prepayment Interest Shortfall: With respect to any Pool and any Distribution Date, the amount by which any Prepayment Interest Shortfall for such date exceeds the amount payable by the related Servicer, or the Master Servicer (if the related Servicer fails to pay such amount) in respect of such shortfall.

Net WAC:  As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans (or any Mortgage Group, Pool or Aggregate Pool) as of the first day of the calendar month preceding the month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances (after giving effect to the Scheduled Payments due on or before such date and Principal Prepayments received prior to such date) at such time.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the related Servicer, or the Master Servicer (if the related Servicer fails to pay such amount) (as certified in an Officer’s Certificate of such Servicer or the Master Servicer), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notional Amount: With respect to any Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Offering Document: With respect to the Offered Certificates, the Prospectus.  With respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates, the Private Placement Memorandum dated July 27, 2007.

Offered Certificates: The Certificates other than the Class P, Class B-4, Class B-5 and Class B-6 Certificates.

Officer’s Certificate: A certificate signed by two Authorized Officers of the Depositor or the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President or Trust Officer of the Master Servicer or the Securities Administrator, and in each case delivered to the Trustee.

Officer’s Certificate of a Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee or the Securities Administrator, as required hereby.

Ohio Savings: Ohio Savings Bank or its successor in interest.

Ohio Savings Mortgage Loan:  Each Mortgage Loan originated by Ohio Savings and listed on the Mortgage Loan Schedule.

Ohio Savings Purchase Agreement: Each agreement between the Seller and Ohio Savings listed under the heading “Purchase Agreements” in Exhibit E hereto.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC created hereby.

Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class designation:

Class B-1	3.75%
Class B-2	1.75%
Class B-3	1.05%
Class B-4	0.70%
Class B-5	0.40%
Class B-6	0.25%

Originator: Each of the BankUnited, Chase Originators, CTX, Johnson Bank, Countrywide, National City, NetBank, M&T, Webster, Weichert, Home123, Ohio Savings, PHH and American Home, as applicable.

Overcollateralized Group: On any Distribution Date, any Certificate Group in the Aggregate Pool which is not an Undercollateralized Group.

PAC Balance: For any Distribution Date, the amount set forth in the schedule in Exhibit S-I for such Distribution Date.

1-A-4 PAC Class: The Class 1-A-4 Certificates.

1-A-4 PAC Companion Classes: The Class 1-A-7 Certificates.

1-A-11 PAC Class: The Class 1-A-11 Certificates.

1-A-11 PAC Companion Classes: The Class 1-A-12 and Class 1-A-13 Certificates.

PAC Classes: The 1-A-4 PAC and 1-A-11 PAC Classes.

PAC Companion Classes: The 1-A-4 PAC and 1-A-11 PAC Companion Classes.

Par Value:  An amount equal to the sum of (i) 100% of the Stated Principal Balance of each related Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date and (ii) with respect to any related REO Property and any other property of the Trust Fund, the appraised value of any REO Property or such other property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (iii) any related remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, and any other amounts payable to the Servicers, Master Servicer, Trustee and Securities Administrator, in each case relating to the related Mortgage Loans.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.  The Paying Agent shall be Wells Fargo Bank, N.A., for so long as it is acting as Securities Administrator under this Agreement.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate other than a Interest-Only Certificate or the Class A-R or Class P Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class A-R or Class P Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to any Interest-Only Certificates, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)

obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(v)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vi)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

(viii)

interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, including funds for which the Trustee, the Master Servicer, the Securities Administrator or any of its Affiliates is investment manager or adviser;

(ix)

short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency; and

(x)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation formerly known as Cendant Mortgage Corporation, or any successor in interest.

PHH Mortgage Loan:  Each Mortgage Loan originated by PHH and listed on the Mortgage Loan Schedule.

PHH Purchase and Servicing Agreement:  Each agreement between the Seller and PHH listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as modified by the related Acknowledgement.

Pool: Each of Pool 1 or Pool 2.

Pool 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

Pool 1 Subordinate Amount: As to any Distribution Date, the excess of (a) the Stated Principal Balance of the Pool 1 Mortgage Loans (less the applicable Class PO Fraction of any Class PO Mortgage Component in Subgroup 1-1) as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the Class Principal Amount of the Group 1A Certificates (other than the Class A-P Certificates)  immediately before such Distribution Date.

Pool 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

Pool 2 Subordinate Amount: As to any Distribution Date, the excess of (a) the Stated Principal Balance of the Pool 2 Mortgage Loans (less the applicable Class PO Fraction of any Class PO Mortgage Component in Subgroup 2-1) as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the Class Principal Amount of the Group 2A Certificates (other than the Class A-P Certificates) immediately before such Distribution Date.

Pool Balance: As to any Distribution Date and any Aggregate Pool or Pool, as applicable, is equal the aggregate of the Stated Principal Balances of all the Mortgage Loans in such Aggregate Pool or Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pool Subordinate Amount: Either the Pool 1 Subordinate Amount or Pool 2 Subordinate Amount, as the context requires.

Premium Rate Mortgage Loan: A Subgroup 2-4 Mortgage Component having a Net Mortgage Rate in excess of the Required Coupon for such Mortgage Group.

Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

Prepayment Premium: With respect to each Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage.

Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal-Only Certificates: The Class A-P and Class A-101 Certificates.

Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan or Mortgage Component, as applicable, that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan or Mortgage Component, as applicable, in accordance with the terms of the Mortgage Note or the related Purchase and Servicing Agreement or Servicing Agreement, as applicable.

Principal Prepayment In Full: Any Principal Prepayment of the entire principal balance of the Mortgage Loans or Mortgage Components, as applicable.

Principal Relocation Payment: A payment from any Pool or Subgroup to Lower-Tier Interests other than those of their Corresponding Pool or Subgroup as provided in the Preliminary Statement.  Principal Relocation Payments shall be made of principal allocations comprising the distributions of principal from a Pool or Subgroup.

Principal Transfer Amount: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of the Senior Certificates (other than the Class A-P Certificates) of such Undercollateralized Group immediately prior to such Distribution Date, over the Aggregate Stated Principal Balance of the Mortgage Loans or Mortgage Components, as applicable, in that Mortgage Group immediately prior to such Distribution Date (less the applicable Class PO Fraction of each Class PO Mortgage Component, as applicable, in that Mortgage Group).

Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated July 27, 2007, together with the accompanying prospectus dated April 26, 2007, relating to the Certificates.

Purchase Agreement: The agreements listed under the heading “Purchase Agreements” in Exhibit E hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

Purchase and Servicing Agreement:  The agreements listed under the heading “Purchase and Servicing Agreements” in Exhibit E hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

Purchase Price:  With respect to any Mortgage Loan required or permitted to be purchased by the Seller or the Depositor pursuant to this Agreement, or by the related Originator or Servicer pursuant to the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase and (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, or such other amount as may be specified in the related Purchase and Servicing Agreement or Purchase Agreement, as applicable.

Rapid Prepayment Conditions: With respect to any Distribution Date and the Subordinate Certificates, the situation that exists when (1) the Subordinate Percentage for the Subordinate Certificates on such date is less than 200% of such Subordinate Percentage on the Closing Date; or (2) the outstanding Stated Principal Balance of the Mortgage Components in any Subgroup Delinquent 60 days or more (including Mortgage Components in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the related Subgroup Subordinate Amount, is greater than or equal to 50%.

Rate Cap Ceiling:  With respect to any Distribution Date and the Yield Maintenance Agreement, the applicable percentage in the schedule set forth in Exhibit O for such Distribution Date.

Rating Agency: Each of S&P and Fitch Ratings.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the Deficient Valuation Reduction.  With respect to each Mortgage Loan which has become the subject of a Debt-Service Reduction, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the mortgagor pays each Scheduled Payment on the applicable Due Date and that no Principal Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Mortgage Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Mortgage Loan.

Record Date: As to any Distribution Date and for any Class of Certificates, other than the LIBOR Certificates, the last Business Day of the month preceding the month of a Distribution Date.  As to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding such Distribution Date.

Redemption Date: As defined in Section 7.01(c).

Redemption Price: With respect to a Redemption Date, an amount equal to the greater of (1) the Par Value and (2) the Fair Market Value of all of the property of the Trust Fund.

Reference Notional Amount:  With respect to any Distribution Date and any Yield Maintenance Agreement, the amount specified in the related schedule under “Scheduled Notional Amount” set forth in Exhibit O for such Distribution Date.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit M attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, each Servicer or a Custodian, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the LIBOR Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount or Class Notional Amount, as applicable, of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount or Class Notional Amount, as applicable, of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Securities Administrator.

Replacement Mortgage Loan: A mortgage loan substituted by an Originator or the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a request for release, substantially in the form attached to the related Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than and not more than one percentage point greater than the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in the related Purchase and Servicing Agreement or Purchase Agreement, as applicable; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of any REMIC created hereunder or would not otherwise be prohibited by this Pooling and Servicing Agreement.

Reportable Event: Has the meaning set forth in Section 11.03.

Required Coupon: With respect to Subgroup 1-1, 5.500%.  With respect to Subgroup 2-1, 5.000%.  With respect to Subgroup 2-4, 6.500%.

Residual Certificate: The Class A-R Certificates and each Uncertificated Interest.

Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: The A-R, Class B-4, Class B-5, Class B-6 and Class P Certificates and any Uncertificated Interest.

S&P: Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

SAIF: The Saving’s Association Insurance Fund, or any successor thereto.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: The certification delivered by each Servicing Function Participant pursuant to Section 11.08.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the related Purchase and Servicing Agreement, Purchase Agreement or Servicing Agreement, as applicable, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor securities administrator shall be appointed as herein provided, then such successor securities administrator.

Securities Administrator Investment Period:  With respect to each Servicer and any Distribution Account Deposit Date and the related amounts in the Distribution Account, the period commencing on the second day preceding such Distribution Date and ending on the Distribution Date.

Securities Administration Fee:  With respect to any Distribution Date, an amount equal to a portion of the investment earnings on amounts on deposit in the Distribution Account earned during the Securities Administrator Investment Period payable under the terms hereof.

Seller: J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation.

Senior Certificates: Collectively, the Group 1A and Group 2A Certificates.

Senior Percentage: With respect to each Distribution Date and each Mortgage Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class or Classes of related Senior Certificates of the related Certificate Group immediately prior to such Distribution Date (other than the Class A-P Certificates), and the denominator of which is the Aggregate Stated Principal Balance of the related Mortgage Group for such Distribution Date (less the applicable Class PO Fraction of each Class PO Mortgage Component in that Mortgage Group).

Senior Prepayment Percentage: With respect to any Distribution Date and any Mortgage Group, during the period beginning on the first Distribution Date and ending on the Distribution Date in August 2012, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Mortgage Group and any Distribution Date occurring on or after August 2012 shall be as follows: (i) from August 2012 through July 2013, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from August 2013 through July 2014, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from August 2014 through July 2015, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from August 2015 through July 2016, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after August 2016, the related Senior Percentage for that Distribution Date; provided, however, that (a) there shall be no reduction in the Senior Prepayment Percentage for a Mortgage Group unless the Step-Down Test is satisfied with respect such Mortgage Group and if the Senior Prepayment Percentage for any Mortgage Group is not permitted to decrease because the Step-Down Test is not satisfied for such Mortgage Group, then the Senior Prepayment Percentages for such other Mortgage Groups in such Aggregate Pool will not decrease on that date, (b) if, on any Distribution Date the Senior Percentage for any Mortgage Group exceeds the related Senior Percentage on the Closing Date, the Senior Prepayment Percentage for each Mortgage Group in such Aggregate Pool for that Distribution Date will equal 100% and (c) if on any Distribution Date the allocation to the Senior Certificates related to a Mortgage Group then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the related class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount: With respect to a Certificate Group and any Distribution Date is equal to the sum of the following amounts (exclusive of the portion attributable to the applicable Class A-P Principal Distribution Amount, if any):

(a)

the product of (i) the related Senior Percentage and (ii) the principal portion of each Scheduled Payment on each Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group due during the related Due Period;

(b)

the product of (i) the related Senior Prepayment Percentage and (ii) each of the following amounts: (A) the principal portion of each Principal Prepayment and Principal Prepayment In Full in the related Mortgage Group during the related Prepayment Period; (B) each other unscheduled collection (other than as set forth in (c) and (d) below), including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans or a Mortgage Component, as applicable, received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loan or Mortgage Component, as applicable; (C) the principal portion of any Purchase Price or of the Substitution Amount received with respect to the related Prepayment Period and (D) the portion of the Redemption Price up to the Par Value.

(c)

with respect to Net Liquidation Proceeds allocable to principal with respect to any Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of (1) the related Senior Prepayment Percentage of the Net Liquidation Proceeds allocable to principal and (2) the product of (A) the related Senior Percentage for that date and (B) the related remaining Stated Principal Balance of the related Mortgage Loan or Mortgage Component, as applicable, at the time of liquidation; and

(d)

any amounts described in clauses (a) through (c) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.

Servicer: Each of JPMCB, Countrywide, Johnson Bank, National City and PHH, as applicable.

Servicer Advance: A “Servicing Advance” as defined in the applicable Purchase and Servicing Agreement.

Service(s)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Agreement:  The agreements listed under the heading “Servicing Agreements” in Exhibit E hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Servicing Fee Rate:  With respect to each Mortgage Loan and any Distribution Date, the rate specified in the related Purchase and Servicing Agreement or Servicing Agreement, as applicable.

Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee, the Securities Administrator and each Custodian, that is performing material activities addressed by the Servicing Criteria.

Servicing Officer:  Any officer of the related Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the related Servicer on the Closing Date pursuant to the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, as such list may from time to time be amended.

Significance Percentage:  With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to (a) an amount determined based on the reasonable good faith estimate provided by the Depositor of the aggregate maximum probable exposure of the outstanding Certificates to the related Yield Maintenance Agreement, divided by (b) the aggregate outstanding Class Principal Amount of the related Certificates, prior to the distribution of the Principal Remittance Amount on such Distribution Date.

Special Hazard Coverage Termination Date: With respect to the Subordinate Certificates, the point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, as reported by a Servicer to the Master Servicer, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.

by military, naval or air forces; or

3.

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $18,448,250.85.  With respect to any subsequent Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate of the principal balances of all the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance: As to any (a) Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (b) Mortgage Component and Due Date, is the portion of the Stated Principal Balance of the related Mortgage Loan allocable to that Mortgage Component for that Due Date.  Principal payments and Realized Losses on Mortgage Loans divided in Mortgage Components will be allocated among the Mortgage Components, pro rata based on Stated Principal Balance.

Step-Down Test: As to any Distribution Date and the Aggregate Pool, the Step-Down Test will be satisfied if both of the following conditions are met: (i) the outstanding Stated Principal Balance of all Mortgage Components in a Mortgage Group 60 days or more Delinquent (including Mortgage Components in REO, bankruptcy and foreclosure) (averaged over the preceding six month period), as a percentage of the related Subgroup Subordinate Amount on such Distribution Date does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Components in each Mortgage Group do not exceed (a) with respect to each Distribution Date from August 2012 through July 2013, 30% of the original related Subgroup Subordinate Amount, (b) with respect to each Distribution Date from August 2013 through July 2014, 35% of the original related Subgroup Subordinate Amount, (c) with respect to each Distribution Date from August 2014 through July 2015, 40% of the original related Subgroup Subordinate Amount, (d) with respect to each Distribution Date from August 2015 through July 2016, 45% of the original related Subgroup Subordinate Amount, and (e) with respect to each Distribution Date from and after August 2016, 50% of the original related Subgroup Subordinate Amount.

Stripped Interest Rate: With respect to any Premium Rate Mortgage Loan, is the excess of the Net Mortgage Rate for that Mortgage Loan over the applicable Required Coupon.

Sub-Servicer: Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Purchase and Servicing Agreement or Servicing Agreement, as applicable, or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, either Custodian or the Securities Administrator.

Subgroup: Either Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 1-5, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 or Subgroup 2-4, as the context requires.

Subgroup 1-1: As of the Cut-off Date, consists of (a) 100% of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate less than 5.50% per annum; and

(b) the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 5.50%	)
0.50%

Subgroup 1-1 Certificates: The Class 1-A-1, Class 1-A-2, Class A-P and Class A-R Certificates.

Subgroup 1-1 Mortgage Component: Any Mortgage Component in Subgroup 1-1.

Subgroup 1-2: As of the Cut-off Date, consists of (a) the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 5.50%	)
0.50%

and (b) the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate (i) greater than or equal to 6.00% per annum and less than 6.50% per annum, or (ii) greater than or equal to 6.75% per annum and less than 7.00% per annum equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 6.00%	)
1.00%

Subgroup 1-2 Certificates: The Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-93, Class 1-A-94 and Class 1-A-95 Certificates.

Subgroup 1-2 Mortgage Component: Any Mortgage Component in Subgroup 1-2.

Subgroup 1-3: As of the Cut-off Date, consists of the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate (i) greater than or equal to 6.00% per annum and less than  6.50% per annum or (ii) greater than or equal to 6.75% per annum and less than 7.00% per annum equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 6.00%	)
1.00%

and (b) 100% of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 7.00% per annum.

Subgroup 1-3 Certificates: The Class 1-A-18, Class 1-A-28 and Class 1-A-40 Certificates.

Subgroup 1-3 Mortgage Component: Any Mortgage Component in Subgroup 1-3.

Subgroup 1-4: As of the Cut-off Date, consists of the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 6.25%	)
1.25%

Subgroup 1-4 Certificates: The Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58 and Class 1-A-59 Certificates.

Subgroup 1-4 Mortgage Component: Any Mortgage Component in Subgroup 1-4.

Subgroup 1-5: As of the Cut-off Date, consists of the portion of the Stated Principal Balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50% per annum and less than 6.75% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 6.25%	)
1.25%

Subgroup 1-5 Certificates: The Class 1-A-60 and Class 1-A-62 Certificates.

Subgroup 1-5 Mortgage Component: Any Mortgage Component in Subgroup 1-5.

Subgroup 2-1: As of the Cut-off Date, consists of (a) 100% of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate less than 5.00% per annum; and

(b) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 5.50% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 5.00%	)
0.50%

Subgroup 2-1 Certificates: The Class 2-A-1 and Class A-P Certificates.

Subgroup 2-1 Mortgage Component: Any Mortgage Component in Subgroup 2-1.

Subgroup 2-2: As of the Cut-off Date, consists of (a) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 5.50% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 5.00%	)
0.50%

and

(b) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 5.50%	)
0.50%

Subgroup 2-2 Certificates: The Class 2-A-2 Certificates.

Subgroup 2-2 Mortgage Component: Any Mortgage Component in Subgroup 2-2.

Subgroup 2-3: As of the Cut-off Date, consists of (a) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.50% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 5.50%	)
0.50%

and

(b) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% per annum and less than 6.50% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1-	(	Net Mortgage Rate – 6.00%	)
0.50%

\

Subgroup 2-3 Certificates: The Class 2-A-3 Certificates.

Subgroup 2-3 Mortgage Component: Any Mortgage Component in Subgroup 2-3.

Subgroup 2-4: As of the Cut-off Date, consists of (a) the portion of the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% per annum and less than 6.50% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(	Net Mortgage Rate – 6.00%	)
0.50%

and

(b) 100% the Stated Principal Balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50% per annum.

Subgroup 2-4 Certificates: The Class 2-A-4 Certificates.

Subgroup 2-4 Mortgage Component: Any Mortgage Component in Subgroup 2-4.

Subgroup Subordinate Amount: As to any Subgroup, the excess of the Stated Principal Balance of the Mortgage Components of that Subgroup  (less, with respect to Subgroup 1-1 and Subgroup 2-1, the applicable Class PO Fraction of any Class PO Mortgage Component with respect to such Subgroup) as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the aggregate Class Principal Amounts of the Senior Certificates (other than the Class A-P Certificates) related to that Subgroup.

Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Certificate Writedown Amount: With respect to the Subordinate Certificates and any Distribution Date, the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of the Aggregate Pool Certificates, other than the Class P Certificates, on that Distribution Date (after giving effect to the distribution of principal and allocation of Realized Losses on such Distribution Date) exceeds the Aggregate Stated Principal Balance of the Aggregate Pool for the following Distribution Date.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of that Class of Subordinate Certificates immediately prior to that date, and the denominator which is the aggregate Class Principal Amount for all Classes of Subordinate Certificates immediately prior to such date.

Subordinate Percentage: With respect to any Distribution Date, the Aggregate Pool and the Subordinate Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool  (other than the Class PO Fraction of the Class PO Mortgage Components) and such Distribution Date.

With respect to each Mortgage Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Group on such Distribution Date.

Subordinate Prepayment Percentage: With respect to any Distribution Date and for each Mortgage Group, the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Group for that Distribution Date.

Subordinate Principal Distribution Amount: For the Subordinate Certificates and for each Distribution Date, the sum of the following amounts with respect to each Mortgage Group in the Aggregate Pool:

(1)

the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan or Mortgage Component in the related Pool or Subgroup due during the related Due Period;

(2)

the product of (i) the related Subordinate Prepayment Percentage and (ii) each of the following amounts: (A) the principal portion of each Principal Prepayment and Principal Prepayment In Full in the related Mortgage Group during the related Prepayment Period; (B) each other unscheduled collection (other than as set forth in (3) below), including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan or Mortgage Component, as applicable, in the related Mortgage Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans or a Mortgage Component, as applicable, received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loan or Mortgage Component, as applicable; (C) the principal portion of any Purchase Price or of the Substitution Amount received with respect to the related Prepayment Period and (D) the portion of the Redemption Price up to the Par Value;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan or Mortgage Component in the related Pool or Subgroup that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (c) of the definition of Senior Principal Distribution Amount; and

(4)

any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid

Minus the sum of:

(A)

if the aggregate Class Principal Amount of the Senior Certificates relating to a Mortgage Group has been reduced to zero, principal paid from the related Available Distribution Amount from that Subgroup to the remaining Senior Certificates relating to such other Subgroups pursuant to Section 5.02(e) on that Distribution Date; and

(B)

the amounts paid from the Available Distribution Amount for any Mortgage Group that is an Overcollateralized Group to the Senior Certificates relating to any Mortgage Group that is an Undercollateralized Group, pursuant to Section 5.02(g) on that Distribution Date.

Subsequent Recoveries: With respect to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, amounts received by the Securities Administrator from the Master Servicer or Servicer, specifically related to such Liquidated Mortgage Loan.

Substitution Amount: As defined in the second paragraph of Section 2.05(b).

TAC Balance: For any Distribution Date, the amount set forth in the schedule in Exhibit S-II for such Distribution Date.

TAC Classes: The Class 1-A-5 and Class 1-A-6 Certificates.

TAC Companion Class: The Class 1-A-7 Certificates.

Tax Matters Person: With respect to each REMIC created hereby, the “tax matters person” as specified in the REMIC Provisions, which shall initially be the Holders of the related Residual Certificate.

Trust Agreement:  The Trust Agreement dated as of July 1, 2007, entered into by and among the Depositor, the Exchange Trustee and the Securities Administrator for the issuance of the Exchangeable Certificates.

Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans and all interest and principal received thereon on or after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the Depositor’s rights assigned to the Trustee under the Purchase and Servicing Agreements, the Purchase Agreements and the Servicing Agreements, as modified by the Acknowledgements, the Trust’s rights under the Yield Maintenance Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts, the Distribution Account, property that secured a Mortgage Loan, the pledge, control and guaranty agreements.

Trustee: U.S. Bank National Association, a national banking association, organized under the laws of the United States and any Person succeeding the Trustee hereunder, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Mortgage Files: as defined in Section 2.01(a).

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Uncertificated Interest: The LT-R-1 or MT1-R-1 Interests.

Uncertificated REMIC Interests: The Class 1-A-1, Class 1-A-2, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58, Class 1-A-59, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-93, Class 1-A-94 and Class 1-A-95 Certificates and each of the other uncertificated regular interests in Upper Tier REMIC 1 specified in the Preliminary Statement.

Undercollateralized Group: Any Certificate Group in which the aggregate Class Principal Amount of the related class or classes Senior Certificates (other than the Class A-P Certificates) is greater than the aggregate Stated Principal Balance of the related Mortgage Components (less the applicable Class PO Fraction of any Class PO Mortgage Component) or Mortgage Loans, as applicable.

Underwriter: J.P. Morgan Securities Inc.

Underwriter’s Exemption: The prohibited transaction exemption granted to the Underwriter, or its affiliate, and most recently amended and restated by PTE 2007-5, or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter.

Underwriting Agreement: The Underwriting Agreement, dated July 27, 2007, among the Seller, the Depositor and the Underwriter.

Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Upper-Tier REMIC 1: As described in the Preliminary Statement.

Upper-Tier REMIC: Upper-Tier REMIC 1.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-R, Class A-X, Class 1-A-19, Class 1-A-29, Class 1-A-39, Class 1-A-41, Class 1-A-61 and Class 1-A-63 Certificates and all other Classes of Certificates, other than the Class P Certificates, will be allocated 92.00% of all Voting Interests.  Voting Interests shall be allocated among such other Classes of Certificates based on the product of (i) 92.00% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator of which is the Class Principal Amounts of all Certificates outstanding.  Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Principal Amounts or Class Notional Amounts, as applicable, or Percentage Interests.

Webster: Webster Bank, National Association, or any successor in interest.

Webster Mortgage Loan:  Each Mortgage Loan originated by Webster and listed on the Mortgage Loan Schedule.

Webster Purchase Agreement: Each agreement between the Seller and Webster, listed under the heading “Purchase Agreements” in Exhibit E hereto.

Weichert: Mortgage Access Group (d/b/a Weichert Financial Services), or any successor in interest.

Weichert Mortgage Loan:  Each Mortgage Loan originated by Weichert and listed on the Mortgage Loan Schedule.

Weichert Purchase Agreement: Each agreement between the Seller and Weichert, listed under the heading “Purchase Agreements” in Exhibit E hereto.

Wells Fargo: Wells Fargo Bank, N.A. or its successors in interest.

Yield Maintenance Agreement: The yield maintenance agreement between the Trust Fund and the Counterparty documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a schedule and a confirmation for the benefit of the Class 1-A-5 Certificates.

Yield Maintenance Agreement Notional Amount: With respect to the Yield Maintenance Agreement and each Distribution Date, the notional amount indicated for such Distribution Date on Schedule I to the Yield Maintenance Agreement.

Yield Maintenance Agreement Termination Date:  The Distribution Date in November 2010.

SECTION 1.02

Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer or the related Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or a Servicer.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

SECTION 2.01

Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.05, in trust, all the right, title and interest of the Depositor in and to the Trust Fund.  Such conveyance includes, without limitation: (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) all of the rights of the Depositor as assignee of the Seller with respect to the Seller’s rights under the Purchase and Servicing Agreement, the Servicing Agreements and the Purchase Agreements pursuant to the Acknowledgements; (iv) all of the Depositor’s right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) if applicable, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, including, but not limited to, the pledge, control and guaranty agreements and the Limited Purpose Surety Bond to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.  In addition, on or prior to the Closing Date, the Securities Administrator shall execute the Yield Maintenance Agreement and the Depositor hereby directs the Securities Administrator to do so.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

In connection with such transfer and assignment of the Mortgage Loans, the applicable Custodian acting on the Trustee’s behalf, will continue to hold the documents or instruments listed below with respect to each Mortgage Loan (each, a “Trustee Mortgage File”) so transferred and assigned.

The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

On the Closing Date, each Custodian shall deliver to the Trustee, the Securities Administrator and the Depositor, a certification (“Custodian Certification”) substantially in the form attached hereto as Exhibit L certifying that, pursuant to each related Custodial Agreement, the applicable Originator delivered and released to such Custodian, subject to and in accordance with the relevant section of each related Purchase and Servicing Agreement, Purchase Agreement or Custodial Agreement, the following documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule (provided, however, that a Custodian shall not be required nor does it intend to re-examine the contents of the Trustee Mortgage File for any of the Mortgage Loans in connection with entering into this Agreement or providing the Custodian Certification required pursuant to this Section 2.01):

(i)

with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable);

(ii)

with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon or a recorded copy and in the case of the each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon; or if the original Mortgage assignment has not yet been returned from the recording office, a copy of such Mortgage certified by the applicable Originator to be a true copy of the original of the Mortgage which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

(iii)

with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the Assignment of Mortgage in form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) endorsed to “U.S. Bank National Association, as Trustee of J.P. Morgan Mortgage Trust 2007-S3, Mortgage Pass-Through Certificates, without recourse”;

(iv)

with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the originals of all intervening assignments of the Mortgage, if any, with evidence of recording thereon or a recorded copy, or if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Originator to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

(v)

with respect to each Mortgage Loan (other than a Cooperative Loan), the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon; or if the original assumption, modification, consolidation or extension agreements has not yet been returned from the recording office, a copy of such documents certified by the applicable Originator to be a true copy of the original of the Mortgage which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

(vi)

if applicable, with respect to each Mortgage Loan (other than a Cooperative Loan), the original policy of title insurance (or a true copy thereof) with respect to any such Mortgage Loan, or, if such policy has not yet been delivered by the insurer, the title commitment or title binder to issue same;

(vii)

if applicable, with respect to each Mortgage Loan, a copy of the power of attorney and guaranty agreement with respect to such Mortgage Loan;

(viii)

if applicable, the original copy of the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation and related assignment of such certificates or an assignment of such Cooperative Shares, in blank, executed by the Mortgagor with such signature guaranteed;

(ix)

with respect to each Mortgage Loan which constitutes a Cooperative Loan:

(1)

the original of any security agreement or similar document executed in connection with the Cooperative Loan;

(2)

the original Recognition Agreement;

(3)

UCC-1 financing statements with recording information thereon from the appropriate governmental recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the jurisdiction in which the Cooperative Property is located, accompanied by UCC-3  financing statements evidencing a complete chain of assignment from the originator to the seller and from the seller executed in blank for recordation of the change in the secured party thereunder

(4)

the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank;

(5)

any other document or instruments required to be delivered under the related Custodial Agreement; and

(6)

The originals of any assumption, consolidation or modification agreements relating to any of the items specified in (1) through (5) above with respect to such Cooperative Loan.

In addition, in connection with the assignment of any MERS Mortgage Loan, it is understood that the related Originator will cause the MERS® System to indicate that such Mortgage Loans have been assigned by the related Originator to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of Certificates issued in connection with such Mortgage Loans.  It is further understood that the related Originator will not, and the Servicer hereby agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(b)

[Reserved].

(c)

In instances where a title insurance policy is required to be delivered to the Trustee or a Custodian on behalf of the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(d)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited.  All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the related Servicer in trust for the benefit of the Trustee and the Certificateholders.

(e)

The Depositor and the Trustee hereto agree and understand that it is not intended that any Mortgage Loan be included in the Trust Fund that is (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a  “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, or (v) a “high-cost home loan” under the Indiana High Cost Home Loan Law, effective January 1, 2005.   The Trustee shall be entitled to indemnification from the Depositor and the Trust Fund for any loss, liability or expense arising out of, or in connection with, the provisions of this Section 2.01(e), including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to such provisions.

SECTION 2.02

Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a)

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule.

(b)

With respect to the Mortgage Loans, in the event there exist exceptions noted on the related Custodian Certification (substantially in the form of Exhibit L), not later than 270 days after the Closing Date the related Custodian shall deliver to the Trustee and the Depositor a further certification with any applicable exceptions noted thereon.

(c)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Securities Administrator, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)

Each of the parties hereto acknowledges that (i) each Custodian has performed the applicable review of the Mortgage Loans and has delivered the Custodian Certification as provided herein and in the Custodial Agreements on the Closing Date and (ii) thereafter, if applicable, each Custodian shall perform the applicable review of the Mortgage Loans and deliver the further certifications as provided herein and in the applicable Custodial Agreements.

(e)

Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the related Purchase and Servicing Agreements and Servicing Agreements.

SECTION 2.03

Representations and Warranties of the Depositor.

(a)

The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Servicer, the Master Servicer and the Securities Administrator as of the Closing Date or such other date as is specified, that:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)

This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)

The Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix)

Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)

None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi)

The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto

SECTION 2.04

Representations and Warranties as to the Mortgage Loans.

(a)

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

(i)

Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans.  The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

(ii)

As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

(iii)

As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the applicable Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

SECTION 2.05

Discovery of Breach; Repurchase or Substitution of Mortgage Loans; Representations and Warranties of Seller as to the Mortgage Loans.

(a)

Upon discovery by the Depositor, the Seller or the related Originator or receipt of written notice of any materially defective document in, or, following the date of delivery to the Trustee of the applicable Custodian’s certifications as required under the related Custodial Agreements, that a document is missing from, a Trustee Mortgage File, or discovery by the Trustee, the Securities Administrator, the Depositor, the Seller or the related Originator of the breach by such Originator or Seller of any representation or warranty under the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, as modified by the Acknowledgement, in the case of the Originator, or under this Agreement, in the case of the Seller, in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of the Depositor, the Seller and the related Originator hereby agreeing to give written notice thereof to the Trustee, the Securities Administrator and the other of such parties), the Securities Administrator, or its designee, shall promptly notify the Depositor, the Trustee and the Seller or the related Originator, as applicable, in writing of such defective or missing document or breach and request that the Seller or related Originator deliver such missing document or cure or cause the cure of such defect or breach within a period of time specified in the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, and if the Trustee receives written notice that the Seller or related Originator, as applicable, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the obligations of the related Originator under the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, as modified by the Acknowledgement, or, to the extent that the related Originator fails to cure such defect or breach, the Seller under this Agreement, and shall cause the related Originator or the Seller, as the case may be, to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such specified period (subject to Section 2.05(b) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such specified period (unless permitted a greater period of time to cure under the related Purchase and Servicing Agreement or Purchase Agreement, as applicable), subject to Section 2.05(c) below, if the related Originator or the Seller, as applicable, shall have commenced to cure such breach within such specified period, the related Originator or the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within such additional time as is reasonably determined by the Trustee to cure such breach.  Notwithstanding the foregoing, the Depositor or its designee, on behalf of the Trust, shall assist the Trustee in enforcing the obligations of the Originator with respect to a breach of representations and warranties made by the originator under the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, as modified by the Acknowledgment.  To the extent that any costs and damages are incurred by the Trust Fund as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan repurchased by the related Originator or the Seller, such costs and damages shall be included in the Purchase Price of such repurchased Mortgage Loan and shall be borne by the Seller.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee, or its designee, upon receipt of written certification from the Securities Administrator of such deposit, shall release or cause the applicable Custodian to release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  If pursuant to the foregoing provisions the related Originator or the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall cause MERS to designate on the MERS® System the related Originator or the Seller, as applicable, as the beneficial holder of such Mortgage Loan.

In lieu of repurchasing any such Mortgage Loan as provided above, either party may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.05(b) below.  It is understood and agreed that the obligations of the Originators and the Seller to cure or to repurchase (or to substitute for) any related Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.05(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the related Originator or the Seller substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the applicable Custodian, on behalf of the Trustee, for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution.  Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the related Originator or the Seller, as applicable.  For the month of substitution, distributions to the Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the related Purchase and Servicing Agreement or Purchase Agreement, as applicable, as modified by the related Acknowledgement, including all representations and warranties thereof included in such Purchase and Servicing Agreement or Purchase Agreement, as applicable, as modified by the Acknowledgement, in each case as of the date of substitution.

For any month in which an Originator or the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the excess (each, a “Substitution Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Net Mortgage Rate.  On the date of such substitution, the related Originator or Seller, as applicable, shall deliver or cause to be delivered to the related Servicer for deposit in the related Custodial Account an amount equal to the related Substitution Amount, if any, and the applicable Custodian, on behalf of the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and certification by such Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as the related Originator or Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause an Adverse REMIC Event.  If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(c)

Upon discovery by the related Originator, the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties.  In connection therewith, the applicable party shall repurchase or, subject to the limitations set forth in Section 2.05(b), substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.05(a) above.  The Trustee shall re-convey to the related Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(d)

Representations and Warranties of the Seller as to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee:

(i)

The representations and warranties of JPMCB with respect to the Chase Originators Mortgage Loans in the JPMCB Purchase and Servicing Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the related Purchase and Servicing Agreement.  With respect to the Chase Originators Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 3.02 of the JPMCB Purchase and Servicing Agreement with respect to each of the Chase Originators Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(ii)

The representations and warranties of National City with respect to the National City Mortgage Loans in the National City Purchase and Servicing Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the related Purchase and Servicing Agreement.  With respect to the National City Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 3.02 of the National City Purchase and Servicing Agreement with respect to each of the National City Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(iii)

The representations and warranties of BankUnited with respect to the BankUnited Mortgage Loans in the BankUnited Purchase and Servicing Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the related Purchase and Servicing Agreement.  With respect to the BankUnited Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 7.01 (other than the representations and warranties set forth in Sections 7.01(h), (l), (m), (n), (p), (x), (z), (mm), (oo), (hhh), (www)(iii) and (zzz), which are made as of the Closing Date, and other than the representations and warranties set forth in Sections 7.01(b)-(g), (i), (k), (t), (v), (w), (aa), (ii)-(kk), (nn), (pp)-(rr), (uu), (vv), (xx), (yy), and (ccc)-(ggg), which are made as of July 1, 2007) of the BankUnited Purchase and Servicing Agreement with respect to each of the BankUnited Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(iv)

The representations and warranties of PHH with respect to the PHH Mortgage Loans in the PHH Purchase and Servicing Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the PHH Purchase and Servicing Agreement.  With respect to the PHH Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in clauses (4), (20), (21), (25), (31) and (57) of Section 3.03 of the PHH Purchase and Servicing Agreement with respect to each of the PHH Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(v)

The representations and warranties of Countrywide with respect to the Countrywide Mortgage Loans in the Countrywide Purchase and Servicing Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the related Purchase and Servicing Agreement.  With respect to the Countrywide Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 3.02 of the Countrywide Purchase and Servicing Agreement with respect to each of the Countrywide Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(vi)

The representations and warranties of CTX with respect to the CTX Mortgage Loans in the CTX Purchase and Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the applicable Bring-Down Date, as specified in the CTX Purchase and Servicing Agreement.  With respect to the CTX Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in clauses (a), (b), (c), (d), (e), (g), (h), (i), (k), (l), (n), (o), (p), (q), (t) (u), (w), (x), (aa), (cc), (ee), (gg), (hh), (jj), (kk), (mm), (nn), (oo), (pp), (rr), (vv), (bbb), (ccc), (ddd), (eee), (fff), (ggg), (hhh), (iii) and (jjj) of Section 7.01 of the CTX Purchase and Servicing Agreement with respect to each of the CTX Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(vii)

The representations and warranties of American Home with respect to the American Home Mortgage Loans in the American Home Purchase Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the American Home Purchase Agreement.  With respect to the American Home Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 7.01 of the American Home Purchase Agreement with respect to each of the American Home Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(viii)

The representations and warranties of Johnson Bank with respect to the Johnson Bank Mortgage Loans in the Johnson Bank Sale and Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the applicable Bring-Down Date.  With respect to the Johnson Bank Mortgage Loans and the period from the applicable Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Sections 7.01 of the Johnson Bank Sale and Servicing Agreement with respect to each of the Johnson Bank Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(ix)

The representations and warranties of Weichert with respect to the Weichert Mortgage Loans in the Weichert Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the applicable Bring-Down Date.  With respect to the Weichert Mortgage Loans and the period from the applicable Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 7.01 of the Weichert Purchase Agreement with respect to each of the Weichert Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(x)

The representations and warranties of Ohio Savings with respect to the Ohio Savings Mortgage Loans in the Ohio Savings Purchase Agreement, which have been assigned to the Trustee, were made as of the applicable Bring-Down Date.  With respect to the Ohio Savings Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 7.01 of the Ohio Savings Purchase Agreement with respect to each of the Ohio Savings Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(xi)

The representations and warranties of M&T with respect to the M&T Mortgage Loans in the M&T Purchase Agreement, which has been assigned to the Trustee, were made as of the applicable Bring-Down Date, as specified in the M&T Purchase Agreement.  With respect to the M&T Mortgage Loans and the period from such Bring-Down Date to and including the Closing Date, the Seller hereby makes the representations and warranties contained in Section 7.01 of the M&T Purchase Agreement with respect to each of the M&T Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(xii)

The Seller hereby makes the representations and warranties contained in Schedule B hereto as of the Closing Date with respect to each of the Home123 Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(xiii)

The Seller hereby makes the representations and warranties contained in Schedule C hereto as of the Closing Date with respect to each of the Webster Bank Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(xiv)

The Seller hereby makes the representations and warranties contained in Schedule D hereto as of the Closing Date with respect to each of the NetBank Mortgage Loans to and for the benefit of the Depositor, the Trustee and the Trust Fund.

(xv)

The Seller hereby represents and warrants that, as of the Closing Date, (i) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any applicable, similar federal, state or local statutes or regulations related to “high cost” mortgage loans or “predatory,” “high cost,” “threshold” or “covered” lending (as such terms are defined in the applicable statute or regulation); (ii) no Mortgage Loan is (w) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (x) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (y) a “High Cost Loan” or “Covered Loan” (as such terms are defined in the current S&P’s LEVELS® Glossary), or (z) governed by the Georgia Fair Lending Act, if such Mortgage Loan was originated on or after October 1, 2002 through March 6, 2003, (iii) each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, but not limited to, applicable anti-predatory and abusive lending laws, and (iv) each Mortgage Loan is a “qualified mortgage” within the meaning of 860G(a)(3) of the Code.

(xvi)

The Seller agrees to comply with the provisions of Section 2.05 in respect of a breach of any of such representations and warranties.

SECTION 2.06

Grant Clause.

(a)

It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b)

The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of an Originator, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of an Originator or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.  Neither the Originators nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, any Originator or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Originators and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b), it being understood that such immediate or mediate transferees are under no obligation to make such filings.

ARTICLE III

THE CERTIFICATES

SECTION 3.01

The Certificates.

(a)

The Certificates, other than the Uncertificated REMIC Interests, shall be issuable as certificated securities in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  The Uncertificated REMIC Interests and the Uncertificated Interests shall be issuable as uncertificated securities in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount specified herein.  Each class of Uncertificated REMIC Interests will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof.  Each Class of Definitive Certificates, other than the Residual Certificates, shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof.  The Class A-R and Class P Certificates shall each be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of each such Class.  Each Uncertificated Interest shall be maintained in fully registered form.

(b)

The Definitive Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee or of the Securities Administrator on its behalf.  Each Definitive Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon receipt by the Trustee, or the Custodian on behalf of the Trustee of the Trustee Mortgage Files described in Section 2.01.  No Book-Entry or Definitive Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Definitive Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Definitive Certificates executed by the Trustee or the Securities Administrator on behalf of the Trustee to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

SECTION 3.02

Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates and the Uncertificated Interests (the “Certificate Register”).  The Trustee may appoint a bank or trust company to act as successor Certificate Registrar.  A registration book shall be maintained for the Certificates and the Uncertificated Interests collectively.  The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Securities Administrator and the appointment of a successor Securities Administrator.  The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  The Certificate Register in respect of the Uncertificated Interests shall contain a statement that transfers of an Uncertificated Interest to a Disqualified Organization are prohibited as provided in this Agreement.

SECTION 3.03

Transfer and Exchange of Certificates.

(a)

A Definitive Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Definitive Certificate in accordance with the preceding sentence, the Trustee or the Securities Administrator on behalf of the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  An Uncertificated Interest or Uncertificated REMIC Interest may be transferred by the Holder thereof upon written notice to the Certificate Registrar, satisfaction of the other conditions set forth in this Section 3.03 and, with respect to the Uncertificated REMIC Interests, the consent of the Depositor.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)

A Definitive Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Definitive Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Definitive Certificates are so surrendered for exchange, the Trustee, or the Securities Administrator on behalf of the Trustee, shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)

By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate:

(i)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit H hereto; and

(ii)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit I hereto.

(d)

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Trustee, has received (A) a certificate substantially in the form of Exhibit J hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in any nonexempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA, or Section 4975 of the Code, (collectively, a “Plan”) or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor, the Securities Administrator or any Servicer to any obligation in addition to those undertaken in this Agreement.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit J.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, any Servicer the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial transfer of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator, on behalf of the Trustee, shall be paid and delivered by the Securities Administrator, on behalf of the Trustee, to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(e)

As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)

Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W 8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g)

Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

SECTION 3.04

Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

SECTION 3.05

Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser the Trustee, or the Securities Administrator on behalf of the Trustee, shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

SECTION 3.06

Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

SECTION 3.07

Temporary Certificates.

(a)

Pending the preparation of Definitive Certificates, upon the written order of the Depositor, the Trustee, or the Securities Administrator on behalf of the Trustee, shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)

If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay.  After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator, on behalf of the Trustee, shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of Definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of the same Class.

SECTION 3.08

Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Trustee or the Securities Administrator, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.  Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

SECTION 3.09

Book-Entry Certificates.

(a)

Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)

the provisions of this Section 3.09 shall be in full force and effect;

(ii)

the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)

to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)

the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)

Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)

If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the Depositor, at its option, advises the Paying Agent in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.  Notwithstanding the foregoing, the Certificate Registrar, upon the written instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

SECTION 4.01

Custodial Accounts; Distribution Account.

(a)

The Master Servicer shall enforce the obligations of each Servicer to establish and maintain one or more Custodial Accounts, as provided in the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, into which all Scheduled Payments and unscheduled payments with respect to the related Mortgage Loans, net of any deductions or reimbursements permitted under the related Purchase and Servicing Agreement, shall be deposited.  On each Distribution Account Deposit Date, the Servicers shall remit to the Securities Administrator for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Purchase and Servicing Agreements or Servicing Agreement, as applicable.

(b)

The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of U.S. Bank National Association, as Trustee for the benefit of J.P. Morgan Mortgage Trust 2007-S3, Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall, promptly upon receipt from each Servicer, on each Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)

the aggregate of collections with respect to the Mortgage Loans remitted by each  Servicer from the related Custodial Accounts in accordance with this Agreement and the related Purchase and Servicing Agreements and Servicing Agreements;

(ii)

any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Compensating Interest Payments with respect to the Mortgage Loans not paid by the applicable Servicer; and

(iii)

any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)

In the event the Master Servicer or any Servicer, has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or such Servicer, as applicable, by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(d)

On each Distribution Date and Redemption Date, the Securities Administrator, as Paying Agent, shall withdraw from funds available in the Distribution Account and distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may from time to time withdraw from the Distribution Account and pay the Master Servicer, the Trustee, the Securities Administrator or any Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

(e)

Any investment by the Master Servicer or the Securities Administrator of amounts received hereunder shall be in Permitted Investments only; provided that for any period other than the Securities Administrator Investment Period such investment shall be at the written direction of JP Morgan Securities Inc.  In the absence of such written direction from JP Morgan Securities Inc., the Securities Administrator shall invest in the Wells Fargo Advantage Prime Money Market Fund.  All income and gain realized from any such investment of amounts in the Distribution Account during the Securities Administrator Investment Period shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal on order from time to time and shall not be part of the Trust Estate.  All income and gain realized from any such investment of amounts in the Distribution Account other than during the Securities Administrator Investment Period shall be for the benefit of JP Morgan Securities Inc. and shall be subject to its withdrawal on order from time to time.  In the event of a loss or reduction in the amount to be remitted by the Securities Administrator on the Distribution Date because of a loss on a Permitted Investment during the Securities Administrator Investment Period, the Securities Administrator shall be required to deposit the amount of such loss into the Distribution Account, within one Business Day of realization of such loss from its own funds without reimbursement; provided, however, that in the event of any loss on investments by the Securities Administrator in Permitted Investments made at the direction of JP Morgan Securities Inc., the Depositor shall cause JP Morgan Securities Inc. to deposit from its own funds the amount of such loss into the Distribution Account, within one Business Day of realization of such loss.

SECTION 4.02

[Reserved].

SECTION 4.03

[Reserved].

SECTION 4.04

Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee, the Depositor and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from each Servicer or the Master Servicer):

(a)

the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)

the amount of the distributions set forth in the clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)

the amount of the distributions set forth in the clause (a) allocable to interest and how it was calculated;

(d)

the amount of any unpaid Interest Shortfall and the related accrued interest thereon, with respect to each Class of Certificates;

(e)

the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

(f)

the Aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group at the end of the related Prepayment Period;

(g)

the Senior Percentage and the Subordinate Percentage for each Mortgage Group for the following Distribution Date;

(h)

the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Group for the following Distribution Date;

(i)

in the aggregate and with respect to each Mortgage Group, the amount of the Servicing Fee paid to or retained by Servicer;

(j)

in the aggregate, the amount of Advances for the related Due Period;

(k)

in the aggregate and with respect to each Pool, the number and Stated Principal Balance of the Mortgage Loans or Mortgage Components, as applicable, that, using the MBA method, were (A) Delinquent (exclusive of Mortgage Loans or Mortgage Components, as applicable, in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(l)

in the aggregate and with respect to each Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period;

(m)

in the aggregate and with respect to each Mortgage Group, the amount of Realized Losses incurred during the preceding calendar month;

(n)

in the aggregate and with respect to each Mortgage Group, the cumulative amount of Realized Losses incurred since the Closing Date;

(o)

the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(p)

each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

(q)

the Certificate Interest Rate for each Class of Certificates (other than the Principal-Only Certificates) for that Distribution Date;

(r)

the amount of any Principal Transfer Amounts or Interest Transfer Amounts paid to an Undercollateralized Group or Principal Transfer Amounts between Groups in the event of Rapid Prepayment Conditions;

(s)

the amount of any prepayment penalties on the Mortgage Loans in each Pool;

(t)

the beginning and ending number and aggregate Stated Principal Balance of the Mortgage Loans;

(u)

the amount of any payment made by the Counterparty under each Yield Maintenance Agreement; and

(v)

the related Record Date;

(w)

the related Accrual Period;

(x)

the related Determination Date;

(y)

the related Distribution Date; and

(z)

with respect each class of Exchangeable REMIC Certificates and Exchangeable Certificates, and, unless otherwise stated, the related Distribution Date,

(1)

exchanges that took place since the last Distribution Date;

(2)

the designations of the classes that were created;

(3)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds  available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(4)

the balances of the outstanding Exchangeable Certificates, including Notional Amounts;

(5)

the pass-through rates on the outstanding Classes of Exchangeable Certificates;

(6)

interest and principal paid to, and losses allocated, to the outstanding Classes of Exchangeable Certificates; and

(7)

if no exchanges have occurred.

The Securities Administrator shall make such reports available each month via the Securities Administrator’s website at http://www.ctslink.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Trustee, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

The Securities Administrator’s responsibility for making the above information available to Certificateholders is limited to the reliability, timeliness and accuracy of the information provided by the Servicers, the Master Servicer or any other such party providing such information under the terms hereof to the Securities Administrator.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee or any agent thereof, shall be promptly forwarded to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Purchase and Servicing Agreement or Servicing Agreement, as applicable, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholders for the Securities Administrator’s actual expenses incurred in providing such reports and access.

SECTION 4.05

Reserve Fund; Yield Maintenance Agreement.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Reserve Fund”), which shall be an Eligible Account.  The Reserve Fund shall be entitled “Reserve Fund, U.S. Bank, as Trustee for the benefit of the holders of the JPMMT 2007-S3 Certificates.”  On each Distribution Date, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Reserve Fund all amounts received under the Yield Maintenance Agreement; provided however that the amount deposited from the Yield Maintenance Agreement on any Distribution Date shall not exceed the Maximum Yield Maintenance Agreement Amount.  The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments therefrom will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  For federal tax return and information reporting, the right to receive any Basis Risk Shortfall Carryover Amount shall be assigned the value specified in Section 10.01(k) of this Agreement.

(b)

The Depositor hereby directs the Securities Administrator to execute and deliver on behalf of the Trust, the Yield Maintenance Agreement and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Trust in accordance with the terms of the Yield Maintenance Agreement.  On the Closing Date, the Securities Administrator shall enter into the Yield Maintenance Agreement, on behalf of the Trust, with the Counterparty.  The Depositor, the Master Servicer and the Certificateholders by their acceptance of such Certificates acknowledge and agree that the Securities Administrator shall execute, deliver and perform its obligations under the Yield Maintenance Agreement and shall do so solely in its capacity as Securities Administrator hereunder, and not in its individual capacity.  The Yield Maintenance Agreement shall be part of the Trust Fund but not part of any REMIC.  The Securities Administrator shall deposit all amounts received with respect to the Yield Maintenance Agreement in the Reserve Fund.  On each Distribution Date, the Securities Administrator will withdraw from amounts in the Reserve Fund from payments in respect of the Yield Maintenance Agreement to pay the Class 1-A-5 Certificates any Basis Risk Shortfall Carryover Amounts owed to such class, to the extent of amounts remaining in the Reserve Fund from amounts deposited with respect to the Yield Maintenance Agreement, up to the Maximum Yield Maintenance Agreement Amount.  On each Distribution Date, all amounts remaining in the Reserve Fund, after giving effect to withdrawals on such Distribution Date to pay Basis Risk Shortfall Carryover Amounts, will be paid to the Depositor.

The Securities Administrator, not in its individual capacity, but solely as Securities Administrator on behalf of the Trust, is hereby directed to represent and warrant to the Counterparty under the Yield Maintenance Agreement that the beneficial owner for United States federal income tax purposes of payments made under the Yield Maintenance Agreement is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the "Regulations")) for United States federal income tax purposes.

SECTION 4.06

Modification of Mortgage Loan Terms.

To the extent that any Servicer, under the terms of the related Purchase and Servicing Agreement or Servicing Agreement, requests the permission of any party hereto to modify the terms and conditions of a Mortgage Loan serviced by such Servicer under such Purchase and Servicing Agreement or Servicing Agreement, the Master Servicer, on behalf of such party may consent to such modification if in the Master Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provide, however, that unless the Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable, the Master Servicer shall not consent to the waiver, modification or variance of any term of such Mortgage Loan that would change the related Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any related borrower or any other modification of such Mortgage Loan that would constitute a significant modification within the meaning of the REMIC provisions of the Code.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

SECTION 5.01

Distributions Generally.

(a)

Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent shall make distributions in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)

All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

SECTION 5.02

Distributions from the Distribution Account.

(a)

Subject to Sections 5.02(e) and (g), on each Distribution Date, the Available Distribution Amount for Pool 1 and Pool 2 shall be withdrawn by the Securities Administrator from funds on deposit in the Distribution Account and allocated among the Group 1A, Group 2A and Subordinate Certificates in the following order of priority with corresponding allocations to the related Lower-Tier Interests:

(i)

With respect to the Group 1A Certificates, to the extent of the Available Distribution Amount for Pool 1 for that Distribution Date:

(1)

concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 1A Certificates entitled to interest; provided, however, (i) on or before the Class 1-A-6 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 1-A-6 Certificates pursuant to this Section 5.02(a)(i)(1) will instead be distributed as principal in the manner described in Section 5.02(a)(i)(2) below, (ii) on or before the Class 1-A-25 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 1-A-25 Certificates pursuant to this Section 5.02(a)(i)(1) will instead be distributed as principal in the manner described in Section 5.02(a)(i)(3) below and (iii) the Certificate Interest Rate used for purposes of calculating the Interest Distribution Amount pursuant to this Section 5.02(a)(i)(1) for the Class 1-A-5 Certificates will be 6.00% per annum;

(2)

On each Distribution Date on or before the Class 1-A-6 Accretion Termination Date, the Class 1-A-6 Accrual Amount will be distributed, as principal, sequentially as follows:

(A)

to the Class 1-A-5 Certificates, until its Class Principal Amount has been reduced to zero; and

(B)

to the Class 1-A-6 Certificates, until its Class Principal Amount has been reduced to zero;

(3)

On each Distribution Date on or before the Class 1-A-25 Accretion Termination Date, the Class 1-A-25 Accrual Amount will be distributed, as principal, sequentially as follows:

(A)

to the Class 1-A-24 Certificates, until its Class Principal Amount has been reduced to zero; and

(B)

to the Class 1-A-25 Certificates, until its Class Principal Amount has been reduced to zero;

(4)

concurrently,

(A)

to the Class A-P Certificates, the Class A-P Principal Distribution Amount for Subgroup 1-1;

(B)

from payments in respect of principal on the Subgroup 1-1 Mortgage Components (other than the portion of principal received on the related Class PO Fraction of the Class PO Mortgage Components), up to the related Senior Principal Distribution Amount, sequentially, as follows:

(i)

to the Class A-R Certificates until its Class Principal Amount has been reduced to zero;

(ii)

to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(C)

from payments in respect of principal on the Subgroup 1-2 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-93, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-94, Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34 and Class 1-A-95 Certificates, concurrently, as follows;

(i)

2.1376651335%, sequentially, as follows:

(I) to the Class 1-A-9 Certificates, up to the Class 1-A-9 Priority Amount, until the Class Principal Amount of such class has been reduced to zero;

(II) to the Class 1-A-4 Certificates, until its Class Principal Amount has been reduced to its PAC Balance for such Distribution Date;

(III) to the Class 1-A-5 and Class 1-A-6 Certificates, sequentially, in that order, until the aggregate Class Principal Amount of the Class 1-A-5 and Class 1-A-6 Certificates has been reduced to their TAC Balance for such Distribution Date;

(IV) to the Class 1-A-7 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(V) to the Class 1-A-5 and Class 1-A-6 Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(VI) to the Class 1-A-4 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(VII) to the Class 1-A-9 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ii)

20.0554869758%, concurrently, as follows:

(I) 96.0984047665%, sequentially, as follows:

(1) to the Class 1-A-15 and Class 1-A-16 Certificates, pro rata, based on Class Principal Amount, up to the Class 1-A-15 and Class 1-A-16 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero;

(2) to the Class 1-A-11 Certificates, until its Class Principal Amount has been reduced to its PAC Balance for such Distribution Date;

(3) to the Class 1-A-12 and Class 1-A-13 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(4) to the Class 1-A-11 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(5) to the Class 1-A-14 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(6) to the Class 1-A-15 and Class 1-A-16 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(II) 3.9015952335%, to the Class 1-A-93 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(iii)

19.9878387351%, concurrently, as follows:

(I) 96.1006277179%, sequentially, as follows:

(1) to the Class 1-A-20 and Class 1-A-21 Certificates, pro rata, based on Class Principal Amount, up to the Class 1-A-20 and Class 1-A-21 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero;

(2) On each Distribution Date on an after the Distribution Date in April 2008 to the Class 1-A-22 Certificates, in an amount not to exceed the lesser of (a) $752,500,000 on each Distribution Date and (b) 99.99% of the Senior Principal Distribution Amount for Subgroup 1-2 available pursuant to this clause, until the Class Principal Amount of such class has been reduced to zero;

(3) On each Distribution Date on an after the Distribution Date in August 2011 to the Class 1-A-23 Certificates, in an amount not to exceed the lesser of (a) $281,500 on each Distribution Date and (b) 99.99% of the Senior Principal Distribution Amount for Subgroup 1-2 available pursuant to this clause, until the Class Principal Amount of such class has been reduced to zero;

(4) to the Class 1-A-24 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(5) to the Class 1-A-25 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(6) to the Class 1-A-22 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(7) to the Class 1-A-23 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(8) to the Class 1-A-20 and Class 1-A-21 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(II) 3.8993722821%, to the Class 1-A-94 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(iv)

57.8190091556%, concurrently, as follows:

(I) 96.1000000000%, sequentially, as follows:

(1) to the Class 1-A-26 and Class 1-A-27 Certificates, pro rata, based on Class Principal Amount, up to the Class 1-A-26 and Class 1-A-27 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero;

(2) to the Class 1-A-30 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3) to the Class 1-A-31 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4) to the Class 1-A-32 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(5) to the Class 1-A-33 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(6) to the Class 1-A-34 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(7) to the Class 1-A-26 and Class 1-A-27 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(II)

3.9000000000%, to the Class 1-A-95 Certificates, until the Class   Principal Amount of such class has been reduced to zero;

provided, however, on and after the Credit Support Depletion Date, the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-93, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-94, Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34 and Class 1-A-95 Certificates will receive principal distributions of the related Senior Principal Distribution Amount, pro rata, based on their respective Class Principal Amounts;

(D)

from payments in respect of principal on the Subgroup 1-3 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 1-A-18, Class 1-A-28 and Class 1-A-40 Certificates, concurrently, as follows:

(I)

21.4924346630% to the Class 1-A-18 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(II)

78.5075653370%, concurrently, as follows:

(1) 95.8935611038%, to the Class 1-A-28 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(2) 4.1064388962%, to the Class 1-A-40 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(E)

from payments in respect of principal on the Subgroup 1-4 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58 and Class 1-A-59 Certificates, concurrently, as follows:

(I)

96.0589161352%, sequentially, as follows:

(1) to the Class 1-A-49 and Class 1-A-50 Certificates, pro rata, based on Class Principal Amount, up to the Class 1-A-49 and Class 1-A-50 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero;

(2) to the Class 1-A-54 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3) to the Class 1-A-55 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4) to the Class 1-A-56 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(5) to the Class 1-A-57 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(6) to the Class 1-A-58 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(7) to the Class 1-A-49 and Class 1-A-50 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(II)

approximately 3.9410838648%, to the Class 1-A-59 Certificates, until the Class Principal Amount of such class has been reduced to zero;

provided, however, on and after the Credit Support Depletion Date, the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58 and Class 1-A-59 Certificates will receive principal distributions of the related Senior Principal Distribution Amount, pro rata, based on their respective Class Principal Amounts;

(F)

from payments in respect of principal on the Subgroup 1-5 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 1-A-60 and Class 1-A-62 Certificates, concurrently, as follows:

(I)

96.2432774438%, to the Class 1-A-60 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(II)

3.7567225562%, to the Class 1-A-62 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ii)

With respect to the Group 2A Certificates, to the extent of the Available Distribution Amount for Pool 2 for that Distribution Date;

(1)

concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 2A Certificates entitled to interest;

(2)

concurrently,

(A)

to the Class A-P Certificates, the Class A-P Principal Distribution Amount for Subgroup 2-1;

(B)

from payments in respect of principal on the Subgroup 2-1 Mortgage Components  (other than the portion of principal received on the related Class PO Fraction of the Class PO Mortgage Components), up to the related Senior Principal Distribution Amount, to the Class 2-A-1 Certificates, until its Class Principal Amount has been reduced to zero.

(C)

from payments in respect of principal on the Subgroup 2-2 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 2-A-2 Certificates, until its Class Principal Amount has been reduced to zero;

(D)

from payments in respect of principal on the Subgroup 2-3 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 2-A-3 Certificates, until the Class Principal Amount of each such class has been reduced to zero; and

(E)

from payments in respect of principal on the Subgroup 2-4 Mortgage Components, up to the related Senior Principal Distribution Amount, to the Class 2-A-4 Certificates, until its Class Principal Amount has been reduced to zero;

(iii)

If such Distribution Date is prior to the Credit Support Depletion Date, to the Class A-P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount for the Subordinate Certificates, the Class PO Shortfall Amount; provided, however, that any amounts distributed pursuant to this subclause (a)(iii) will not cause a further reduction on the Class Principal Amount of the Class A-P Certificates;

(iv)

To the Subordinate Certificates, in the following order of priority;

(1)

to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(2)

to the Class B-1 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(3)

to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(4)

to the Class B-2 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(5)

to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(6)

to the Class B-3 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(7)

to the Class B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(8)

to the Class B-4 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(9)

to the Class B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(10)

to the Class B-5 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(11)

to the Class B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(12)

to the Class B-6 Certificates, such class’ Subordinate Class Percentage of the related Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero.

(v)

to the Class A-R Certificates, the MT1-R-1 Interest or the LT-R-1 Interest, to the extent attributable to the related REMIC, any remaining amount of the Available Distribution Amount for Pool 1 and Pool 2.

Notwithstanding the priority and allocation set forth in Section 5.02(a)( v) above, if with respect to any Classes of Subordinate Certificates on any Distribution Date, the Applicable Credit Support Percentage is less than the related Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Class and all Classes of Subordinate Certificates with higher numerical Class designations and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to the Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a)(iv) above.

(b)

Amounts distributed to the Residual Certificates pursuant to Sections 5.02(a)(vi) on any Distribution Date shall be allocated among the related REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

(c)

The Securities Administrator shall distribute the Redemption Price of any optional termination pursuant to Section 7.01(c) in excess of the Par Value to the holders of the LT-R-1 Interest.

(d)

For purposes of distributions of interest pursuant to Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(e)

Notwithstanding the priority of distributions set forth in Section 5.02(a) above, if on any Distribution Date prior to the Credit Support Depletion Date (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the Class Principal Amount of the Senior Certificates related to a Mortgage Group (other than the Class A-P Certificates) has been reduced to zero, then that portion of the Available Distribution Amount for that Mortgage Group that represents principal collections on the Mortgage Components shall be applied as an additional distribution to the remaining Classes of Senior Certificates (other than the Class A-P Certificates) of such other Mortgage Groups in reduction of, and in proportion to, the Class Principal Amounts thereof.

(f)

[Reserved]

(g)

If on any Distribution Date a Certificate Group would constitute an Undercollateralized Group and any other Certificate Group constitutes an Overcollateralized Group, then notwithstanding Section 5.02(a), the Available Distribution Amount for such Overcollateralized Group, to the extent remaining following distributions of interest and principal to that Certificate Group, shall be distributed up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group to the Certificate Group that is an Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to such Certificate Group (other than the Class A-P Certificates) as principal, in the same order and priority as such Certificates would receive other distributions of principal.

If more than one Undercollateralized Group in the Aggregate Pool exists on any Distribution Date, the sum of the Interest Transfer Amounts and the Principal Transfer Amounts shall be allocated among such Undercollateralized Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Components in that Undercollateralized Group. If more than one Overcollateralized Group in the Aggregate Pool exists on any Distribution Date, reductions in the Available Distribution Amount for such Overcollateralized Groups to make the payments required to be made pursuant to this Section 5.02(g) on such Distribution Date shall be made pro rata, on the basis of the Class Principal Amount of the related Senior Certificates).

(h)

[Reserved]

(i)

On the Closing Date, the Securities Administrator shall establish an account (the Class P Reserve Fund”), which shall be an Eligible Account.  The Class P Reserve Fund shall be entitled “Class P Reserve Fund, U.S. Bank, as Trustee for the benefit of the holders of the JPMMT 2007-S3 Class P Certificates.”  On the Closing Date the Depositor will deposit $100 into the Class P Reserve Fund.  On each Distribution Date, the Securities Administrator, as Paying Agent, shall distribute the aggregate of all Prepayment Premiums for the Mortgage Loans collected or paid by the Servicers and received by the Securities Administrator with respect to the preceding Prepayment Period to the Class P Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Mortgage Loans and in no event later than the Distribution Date in July 2010, to the extent of available funds, on such date, the Class P Certificates shall be entitled to its outstanding Class Principal Amount from amounts on deposit in the Class P Reserve Fund.

SECTION 5.03

Allocation of Losses.

(a)

On each Distribution Date, the applicable Class PO Fraction of any Realized Loss, including any Excess Loss, on a Class PO Mortgage Component in Subgroup 1-1 or Subgroup 2-1 will be allocated to the Class A-P Certificates until its Class Principal Amount is reduced to zero. To the extent funds are available on that Distribution Date or any future Distribution Date pursuant to Section 5.02(a)(iii), the related Class PO Shortfall Amount will be paid to the Class A-P Certificates, prior to distributions on Subordinate Certificates.

(b)

On or prior to each Distribution Date, the Securities Administrator shall aggregate the information provided by each Servicer with respect to the total amount of Realized Losses, including Excess Losses, experienced on the Mortgage Loans or Mortgage Components, as applicable, for the related Distribution Date.

(c)

Realized Losses on the Pool 1 and Pool 2 Mortgage Loans with respect to any Distribution Date shall be allocated by the Securities Administrator as follows:

(1)

On each Distribution Date, the Realized Losses (other than Excess Losses and the Class PO Fraction of Realized Losses on Class PO Mortgage Components) on the Mortgage Loans shall be allocated as follows:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Senior Certificates (other than the Interest-Only and Class A-P Certificates) of the Certificate Group related to the Mortgage Group sustaining such loss, pro rata, based on Class Principal Amounts, until the Class Principal Amount of each such Class of Senior Certificates is reduced to zero; provided however that Realized Losses that would otherwise be allocated to (i) on the Subgroup 1-1 Mortgage Components that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the Class Principal Amount of the Class 1-A-2 Certificates has been reduced to zero, (ii) on the Subgroup 1-2 Mortgage Components that would otherwise be allocated to the Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates will instead be allocated to the Class 1-A-93 Certificates, until the Class Principal Amount of the Class 1-A-93 Certificates has been reduced to zero, (iii) on the Subgroup 1-2 Mortgage Components that would otherwise be allocated to the Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-A-25 Certificates  will instead be allocated to the Class 1-A-94 Certificates, until the Class Principal Amount of the Class 1-A-94 Certificates has been reduced to zero, (iv) on the Subgroup 1-2 Mortgage Components that would otherwise be allocated to the Class 1-A-26, Class 1-A-27, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33 and Class 1-A-34 Certificates  will instead be allocated to the Class 1-A-95 Certificates, until the Class Principal Amount of the Class 1-A-95 Certificates has been reduced to zero, (v) on the Subgroup 1-3 Mortgage Components that would otherwise be allocated to the Class 1-A-28 Certificates  will instead be allocated to the Class 1-A-40 Certificates, until the Class Principal Amount of the Class 1-A-40 Certificates has been reduced to zero, (vi) on the Subgroup 1-4 Mortgage Components that would otherwise be allocated to the Class 1-A-49, Class 1-A-50, Class 1-A-54, Class 1-A-55, Class 1-A-56, Class 1-A-57 and Class 1-A-58 Certificates  will instead be allocated to the Class 1-A-59 Certificates, until the Class Principal Amount of the Class 1-A-59 Certificates has been reduced to zero and (vii) on the Subgroup 1-5 Mortgage Components that would otherwise be allocated to the Class 1-A-60 Certificates  will instead be allocated to the Class 1-A-62 Certificates, until the Class Principal Amount of the Class 1-A-62 Certificates has been reduced to zero.

(2)

On each Distribution Date, Excess Losses on a Mortgage Component in a Subgroup, other than the Class PO Fraction of the Excess Loss on a Class PO Mortgage Component, will be allocated pro rata among the Senior Certificates (other than the Interest-Only and Class A-P Certificates) of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of such Senior Certificates, based on their Class Principal Amounts and (ii) in the case of the Subordinate Certificates, pro rata based on each Classes’ share of the Apportioned Principal Balance for the related Mortgage Group; provided, however, on any Distribution Date on or after the related Credit Support Deletion Date, any such Excess Losses will be allocated pro rata among the classes of Senior Certificates (other than the Interest-Only and Class A-P Certificates) based on their respective Class Principal Amounts immediately prior to such Distribution Date.

(d)

[Reserved]

(e)

On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced by the Subordinate Certificate Writedown Amount.

(f)

[Reserved]

(g)

Any allocation of a loss pursuant to this Section 5.03 to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(h)

If Subsequent Recoveries have been received with respect to a Liquidated Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Principal Amount of each Class of Certificates to which Realized Losses have been allocated in respect of the related Liquidated Mortgage Loan, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to this Section 5.03.   Holders of such Certificates will not be entitled to any payment in respect of the Interest Distribution Amount on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.  Any such increases shall be applied pro rata to the Principal Amount of each Certificate of such Class.

SECTION 5.04

Advances by Master Servicer.

If any Servicer fails to remit any Advance required to be made under the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, the Master Servicer, as successor servicer shall itself make, or shall cause the successor Servicer to make, such Advance.  If the Master Servicer, as successor servicer determines that such an Advance is required, it shall on the Business Day immediately preceding the related Distribution Date remit to the Securities Administrator from its own funds (or funds advanced by such Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance.  The Master Servicer, as successor servicer and each Servicer shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer, as successor servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer, as successor servicer shall be under no obligation to make such Advance.  If the Master Servicer, as successor servicer determines that an Advance  is non-recoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Securities Administrator to such effect (provided, however, that the Master Servicer, as successor servicer need not provide such Officer’s Certificate to the Securities Administrator so long as the Master Servicer, as successor servicer and the Securities Administrator are the same Person).

SECTION 5.05

Compensating Interest Payments.

The amount of the aggregate Securities Administration Fees payable to the Securities Administrator in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment payable by the Master Servicer for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer or the Securities Administrator, unless a Servicer pays such Prepayment Interest Shortfall amount for a Distribution Date subsequent to that Distribution Date on which the Master Servicer paid such Compensating Interest Payment.

SECTION 5.06

Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form and transferred to the Exchange Trustee to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Exchange Trustee, and Wells Fargo Bank, N.A., as Securities Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Exchange Trustee and the Securities Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Securities Administrator, respectively.

ARTICLE VI

CONCERNING THE TRUSTEE AND
THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

SECTION 6.01

Duties of Trustee and the Securities Administrator.

(a)

The Trustee, except during the continuance of an Event of Default, and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator.  If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trustee is acting as master servicer of the Mortgage Loans, in which case it shall use the same degree of care and skill as a master servicer of the Mortgage Loans hereunder.

(b)

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them, subject to the limitations set forth in Section 6.11, to determine whether they are in the form required by this Agreement to the extent specified herein; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer or any other Person to the Trustee or the Securities Administrator pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Securities Administrator shall notify the Person providing such instrument of such nonconformance and request that such instrument be corrected, and if the instrument is not corrected to the Securities Administrator ’s satisfaction, the Securities Administrator will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

(c)

Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct.  Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor the Securities Administrator shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)

For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)

For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 12.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)

No provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement or the Servicers under the Purchase and Servicing Agreements;

(v)

Neither the Trustee nor the Securities Administrator shall be responsible for any act or omission of the Master Servicer, the Depositor, the Seller, any Servicer or any Custodian.

(d)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Securities Administrator upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)

Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement.

(f)

Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator, as applicable, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Purchase and Servicing Agreement or Servicing Agreement, as applicable, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)

The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h)

Neither the Trustee nor the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(i)

Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

(j)

Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)

Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of the Master Servicer or of any Servicer.

(l)

The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.

(m)

The Trustee shall have no responsibility for any act or omission of the Securities Administrator or any Custodian, it being understood and agreed that the Trustee, the Securities Administrator and each Custodian are independent contractors and not agents, partners or joint venturers.

SECTION 6.02

Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(i)

Each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee and the Securities Administrator by the Trust Fund;

(v)

Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment, provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

(vi)

Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii)

The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii)

Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 6.03

Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than, in the case of the Securities Administrator, the certificate of authentication on the Certificates) or of any Mortgage Loan or Mortgage Component, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Trustee and the Securities Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 6.04

Trustee and the Securities Administrator May Own Certificates.

The Trustee and the Securities Administrator and any Affiliate or agent of either of them in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

SECTION 6.05

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

SECTION 6.06

Resignation and Removal of Trustee and the Securities Administrator.

(a)

Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, and to the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

(b)

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or (v) the Securities Administrator has failed to comply with the provisions of Article XI hereof, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy each to the successor trustee or successor securities Administrator, as applicable, and one copy to the Master Servicer.  The Depositor or the Trustee may remove the Securities Administrator, and the Depositor, with the Trustee’s approval, may appoint another Securities Administrator.  A Securities Administrator (i) may not be an Originator, the Depositor or an affiliate of Depositor unless the Securities Administrator is an institutional trust department of JPMorgan Chase Bank, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s.  If no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after JPMorgan Chase Bank, as Securities Administrator, ceases to be the securities administrator pursuant to this Section 6.06(b), then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall henceforth be entitled to all compensation due the Securities Administrator hereunder.  The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

(c)

The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable and one copy to the Master Servicer; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)

Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

SECTION 6.07

Successor Trustee and Successor Securities Administrator.

(a)

Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee or predecessor securities administrator, as applicable, shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreements, to the extent permitted thereunder) or successor securities administrator, as applicable, all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents delivered to it for execution, properly executed and necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments delivered to it for execution, and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

(b)

No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c)

Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency.

SECTION 6.08

Merger or Consolidation of Trustee or the Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

SECTION 6.09

Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)

Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer in writing that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)

Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)

all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)

no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)

the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)

Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)

The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)

The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

SECTION 6.10

Authenticating Agents.

(a)

The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b)

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)

Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

SECTION 6.11

Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

The Trustee, the Master Servicer and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund (provided that the Trust Fund’s indemnification under this Section 6.11 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) and, in the case of the Trustee, in connection with the Custodial Agreements, including the reasonable compensation and the expenses and disbursements of its agents or counsel), incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee, the Master Servicer or the Securities Administrator, as applicable, shall have given the Depositor written notice thereof promptly after the Trustee, the Master Servicer the Securities Administrator, as applicable, shall have knowledge thereof; provided, however, that failure to give the Depositor such notice shall not affect the Trustee’s, the Master Servicer or the Securities Administrator’s rights to indemnification hereunder;

(ii)

while maintaining control over its own defense, the Trustee, the Master Servicer or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor in preparing such defense;

(iii)

notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Master Servicer or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

(iv)

such expense constitutes an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 6.12

Fees and Expenses of Securities Administrator and the Trustee.

(a)

As compensation for its services hereunder, the Securities Administrator shall be entitled to retain or withdraw the Securities Administration Fee from the Distribution Account.  The Securities Administrator shall be entitled to prompt reimbursement or payment for all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct and such expenses that do not  constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  Such reimbursement or payment shall be made from amounts on deposit in the Distribution Account.

(b)

As compensation for its services hereunder, the Trustee shall be entitled to receive a trustee fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) which shall be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator.  Any expenses incurred by the Trustee shall be reimbursed from amounts on deposit in the Distribution Account except such expenses that do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

SECTION 6.13

Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Securities Administrator, on behalf of the Trustee, may demand payment or delivery of, and shall receive and collect, all money payable to or receivable by the Securities Administrator, on behalf of the Trustee, pursuant to this Agreement.  The Securities Administrator, on behalf of the Trustee, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

SECTION 6.14

Events of Default; Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.04 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (viii) and (ix) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(iii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof; or

(vii)

A representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(viii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)

After receipt of notice from the Trustee or the Securities Administrator, any failure of the Master Servicer to make any Advances required to be made hereunder; or

(x)

Any failure by the Master Servicer to comply with the provisions of Article XI.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  If Event of Default set forth in clause (x) occurs, the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.  The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Securities Administrator and each Rating Agency of the nature and extent of such Event of Default.  The Trustee or the Securities Administrator shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to make Advances as required under this Agreement.

(b)

On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.06, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances with respect to the Mortgage Loans; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the receipt by the Master Servicer of any notice of termination.  The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03.  In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer pursuant to Section 9.04 of this Agreement.

(c)

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.  Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  No successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Trustee to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee to cooperate as required by this Agreement.

SECTION 6.15

Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 6.16

Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Trustee or Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.17

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator and the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

SECTION 6.18

Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the written request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

SECTION 6.19

Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that the Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or the Securities Administrator shall give notice thereof to the Master Servicer, provided that the Trustee shall be under no duty or obligation to independently ascertain whether any action or inaction of the Master Servicer has occurred.

SECTION 6.20

Preparation of Tax Returns and Other Reports.

(a)

The Securities Administrator shall prepare or cause to be prepared and file on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to written instructions given by the Depositor, federal tax returns, all in accordance with Article X hereof.  If the Depositor notifies the Securities Administrator in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare or cause to be prepared and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and forward to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.  The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by the Master Servicer.

(b)

The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS 4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such documents.

SECTION 6.21

Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator shall determine LIBOR for the Accrual Period and such rate shall be final and binding, absent a manifest error of the Securities Administrator.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND
TERMINATION OF THE TRUST FUND

SECTION 7.01

Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a)

The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the later of the sale of the property relating to the Aggregate Pool held by the Trust Fund in accordance with Section 7.01(c) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)

[Reserved].

(c)

On any Distribution Date occurring on or after the Initial Optional Purchase Date, the Master Servicer has the option to purchase all of the Mortgage Loans in Aggregate Pool, and, if exercised, shall cause the Trust Fund to adopt a plan of complete liquidation pursuant to Sections 7.02 and 7.03 hereof with respect to such Aggregate Pool and to sell all of its property with respect to such Aggregate Pool.  If the Master Servicer elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the assets of the Trust Fund (the “Purchase Date”) deliver written notice to the Trustee and the Securities Administrator and either (a) deposit in the Distribution Account the related Redemption Price or (b) state in such notice that the Redemption Price shall be deposited in the Distribution Account not later than 10:00 a.m., New York City time, on the applicable Purchase Date.  Upon exercise of such option, the property of the Trust Fund related to the Aggregate Pool, shall be sold to the Master Servicer at a price equal to the related Redemption Price.

(d)

The Depositor, the Master Servicer, each Servicer, the Securities Administrator, the Trustee and each Custodian shall be reimbursed from the Redemption Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees and Securities Administration Fees or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement, the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, or the related Custodial Agreement.

SECTION 7.02

Procedure Upon Redemption or Termination of Trust Fund.

(a)

Notice of any redemption or termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made or the applicable Redemption Date of any Certificates, shall be given promptly by the Securities Administrator by first class mail to the related Certificateholders mailed in the case of a redemption of any Certificates, no later than (i) the first day of the month in which the Distribution Date selected for redemption of such Certificates shall occur or (ii) upon (x) the sale of all of the related property of the Trust Fund by Securities Administrator on behalf of the Trustee in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last related Mortgage Loan or REO Property in the Trust Fund.  Such notice shall specify (A) the related Redemption Date, Distribution Date upon which final distribution on such Certificates of all amounts required to be distributed to such Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the related Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of such Certificates at the office or agency of the Trustee therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of such Certificates.  Upon the final payment or other liquidation of the last related Mortgage Loan or REO Property in the Trust Fund, the duties of the Certificate Registrar with respect to the related Certificates shall terminate and the Securities Administrator shall terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)

In the event that any of the affected Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall deliver any remaining funds being held by it to the Depositor and the Depositor shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)

Any reasonable expenses incurred by the Trustee in connection with any redemption or termination or liquidation of the Trust Fund or a portion thereof shall be reimbursed from proceeds received from such liquidation of the Trust Fund.

SECTION 7.03

Additional Trust Fund Termination Requirements.

(a)

On the termination of the Trust Fund under Section 7.01 (a), or on the exercise of a right to purchase all of the Mortgage Loans of the Aggregate Pool under Section 7.01(c), the Trustee shall comply with requirements of this Section 7.03 with respect to the related Lower Tier REMIC, unless the party having the right to purchase the assets of such Lower-Tier REMIC (the “Purchaser”) delivers to the Trustee, an Opinion of Counsel (at the expense of the Purchaser), addressed to the Trustee to the effect that the failure of the Trustee to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)

Within 89 days prior to the time of making the final payment on the related Certificates, (and upon notification by the Purchaser in the case of a purchase under Section 7.01(c)) the Trustee shall adopt on behalf of the each related REMIC, a plan of complete liquidation, meeting the requirements of a qualified  liquidation under the REMIC Provisions;

(ii)

Any sale of the assets of the REMIC shall be for cash and shall occur at or after the time the plan of complete liquidation is adopted and prior to the time the final payments on the related Certificates are made;

(iii)

On the date specified for final payment of the related Certificates, the Securities Administrator shall make final distributions of principal and interest on the related Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand with respect to each related REMIC after such final payment (other than cash retained to meet claims), and each related REMIC shall terminate at that time.  Upon the termination of the last remaining REMIC, the Trust Fund shall terminate; and

(iv)

In no event may the final payment on the related Certificates or the final distribution or credit to the Holders of the related Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)

By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan (or plans) of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trustee, the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

SECTION 8.01

Limitation on Rights of Holders.

(a)

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Securities Administrator a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal  Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee and the Securities Administrator to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee and the Securities Administrator such reasonable indemnity as they may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the Trustee and the Securities Administrator during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 8.02

Access to List of Holders.

(a)

If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)

If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)

Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 8.03

Acts of Holders of Certificates.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c)

The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

SECTION 9.01

Duties of the Master Servicer; Enforcement of Servicers; and Master Servicer’s Obligations.

(a)

The Master Servicer, on behalf of the Trustee, the Depositor and the Certificateholders shall monitor the performance of the Servicers under the Purchase and Servicing Agreements and the Servicing Agreements, and shall use its reasonable good faith efforts to cause the Servicers duly and punctually to perform all of their respective duties and obligations thereunder. Upon the occurrence of a default of which an Authorized Officer of the Master Servicer has actual knowledge under a Purchase and Servicing Agreement or Servicing Agreement, the Master Servicer shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default.  So long as any such default shall be continuing, the Master Servicer may, and shall if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the related Purchase and Servicing Agreement or Servicing Agreement, as applicable; (ii) exercise any rights it may have to enforce the related Purchase and Servicing Agreement, or Servicing Agreement, as applicable, against such Servicer; and/or (iii) waive any such default under the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, or take any other action with respect to such default as is permitted thereunder.  Notwithstanding any provision of this Agreement or any Purchase and Servicing Agreement or Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of, or to enforce the obligations of, a Servicer under its Purchase and Servicing Agreement or Servicing Agreement, as applicable, with respect to any Pledged Assets or any Limited Purpose Surety Bond relating thereto, including, without limitation, the collection of any amounts owing to the Trust Fund in respect thereof (unless and until the Master Servicer shall have assumed the obligations of such Servicer as successor servicer under the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, pursuant to this Section 9.01, in which case, as successor servicer, it shall be bound to serve and administer the Pledged Assets and any related Limited Purpose Surety Bond in accordance with the provisions of the related Purchase and Servicing Agreement or Servicing Agreement, as applicable).

The Master Servicer shall not permit a successor Servicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Servicer first agrees in writing to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Master Servicer to comply with the provisions hereof.

(b)

Upon any termination by the Master Servicer of a Servicer’s rights and powers pursuant to its Purchase and Servicing Agreement or Servicing Agreement, as applicable, the rights and powers of such Servicer with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer in its capacity as Servicer with respect to such Mortgage Loans under the related Purchase and Servicing Agreement, or Servicing Agreement, as applicable, unless or until the Master Servicer shall have appointed, with the consent of the Trustee and the Rating Agencies, such consent not to be unreasonably withheld, and in accordance with the applicable provisions of the related Purchase and Servicing Agreement, or Servicing Agreement, as applicable, a new Fannie Mae- or FHLMC-approved Person to serve as successor to the Servicer; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer (including the Master Servicer).  With such consent, the Master Servicer may elect to continue to serve as successor servicer under the Purchase and Servicing Agreement or Servicing Agreement, as applicable.  Upon appointment of a successor servicer, as authorized under this Section 9.01(b), unless the successor servicer shall have assumed the obligations of the terminated Servicer under such Purchase and Servicing Agreement or Servicing Agreement, as applicable, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Purchase and Servicing Agreement or Servicing Agreement, as applicable. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer as it and such successor servicer shall agree, but in no event shall such compensation of any successor servicer (including the Master Servicer) be in excess of that payable to the Servicer under the affected Purchase and Servicing Agreement or Servicing Agreement, as applicable.

The Master Servicer shall pay the costs of such enforcement (including the termination of a Servicer, the appointment of a successor servicer or the transfer and assumption of the servicing by the Master Servicer at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are insufficient to reimburse the Master Servicer or the Trustee, as applicable, for such costs of enforcement, from the Trust Fund, as provided in Section 9.04.

If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for the errors or omissions of such Servicer.

(c)

Upon any termination of a Servicer’s rights and powers pursuant to its Purchase and Servicing Agreement or Servicing Agreement, as applicable, the Master Servicer or the Trustee, as applicable, shall promptly notify the Trustee and the Rating Agencies, specifying in such notice that the Master Servicer or any successor servicer, as the case may be, has succeeded such Servicer under the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, which notice shall also specify the name and address of any such successor servicer.

(d)

Neither the Depositor nor the Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld or delayed.

SECTION 9.02

Assumption of Master Servicing by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Purchase and Servicing Agreement and Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint a Fannie-Mae or FHLMC-approved servicer as successor servicer acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if each Purchase and Servicing Agreement and Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under each Purchase and Servicing Agreement and Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)

The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Purchase and Servicing Agreement and Servicing Agreement, this Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Purchase and Servicing Agreement, Servicing Agreement and this Agreement to the assuming party.

SECTION 9.03

Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is validly existing and in good standing under the laws of the New Jersey as a corporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)

It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

SECTION 9.04

Compensation to the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be paid by the Securities Administrator pursuant to a separate agreement between the Master Servicer and the Securities Administrator.  In addition, the Master Servicer shall be entitled to retain or withdraw from the Distribution Account (i) amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (ii) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of “Available Distribution Amount” and which are not required to be remitted by the Servicers to the Securities Administrator or deposited by the Securities Administrator into the Distribution Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Master Servicer shall be entitled to reimbursement from the Distribution Account for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder and under the Purchase and Servicing Agreements and Servicing Agreements, as modified by the Acknowledgements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

SECTION 9.05

Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

SECTION 9.06

Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Written notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, N.A. also shall be entitled to resign as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement.  In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

SECTION 9.07

Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.  Such successor Master Servicer shall also pay the fees of the Trustee and the Securities Administrator, as provided herein.

SECTION 9.08

Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of the Servicers except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of any servicer in this Agreement, the Purchase and Servicing Agreements and the Servicing Agreements.

SECTION 9.09

Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, the Purchase and Servicing Agreements and the servicing Agreements.  The Depositor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim; provided, however, that the failure to so notify the Master Servicer shall not affect the Depositor’s, the Securities Administrator’s or the Trustee’s right to indemnification hereunder except to the extent that the Master Servicer’s defense of any such claim has been materially prejudiced thereby.

ARTICLE X

REMIC ADMINISTRATION

SECTION 10.01

REMIC Administration.

(a)

REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC  within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d)

The Securities Administrator shall prepare, and the Trustee shall sign and file, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC other than an Upper-Tier REMIC: (i) treat the accrual period for interests in such REMIC as the calendar month; (ii) account for distributions made from such REMIC as made on the first day of each succeeding calendar month; (iii) account for income under the all-OID method at the applicable Net WAC; (iv) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (v) account for income and expenses related to such REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such REMIC.

(e)

The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders and the Trustee such information or reports as are required by the Code or REMIC Provisions.

(f)

To the extent within their control, the Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, the Securities Administrator, the Master Servicer nor the Holder of any Residual Certificate or Uncertificated Interest shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate or Uncertificated Interest will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)

Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)

The Securities Administrator shall treat the beneficial owners of the Certificates entitled to receive Basis Risk Shortfall Carryover Amounts as having entered into a notional principal contract.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Shortfall Carryover Amounts, as of the Closing Date, of $15,000.

(l)

The Holder of a majority interest in the residual interest in any REMIC formed hereby shall act as “tax matters person” with respect to such REMIC and the Securities Administrator shall act as agent for such holder in such role, unless and until another party is so designated by such holder.

(m)

The Securities Administrator shall treat the Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Depositor and that is not an asset of any REMIC.

SECTION 10.02

Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, substitution or acceptance) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

SECTION 10.03

Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder(s) of the Residual Certificates, nor for any such Losses resulting from misinformation provided by any of the foregoing parties  on which the Securities Administrator has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Purchase and Servicing Agreements, Servicing Agreements or under any Acknowledgement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

SECTION 10.04

REO Property.

(a)

Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Purchase and Servicing Agreement or Servicing Agreement, as applicable, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in an Adverse REMIC Event.

(b)

The Depositor shall cause the applicable Servicer (to the extent provided in its Purchase and Servicing Agreement or Servicing Agreement, as applicable) to make reasonable efforts to sell any REO Property for its fair market value.  In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in its Purchase and Servicing Agreement or Servicing Agreement, as applicable) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event.  If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

SECTION 10.05

Fidelity.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers and trustees.

ARTICLE XI

EXCHANGE ACT REPORTING

SECTION 11.01

Form 10-D Reporting.

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit N hereto, within 5 calendar days after the related Distribution Date of each month that the Trust is subject to the Exchange Act reporting requirements, (i) the parties set forth thereon shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by the Securities Administrator and such party, a notice in the form of Exhibit R hereto (an “Additional Disclosure Notification”) together with, the form and substance of any Additional Form 10-D Disclosure, if applicable to such party and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, but no later than the 12th calendar day after the related Distribution Date, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure) for review.  By the 13th calendar day after the related Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of any receipt of any written changes or approval from the Depositor by the 13th calendar day after the related Distribution Date, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  A duly authorized officer of the Master Servicer shall sign the Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 11.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator and the Master Servicer of its duties under this Section 11.01 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 11.01.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, timely execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the Depositor, as registrant, to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby represents to the Securities Administrator that, as of the Closing Date, the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing no later than the fifth calendar day after the related Distribution Date if the answer to the questions should be "no."  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 11.02

Form 10-K Reporting.

Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, (i) the Item 1123 Certification for each Servicer, Servicing Function Participant, the Master Servicer and the Securities Administrator as described under Section 11.05, (ii)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Master Servicer, the Securities Administrator, each Custodian and each Servicing Function Participant, as described under Section 11.06, and (B) if any of a Servicers’, the Master Servicer’s, the Securities Administrator’s, a Custodian’s or any Servicing Function Participant’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any of a Servicers’, the Master Servicer’s, the Securities Administrator’s, a Custodian’s or any Servicing Function Participant’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Servicer, the Master Servicer, the Securities Administrator, each Custodian and each Servicing Function Participant, as described under Section 11.07, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 11.08 (provided, however, that the Securities Administrator, in its reasonable discretion, may omit from the Form 10-K, any Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit N hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2008, (i) the parties set forth on Exhibit N shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge,  an Additional Disclosure Notification in the form of Exhibit R hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, but no later than March 23rd of each year, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor (provided that such Form 10-K includes any Additional Form 10-K Disclosure) for review.  Within four Business Days before the 10-K Filing Deadline, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any receipt of any written changes or approval from the Depositor by the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  A senior officer of the Master Servicer shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 11.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 11.02 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XI.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the Depositor, as registrant, to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby represents to the Securities Administrator that, as of the Closing Date, the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing no later than March 15th if the answer to the questions should be "no."  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 11.03

Form 8-K Reporting.

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit N shall be required to provide to the Securities Administrator and the Depositor, to the extent a Responsible Officer of such party has knowledge, an Additional Disclosure Notification in the form of Exhibit R attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review.  Promptly upon receipt of such copy, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.    In the absence of any receipt of any written changes or approval from the Depositor, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.   A duly authorized officer of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 11.04.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 11.03 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 11.03.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 11.04

Delisting; Amendment; Late Filing of Reports.

On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any Monthly Report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer of the Master Servicer in charge of master servicing, as applicable.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 11.04 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 11.05

Annual Statements of Compliance.

The Master Servicer and the Securities Administrator shall deliver or otherwise make available (and the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver or otherwise make available) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate (an “Item 1123 Certification”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certification, the Depositor shall review such Item 1123 Certification and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of a Servicing Function Participant, under such other applicable agreement.  The Master Servicer shall include all Item 1123 Certifications received by it from each Servicing Function Participant with its own Item 1123 Certification to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Item 1123 Certification pursuant to this Section 11.05 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

SECTION 11.06

Annual Assessments of Compliance.

By March 15 of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and each Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the applicable Relevant Servicing Criteria, (B) a statement that such party used the applicable Relevant Servicing Criteria to assess compliance with the applicable Relevant Servicing Criteria, (C) such party’s assessment of compliance with the applicable Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.02, including, if there has been any material instance of noncompliance with the applicable Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the applicable Relevant Servicing Criteria as of and for such period; provided, however, the Custodian and any Servicing Function Participant engaged by it shall only be required to provide an Assessment of Compliance for each calendar year for which a Form 10-K is required to be filed with respect to the Trust Fund.

No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer  and each Custodian shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person).  When the Master Servicer and each Custodian (or any Servicing Function Participant engaged by them) submit their respective Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation) of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, each Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit M and on any similar exhibit set forth in each Purchase and Servicing Agreement or Servicing Agreement, as applicable, in respect of each Servicer and notify the Depositor of any exceptions.  The Master Servicer shall include each such Assessment of Compliance with its own Assessment of Compliance  to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator, the Trustee (to the extent the Trustee has become the “Master Servicer” pursuant to the terms of this Agreement) or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

In the event either Custodian or any Servicing Function Participant engaged by either Custodian is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be, to the extent required by Regulation AB.

SECTION 11.07

Accountant’s Attestation.

By March 15 of each year, commencing in March 2008, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s Assessment of Compliance was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

By March 15 of each calendar year in which a Form 10-K is required to be filed with respect to the Trust Fund, commencing in March 2008, each Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), which is a member of the American Institute of Certified Public Accountants, to furnish to the Securities Administrator and the Depositor a report to the effect that such firm that attests to, and reports on, the assessment made by such Custodian pursuant to Section 11.06 above, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, the Securities Administrator, each Custodian or any Servicing Function Participant engaged by such parties (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.  The Master Servicer shall include each such Accountant’s Attestation with its own Accountant’s Attestation  to be submitted to the Securities Administrator pursuant to this section.

In the event the Master Servicer, the Securities Administrator, the Trustee (to the extent the Trustee has become the “Master Servicer” pursuant to the terms of this Agreement) or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Accountant’s Attestation pursuant to this Section 11.07 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

In the event either Custodian or any Servicing Function Participant engaged by either Custodian is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide an Accountant’s Attestation pursuant to this Section 11.07 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be, to the extent required by Regulation AB.

SECTION 11.08

Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit Q, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by email at cts.sec.notifications@wellsfargo.com or by facsimile at (410) 715-2380.  In the event the Master Servicer, the Securities Administrator, the Trustee or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 11.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Purchase and Servicing Agreement or Servicing Agreement, as applicable.

SECTION 11.09

Indemnification.

The Master Servicer and the Securities Administrator shall indemnify and hold harmless the Securities Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Master Servicer or the Securities Administrator, as applicable, of any if its obligations under this Article XI, (b) any misstatement or omission in any information, data or materials provided by the Master Servicer or the Securities Administrator, as applicable, or (c) the negligence, bad faith or willful misconduct of the Master Servicer or the Securities Administrator, as applicable, in connection with the performance of any if its obligations under this Article XI.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, the Master Servicer and the Depositor, then each of the Master Servicer and the Securities Administrator agree that it shall contribute to the amount paid or payable by Securities Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Securities Administrator, the Master Servicer or the Depositor, as applicable, on the one hand and the Master Servicer or the Securities Administrator, as applicable, on the other.

Each Custodian shall indemnify and hold harmless the Master Servicer, the Trustee, the Securities Administrator and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Custodian of its obligations under Sections 11.06 to deliver the Assessment of Compliance or (b) any material misstatement or omission in the Assessment of Compliance provided by the Custodian.  Notwithstanding the foregoing, in no event shall a Custodian be liable for any special, indirect or consequential damages incurred by the Master Servicer, the Securities Administrator, the Trustee, the Depositor or any of their directors, officers, employees, agents or affiliates.  If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless the Depositor, the Trustee, the Securities Administrator or the Master Servicer, then the Custodian agrees that it shall contribute to the amount paid or payable by Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, as a result of any claims, losses, damages or liabilities incurred by Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, in such proportion as is appropriate to reflect the relative fault of Depositor, the Trustee, the Securities Administrator or the Master Servicer, as applicable, on the one hand and the Custodian on the other.

In the case of any failure of performance described in this Section 11.09 by a Custodian, such Custodian shall promptly reimburse the Depositor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act pursuant to this Agreement, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by such Custodian or any Subcontractor of such Custodian.

The Depositor shall indemnify and hold harmless the Securities Administrator, the Trustee and the Master Servicer and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by the Depositor of any if its obligations under this Article XI, (b) any misstatement or omission in any information, data or materials provided by the Depositor or (c) the negligence, bad faith or willful misconduct of the Depositor in connection with the performance of any if its obligations under this Article XI.  If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless the Securities Administrator, the Trustee or the Master Servicer, then the Depositor agrees that it shall contribute to the amount paid or payable by Securities Administrator, the Trustee or the Master Servicer, as applicable, as a result of any claims, losses, damages or liabilities incurred by Securities Administrator, the Trustee or the Master Servicer, as applicable, in such proportion as is appropriate to reflect the relative fault of Securities Administrator, the Trustee or the Master Servicer, as applicable, on the one hand and the Depositor on the other.

The indemnification provided for in this section shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 11.10

Additional Information.

Any party that signs any Exchange Act report  agrees to provide to the Securities Administrator and the Master Servicer such additional information related to such party as Securities Administrator and the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 11.11

Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Article XI of this Agreement is to facilitate compliance by the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply (to the extent practical from a timing and information systems perspective) with requests made by the Securities Administrator, the Master Servicer or the Depositor for delivery of additional or different information as the Securities Administrator, the Master Servicer or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 11.12

Notice under Article XI.

Any notice or notification required to be delivered by the Securities Administrator to the Depositor pursuant to this Article XI may be delivered via facsimile to Christine Kolber via email to kolber_christine@jpmorgan.com or telephonically by calling at (201) 595-5733.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 12.02

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 12.03

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Purchase and Servicing Agreement, Purchase Agreement and Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder, and the Opinion of Counsel to such effect referred to above need not be rendered, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.  In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

(b)

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such amendment is permitted hereinafter and that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and the Rating Agencies.

(d)

It shall not be necessary for the consent of Holders under this Section 12.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)

Notwithstanding anything to the contrary in any Purchase and Servicing Agreement, the Trustee shall not consent to any amendment of any Purchase and Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.  With respect to any amendment that relates to the servicing of the Mortgage Loans or a Servicer, the Trustee shall not consent to any such amendment without the prior written consent of the Master Servicer.

(f)

Notwithstanding anything to the contrary in this Section 12.03, the Trustee the Master Servicer and the Securities Administrator shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission

SECTION 12.04

Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

SECTION 12.05

Provision of Information.

(a)

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Securities Administrator, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)

The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, a copy (excluding exhibits) of any report on Form 10-D, Form 10-K or Form 8-K filed with the Securities and Exchange Commission pursuant to Article XI.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)

On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.04.

SECTION 12.06

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

SECTION 12.07

Notices.

All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, J.P Morgan Acceptance Corporation I, 270 Park Avenue, New York, New York 10017, telecopy number: (212) 834-3850, Attention: J.P. Morgan Mortgage Trust 2007-S3, (b) in the case of the Seller, J.P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, New York, New York 10017, telecopy number: (212) 834-3850, Attention: Client Manager - J.P. Morgan Mortgage Trust 2007-S3, (c) in the case of the Master Servicer or the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland  21045), telecopy number (410) 715-2380, Attention: Client Manager—J.P. Morgan Mortgage Trust 2007-S3 and (d) In the case of the Trustee, its Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 12.07.

SECTION 12.08

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.09

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 12.10

Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 12.11

Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 12.15.

SECTION 12.12

Special Notices to the Rating Agencies.

(a)

The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 12.03;

(ii)

any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)

the occurrence of any Event of Default described in Section 6.14;

(iv)

any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)

the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi)

the making of a final payment pursuant to Section 7.02; and

(vii)

any termination of the rights and obligations of any Servicer under the applicable Purchase and Servicing Agreement or Servicing Agreement.

(b)

All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention:  Residential Mortgages

If to Fitch Ratings, to:

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

(c)

The Securities Administrator shall make available to the Rating Agencies reports prepared pursuant to Section 4.04.  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

SECTION 12.13

Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Purchase and Servicing Agreement or Servicing Agreement, the related Purchase and Servicing Agreement or Servicing Agreement, as applicable, shall govern.

SECTION 12.14

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 12.15

No Petitions.

The Trustee, the Securities Administrator and the Master Servicer (not in its individual corporate capacity, but solely as Master Servicer hereunder), by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,

as Depositor

By:

 /s/ Rosa Hyun

Name: Rosa Hyun

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:

 /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title: Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer

By:

 /s/ Martin Reed

Name: Martin Reed

Title: Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator

By:

 /s/ Martin Reed

Name: Martin Reed

Title: Vice President

Solely for purposes of Sections 2.04 and 2.05

accepted and agreed to by:

J.P. MORGAN MORTGAGE ACQUISITION CORP.

By:

 /s/ Rosa Hyun

Name: Rosa Hyun

Title: Vice President

Solely for purposes of Sections 11.01, 11.02, 11.03, 11.06, 11.07 and 11.09

accepted and agreed to by:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Custodian

By: /s/ Angela Nolan

Name: Angela Nolan

Title: Assistant Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Custodian

By: /s/ Carolyn K. Brown

Name: Carolyn K. Brown

Title:Vice President

State of New York

)

) ss.:

County of New York

)

On the 27th day of July 2007, before me, a notary public in and for the State of New York, personally appeared Rosa Hyun known to me who, being by me duly sworn, did depose and say that she is the Vice President of J.P. Morgan Acceptance Corporation I one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors.

/s/ Sarah E. Hay

Notary Public

[Notarial Seal]

State of Minnesota

)

) ss.:

City of Ramsey

)

On the 27th day of July 2007, before me, a notary public in and for the State of Minnesota, personally appeared Charles F. Pedersen known to me who, being by me duly sworn, did depose and say that he is a Vice President of U.S. Bank National Association one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors.

/s/ Trisha L. Willett

Notary Public

[Notarial Seal]

State of New York

)

) ss.:

City of Kings

)

On the 27th day of July 2007, before me, a notary public in and for the State of New York, personally appeared Martin Reed known to me who, being by me duly sworn, did depose and say that s/he is the Vice President of Wells Fargo Bank, N.A. one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors.

/s/ Janet M. Jolley

Notary Public

[Notarial Seal]

State of New York

)

) ss.:

County of New York

)

On the 27th day of July 2007, before me, a notary public in and for the State of New York, personally appeared Rosa Hyun known to me who, being by me duly sworn, did depose and say that she is the Vice President of J.P. Morgan Acquisition Corp. one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors.

/s/ Sarah E. Hay

Notary Public

[Notarial Seal]

State of Louisiana

)

) ss.:

County of Ouachita

)

On the 27th day of July 2007, before me, a notary public in and for the State of Louisiana, personally appeared Angela Nolan known to me who, being by me duly sworn, did depose and say that he/she is the Assistant Vice President of JPMorgan Chase Bank, National Association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors.

/s/ Brenda Townsend

Notary Public

[Notarial Seal]

State of Texas

)

) ss.:

County of Dallas

)

On the 23 day of July 2007, before me, a notary public in and for the State of Texas, personally appeared Carolyn K. Brown known to me who, being by me duly sworn, did depose and say that he/she is the Vice President of The Bank of New York Trust Company, N.A., one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors.

/s/ Yolanda A. Vaquera

Notary Public

[Notarial Seal]

EXHIBIT A

FORMS OF CERTIFICATES

[FORM OF SENIOR CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).]

Certificate No.

:

Cut-off Date

:

First Distribution Date

:

Initial Certificate [Principal] [Notional]

Amount of this Certificate

(“Denomination”)

:

$

Initial Certificate [Principal] [Notional]

Amount of all Certificates

of this Class

:

$

CUSIP

:

Interest Rate

:

Maturity Date

:

J.P. MORGAN MORTGAGE TRUST 2007-S3

Mortgage Pass-Through Certificates

Class [    ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Amount at any time may be less than the Certificate Principal Amount as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ______________is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Principal Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., in its dual capacities as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*               *              *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________, 20__

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

By ______________________

Countersigned:

By

Authorized Signatory of

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

EXHIBIT A-II

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNTS” AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60 OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

Cut-off Date

:

First Distribution Date

:

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

$

Initial Certificate Principal

Amount of all Certificates

of this Class

:

$

CUSIP

:

Maturity Date

:

J.P. MORGAN MORTGAGE TRUST 2007-S3
Mortgage Pass-Through Certificates

[Class A-R]

evidencing the distributions allocable to the [Class A-R] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Amount at any time may be less than the Certificate Principal Amount as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ________________ is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Principal Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., in its dual capacities as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this [Class A-R] Certificate at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York.

No transfer of a [Class A-R] Certificate shall be made unless the Certificate Registrar, on behalf of the Trustee, shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator, (ii) or that such Transferee is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase or holding of such [Class A-R] Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor or the Securities Administrator  to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.  Notwithstanding anything else to the contrary herein, any purported transfer of a [Class A-R] Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Securities Administrator, the Certificate Registrar and the Trustee as described above shall be void and of no effect.

Each Holder of this [Class A-R] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this [Class A-R] Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this [Class A-R] Certificate may be transferred without delivery to the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this [Class A-R] Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this [Class A-R] Certificate must agree not to transfer an Ownership Interest in this [Class A-R] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this [Class A-R] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*               *              *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _____________, 20__

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

By ______________________

Countersigned:

By

Authorized Signatory of

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

EXHIBIT A-III

[FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE UPON ITS ACQUISITION, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF SUCH CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTION I AND III OF PTCE 95-60 OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.

:

Cut-off Date

:

First Distribution Date

:

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

$

Initial Certificate Principal

Amount of all Certificates

of this Class

:

$

CUSIP

:

Interest Rate

:

Maturity Date

:

J.P. MORGAN MORTGAGE TRUST 2007-S3
Mortgage Pass-Through Certificates

Class [    ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Amount at any time may be less than the Certificate Principal Amount as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ___________________is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Principal Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, Wells Fargo Bank, N.A., in its dual capacities as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Certificate Registrar in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Certificate Registrar an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[No transfer of a Certificate of this Class shall be made unless the Certificate Registrar, on behalf of the Trustee, shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Trustee, if the rating of this certificate is below investment grade upon its acquisition, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator, (ii) if such certificate has been the subject of an ERISA Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase or holding of such Certificate will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.  Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar and the Trustee as described above shall be void and of no effect.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*               *              *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _______________, 20__

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

By ______________________

Countersigned:

By

Authorized Signatory of

WELLS FARGO BANK, N.A.,

as Securities Administrator, on behalf of the Trustee

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF

)

)

ss.:

COUNTY OF

)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.

That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is [           ].

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.  For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar, the Trustee, the Master Servicer, each Servicer, the Depositor and Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Agreement”), by and among J.P. Morgan Acceptance Corporation I, as Depositor, Wells Fargo Bank, N.A, as Master Servicer and as Securities Administrator, and U.S. Bank National Association, as Trustee with respect to J.P. Morgan Mortgage Trust 2007-S3, Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W 8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Trustee and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.  “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.

The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.

That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.

That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:

Name:

Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the _____ day of __________ 20__.

EXHIBIT C

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:

J.P. Morgan  Mortgage Trust 2007-S3

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:

Title:

EXHIBIT D

[RESERVED]

EXHIBIT E

LIST OF PURCHASE AND SERVICING AGREEMENTS, SERVICING AGREEMENTS AND PURCHASE AGREEMENTS

Purchase and Servicing Agreements

Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006, between J.P. Morgan Mortgage Acquisition Corp., as the Purchaser and PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), as the Sellers.

Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of May 1, 2004, between J.P. Morgan Mortgage Acquisition Corp., as purchaser, and Chase Home Finance LLC, as seller and servicer, as amended by that certain Amendment No. 1, dated as of January 1, 2005, as further amended by that certain Amendment No. 2, dated as of December 1, 2005, as further amended by that certain Amendment Reg AB, dated as of January 1, 2006.

Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004, between J.P. Morgan Mortgage Acquisition Corp., as purchaser, and Chase Manhattan Mortgage Corporation, as seller and servicer, as modified by the related Acknowledgement, as amended by Amendment No. 1 thereto, dated as of June 1, 2004, Amendment No. 2 thereto, dated as of January 1, 2005, Amendment No. 3 thereto, dated as of May 12, 2005, Amendment No. 4 thereto dated as of June 13, 2005 as further amended by that certain Amendment No. 5, dated as of August 22, 2005 and Amendment Reg AB thereto dated as of January 1, 2006.

Flow Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of June 1, 2004, between JPMorgan Mortgage Acquisition Corp. and Chase Home Finance LLC as amended by that certain Amendment No. 1, dated as of June 1, 2005, and as further amended by reference herein by that certain Amendment Reg AB, dated as of January 1, 2006.

Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 between Countrywide Home Loans, Inc. as seller and servicer and J.P. Morgan Mortgage Acquisition Corp.

Flow Master Seller’s Warranties and Servicing Agreement, dated and effective as of February 24, 2004 between J.P. Morgan Mortgage Acquisition Corp. and National City Mortgage Co., as seller and servicer.

The Mortgage Loan Sale and Servicing Agreement, dated as of April 1, 2006, between J.P. Morgan Mortgage Acquisition Corp. and Johnson Bank.

Servicing Agreements

Amended and Restated Flow Servicing Agreement, dated as of July 1, 2006, as amended by that certain Amendment Reg AB, dated as of January 1, 2006, between J.P. Morgan Mortgage Acquisition Corp. and J.P. Morgan Chase Bank, N.A.

Flow Mortgage Loan Interim Servicing Agreement, dated as of April 1, 2006, between J.P. Morgan Mortgage Acquisition Corp. and American Home Mortgage Corp.

Purchase Agreements

Mortgage Loan Sale Agreement, dated as of March 10, 2005 among CTX Mortgage Company, LLC, Harwood Street Funding I, LLC and J.P. Morgan Mortgage Acquisition Corp.

The Mortgage Loan Sale Agreement, dated as of April 1, 2006 among American Home Mortgage Corp., as seller, American Home Mortgage Servicing, Inc., as servicer and J.P. Morgan Mortgage Acquisition Corp. as purchaser.

The Mortgage Loan Sale and Interim Servicing Agreement, dated as of January 1, 2007  between J.P. Morgan Mortgage Acquisition Corp. and Home123 Corporation.

Master Mortgage Loan Purchase Agreement, dated as of October 1, 2005 between J.P. Morgan Mortgage Acquisition Corp. and NetBank.

Mortgage Loan Sale Agreement, dated as of March 1, 2005 between J.P. Morgan Mortgage Acquisition Corp. and Mortgage Access Corp., d/b/a/ Weichert Financial Services.

Master Mortgage Loan Sale Agreement, dated as of October 1, 2006 between J.P. Morgan Mortgage Acquisition Corp. and AmTrust Bank (f/k/s Ohio Savings Bank).

Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 between J.P. Morgan Mortgage Acquisition Corp. and M&T Mortgage Corporation.

Mortgage Loan Purchase Agreement, dated as of December 21, 2006 between J.P. Morgan Mortgage Acquisition Corp. and Webster Bank, National Association.

Mortgage Loan Purchase Agreement, dated as of March 1, 2007 among BankUnited and J.P. Morgan Mortgage Acquisition Corp.

EXHIBIT F

LIST OF CUSTODIAL AGREEMENTS

1.

FLOW CUSTODIAL AGREEMENT, dated as of April 23, 2004 between J.P. MORGAN MORTGAGE ACQUISITION CORP. and JPMORGAN CHASE BANK.

CUSTODIAL AGREEMENT, dated as of July 24, 2003 among J.P. MORGAN MORTGAGE ACQUISITION CORP., CHASE MANHATTAN MORTGAGE CORPORATION and JPMORGAN CHASE BANK.

CUSTODIAL AGREEMENT, dated as of April 1, 2003 made by and between J.P. MORGAN MORTGAGE ACQUISITION CORP., CENDANT MORTGAGE CORPORATION and BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST) and JPMORGAN CHASE BANK.

Custodial Agreement, dated as of May 1, 2005 among J.P. Morgan Mortgage Acquisition Corp., SunTrust Mortgage, Inc. and JPMorgan Chase Bank, as modified by the related Assignment.

CUSTODIAL AGREEMENT, dated as of May 26, 2005 by and between J.P. Morgan Mortgage Acquisition Corp. and JPMorgan Chase Bank, National Association.

Flow Custodial Agreement, dated as of February 1, 2004 and between J.P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, 6th Floor, New York, New York 10017, National City Mortgage Co. and JPMorgan Chase Bank, 1111 Fannin Street, Houston, Texas 77002.

Custodial Agreement dated as of August 28, 2003 among J.P. Morgan Mortgage Acquisition Corp., as owner, Countrywide Home Loans, Inc., as seller, and JPMorgan Chase Bank, as custodian, as modified by the related Assignment.

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:

J.P. Morgan Mortgage Trust 2007-S3,

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Acceptance Corporation I, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and as Securities Administrator, and U.S. Bank National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Balance of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of  ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Certificate Registrar and the Depositor.

_________________________

[Name of Transferor]

By:

_____________________

Name:

Title:

Dated: ___________, ____

EXHIBIT I

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of J.P. Morgan Mortgage Trust 2007-S3, Mortgage Pass-Through Certificates (the “Privately Offered Certificates”) of J.P. Morgan Acceptance Corporation I (the “Depositor”), we confirm that:

(1)

We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of  July 1, 2007, by and among J.P. Morgan Acceptance Corporation I, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and JPMorgan Chase Bank as Securities Administrator, and U.S. Bank National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)

We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)

We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)

We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)

We have received such information as we deem necessary in order to make our investment decision.

(6)

If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

You and the Certificate Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

___________________________

[Purchaser]

By:

_____________________

Name:

Title:

EXHIBIT J

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.

The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor, the Securities Administrator or any Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3.

The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Agreement”), by and among J.P. Morgan Acceptance Corporation I, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, and U.S. Bank National Association, as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

_________________________

[Investor]

By:

____________________

Name:

Title:

ATTEST:

___________________________

STATE OF

)

)

ss.:

COUNTY OF

)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

__________________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

EXHIBIT K

FORM OF LETTER OF REPRESENTATIONS
WITH THE DEPOSITORY TRUST COMPANY

[On File with The Depositor]

EXHIBIT L

FORM OF CUSTODIAN CERTIFICATION

J.P. Morgan Acceptance Corporation I

270 Park Avenue

New York, New York 10017

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager—J.P. Morgan Mortgage Trust 2007-S3

U.S. Bank National Association, as Trustee

60 Livingston Avenue

Mailcode: EP-MN-WS3D

St. Paul, Minnesota 55107-2232

Attention: Structured Finance Trust Services, J.P. Morgan Alternative Loan Trust 2007-S3

RE:

J.P. Morgan Mortgage Trust 2007-S3, Mortgage Pass-Through Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings provided in the Pooling and Servicing Agreement.

In accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, the undersigned, as the Custodian, hereby certifies that, as to each Mortgage Loan listed on the Mortgage Loan Schedule, it has reviewed the Trustee Mortgage File and has determined that except as set forth in the attached exception report (a) all documents required to be delivered to it pursuant to Section 2.01 (a) (i) through (ix) of the Pooling and Servicing Agreement are in its possession; provided, that the Custodian has no obligation to verify the receipt of any documents the existence of which was not made known to the Custodian by the Trustee Mortgage File, and provided, further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary (except as set forth in Section 2.01 of the Pooling and Servicing Agreement); (b) such documents have been reviewed by it and appear regular on their face and to relate to such Mortgage Loans; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; (c) based upon its examination, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects, within permitted tolerances, the information reviewed by the Custodian with respect to each Mortgage Loan; and (d) each Mortgage Note has been endorsed and each assignment has been assigned as required under Section 2.01 of the Pooling & Servicing Agreement.

[JPMORGAN CHASE BANK, N.A.][THE BANK OF NEW YORK TRUST COMPANY, N.A.], as Custodian

By:  _________________________________

Name:

Title:

EXHIBIT M

RELEVANT SERVICING CRITERIA

The assessment of compliance to be delivered by the Master Servicer, the Securities Administrator and the Custodian shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Regulation AB Reference	Servicing Criteria	Servicers	Master Servicer, Paying Agent, Securities Administrator	Custodians

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

_________________________

By:

Name:

________________________________

Title:

________________________________

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to both the Depositor and the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Distribution Date statement under Section 4.04 of the Pooling and Servicing Agreement provided by the Securities Administrator based on information received from the Master Servicer and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated under the Pooling and Servicing Agreement, the related Purchase and Servicing Agreement or Servicing Agreement, as applicable.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (monthly statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (monthly statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (monthly statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (monthly statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (monthly statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (monthly statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (monthly statement)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (monthly statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (monthly statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (monthly statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (monthly statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

					X (monthly statement)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (monthly statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

			X	X	X (monthly statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (monthly statement)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X				X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (monthly statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X

any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

			X	X	X			X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodians (each as to itself)				X
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X		X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X		X
	6	Significant Obligors of Pool Assets
		Item 1112(b) – Significant Obligor Financial Information*						X	X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold						X
		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference						X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage						X
		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X

ADDITIONAL FORM 10-K DISCLOSURE

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodians	Trustee	Depositor	Sponsor
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information						X	X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
Determining current significance percentage
Notifying the applicable party of the need to request required financial information or effecting incorporation by reference

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X	X
Custodians (each as to itself)
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X	X
		Custodians (each as to itself)				X
		Credit Enhancer/Support Provider						X	X
		Significant Obligor						X	X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X	X

FORM 8-K DISCLOSURE INFORMATION

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party and if the Trustee is a party thereto)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)
	1.02	Termination of a Material Definitive Agreement	X	X	X (if Master Servicer is not a party)		X (if Master Servicer is not a party and if the Trustee is a party thereto)	X (if Master Servicer is not a party)	X (if Master Servicer is not a party)

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodians (each as to itself)

			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statement

				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X	X		X (if Trustee is a party thereto)	X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer, Securities Administrator or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

			X	X	X			X
		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Depositor) is also required.						X
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

					X			X
		Reg AB disclosure about any new enhancement provider is also required.						X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X			X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party (other than the Trustee) applicable to reportable event.

EXHIBIT O

YIELD MAINTENANCE AGREEMENT SCHEDULE

Distribution Date	Scheduled Notional Amount ($)	Cap Strike Rate	Rate Cap Ceiling
August 25, 2007	5,000,000.00	5.50%	9.00%
September 25, 2007	4,978,359.51	5.50%	9.00%
October 25, 2007	4,948,954.43	5.50%	9.00%
November 25, 2007	4,911,795.93	5.50%	9.00%
December 25, 2007	4,866,910.90	5.50%	9.00%
January 25, 2008	4,814,342.03	5.50%	9.00%
February 25, 2008	4,754,149.81	5.50%	9.00%
March 25, 2008	4,686,408.53	5.50%	9.00%
April 25, 2008	4,611,208.25	5.50%	9.00%
May 25, 2008	4,528,654.78	5.50%	9.00%
June 25, 2008	4,438,869.53	5.50%	9.00%
July 25, 2008	4,341,989.38	5.50%	9.00%
August 25, 2008	4,238,169.91	5.50%	9.00%
September 25, 2008	4,127,577.98	5.50%	9.00%
October 25, 2008	4,010,395.08	5.50%	9.00%
November 25, 2008	3,886,817.07	5.50%	9.00%
December 25, 2008	3,757,053.69	5.50%	9.00%
January 25, 2009	3,621,328.26	5.50%	9.00%
February 25, 2009	3,479,877.06	5.50%	9.00%
March 25, 2009	3,332,951.48	5.50%	9.00%
April 25, 2009	3,180,812.17	5.50%	9.00%
May 25, 2009	3,023,735.56	5.50%	9.00%
June 25, 2009	2,862,009.57	5.50%	9.00%
July 25, 2009	2,695,956.35	5.50%	9.00%
August 25, 2009	2,525,909.54	5.50%	9.00%
September 25, 2009	2,352,257.24	5.50%	9.00%
October 25, 2009	2,175,576.70	5.50%	9.00%
November 25, 2009	1,996,468.24	5.50%	9.00%
December 25, 2009	1,816,146.54	5.50%	9.00%
January 25, 2010	1,636,376.21	5.50%	9.00%
February 25, 2010	1,460,143.24	5.50%	9.00%
March 25, 2010	1,288,330.57	5.50%	9.00%
April 25, 2010	1,120,856.98	5.50%	9.00%
May 25, 2010	957,642.64	5.50%	9.00%
June 25, 2010	798,609.07	5.50%	9.00%
July 25, 2010	643,679.11	5.50%	9.00%
August 25, 2010	492,776.98	5.50%	9.00%
September 25, 2010	345,828.15	5.50%	9.00%
October 25, 2010	202,759.38	5.50%	9.00%
November 25, 2010	63,498.65	5.50%	9.00%
December 25, 2010	0.00	5.50%	9.00%
and thereafter

EXHIBIT P

[RESERVED]

EXHIBIT Q

FORM OF ANNUAL CERTIFICATION

Re:

The Pooling And Servicing Agreement, dated as of July 1, 2007 (the “Agreement”), by and among J.P. Morgan Acceptance Corporation I, as depositor (the “Depositor”), U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., in its dual capacities as master servicer (the “Master Servicer”) and securities administrator.

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to the Depositor, the Master Servicer, the Securities Administrator, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed (i) the servicer compliance statement of the Company provided in accordance with Section 11.05 of the Pooling and Servicing Agreement (the “Compliance Statement”), (ii) the report on assessment of the Company’s compliance with the servicing criteria provided in accordance with Section 11.06 of the Pooling and Servicing Agreement, (iii) the registered public accounting firm’s attestation report provided in accordance with Section 11.07 of the Pooling and Servicing Agreement (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Securities Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Securities Administrator;

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to Securities Administrator.  Any material instances of noncompliance described in such reports have been disclosed to Securities Administrator.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

By:

________________________________

Name:

Title

Date:

EXHIBIT R

Additional Disclosure Notification

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380

Email: cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services- J.P. MORGAN MORTGAGE TRUST 2007-S3, MORTGAGE PASS-THROUGH CERTIFICATES—SEC REPORT PROCESSING

J.P. Morgan Acceptance Corporation I

270 Park Avenue

New York, New York 10017

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Article XI of the Pooling and Servicing Agreement, , dated as of July 1, 2007, by and among J.P. Morgan Acceptance Corporation I, as depositor (the “Depositor”), U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, N.A., in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By: _________________________

Name:

Title:

EXHIBIT S-I

PAC Schedule for the Class 1-A-4 Certificates

Distribution Date	PAC Balance	Distribution Date	PAC Balance	Distribution Date	PAC Balance	Distribution Date	PAC Balance
Initial Amount	$9,839,000.00	July 2012	$4,100,618.15	July 2017	$758,698.56	July 2022	$239,284.60
August 2007	$9,814,090.68	August 2012	$4,006,634.55	August 2017	$744,676.23	August 2022	$234,552.27
September 2007	$9,785,267.00	September 2012	$3,913,179.80	September 2017	$730,901.46	September 2022	$229,906.50
October 2007	$9,752,535.70	October 2012	$3,820,251.20	October 2017	$717,369.98	October 2022	$225,345.78
November 2007	$9,715,905.53	November 2012	$3,727,846.06	November 2017	$704,077.62	November 2022	$220,868.60
December 2007	$9,675,387.24	December 2012	$3,635,961.69	December 2017	$691,020.26	December 2022	$216,473.50
January 2008	$9,630,994.49	January 2013	$3,544,595.44	January 2018	$678,193.85	January 2023	$212,159.04
February 2008	$9,582,742.00	February 2013	$3,453,744.65	February 2018	$665,594.43	February 2023	$207,923.80
March 2008	$9,530,646.50	March 2013	$3,363,406.68	March 2018	$653,218.07	March 2023	$203,766.39
April 2008	$9,474,726.71	April 2013	$3,273,578.91	April 2018	$641,060.94	April 2023	$199,685.43
May 2008	$9,415,003.32	May 2013	$3,184,258.73	May 2018	$629,119.27	May 2023	$195,679.58
June 2008	$9,351,498.97	June 2013	$3,095,443.54	June 2018	$617,389.33	June 2023	$191,747.52
July 2008	$9,284,239.97	July 2013	$3,007,130.78	July 2018	$605,867.48	July 2023	$187,887.94
August 2008	$9,213,252.84	August 2013	$2,922,536.02	August 2018	$594,550.12	August 2023	$184,099.57
September 2008	$9,138,566.03	September 2013	$2,838,426.63	September 2018	$583,433.74	September 2023	$180,381.15
October 2008	$9,060,209.88	October 2013	$2,754,800.09	October 2018	$572,514.86	October 2023	$176,731.45
November 2008	$8,978,216.64	November 2013	$2,671,653.88	November 2018	$561,790.08	November 2023	$173,149.24
December 2008	$8,892,620.39	December 2013	$2,588,985.53	December 2018	$551,256.04	December 2023	$169,633.35
January 2009	$8,803,457.09	January 2014	$2,506,792.56	January 2019	$540,909.44	January 2024	$166,182.60
February 2009	$8,710,765.78	February 2014	$2,425,072.50	February 2019	$530,747.06	February 2024	$162,795.83
March 2009	$8,614,586.00	March 2014	$2,343,822.90	March 2019	$520,765.70	March 2024	$159,471.92
April 2009	$8,514,961.30	April 2014	$2,263,041.33	April 2019	$510,962.24	April 2024	$156,209.74
May 2009	$8,411,937.45	May 2014	$2,182,725.36	May 2019	$501,333.59	May 2024	$153,008.22
June 2009	$8,305,574.69	June 2014	$2,102,872.59	June 2019	$491,876.75	June 2024	$149,866.26
July 2009	$8,195,936.77	July 2014	$2,023,480.61	July 2019	$482,588.72	July 2024	$146,782.83
August 2009	$8,083,114.08	August 2014	$1,957,779.90	August 2019	$473,466.60	August 2024	$143,756.87
September 2009	$7,967,296.45	September 2014	$1,893,548.09	September 2019	$464,507.50	September 2024	$140,787.37
October 2009	$7,848,690.60	October 2014	$1,830,756.88	October 2019	$455,708.61	October 2024	$137,873.33
November 2009	$7,727,835.22	November 2014	$1,769,378.45	November 2019	$447,067.15	November 2024	$135,013.76
December 2009	$7,605,583.40	December 2014	$1,709,385.49	December 2019	$438,580.38	December 2024	$132,207.69
January 2010	$7,483,475.50	January 2015	$1,650,751.19	January 2020	$430,245.63	January 2025	$129,454.18
February 2010	$7,362,000.60	February 2015	$1,593,449.21	February 2020	$422,060.27	February 2025	$126,752.28
March 2010	$7,241,155.46	March 2015	$1,537,453.69	March 2020	$414,021.69	March 2025	$124,101.08
April 2010	$7,120,936.89	April 2015	$1,482,739.23	April 2020	$406,127.35	April 2025	$121,499.68
May 2010	$7,001,341.70	May 2015	$1,429,280.89	May 2020	$398,374.74	May 2025	$118,947.18
June 2010	$6,882,366.73	June 2015	$1,377,054.19	June 2020	$390,761.41	June 2025	$116,442.72
July 2010	$6,764,008.81	July 2015	$1,326,035.08	July 2020	$383,284.94	July 2025	$113,985.44
August 2010	$6,646,264.81	August 2015	$1,289,781.35	August 2020	$375,942.94	August 2025	$111,574.50
September 2010	$6,529,131.60	September 2015	$1,254,339.81	September 2020	$368,733.07	September 2025	$109,209.07
October 2010	$6,412,606.10	October 2015	$1,219,694.07	October 2020	$361,653.05	October 2025	$106,888.33
November 2010	$6,296,685.20	November 2015	$1,185,828.07	November 2020	$354,700.61	November 2025	$104,611.49
December 2010	$6,181,365.83	December 2015	$1,152,726.04	December 2020	$347,873.52	December 2025	$102,377.76
January 2011	$6,066,644.94	January 2016	$1,120,371.09	January 2021	$341,169.61	January 2026	$100,186.38
February 2011	$5,952,519.49	February 2016	$1,088,749.53	February 2021	$334,586.74	February 2026	$98,036.57
March 2011	$5,838,986.45	March 2016	$1,057,846.46	March 2021	$328,122.78	March 2026	$95,927.61
April 2011	$5,726,042.81	April 2016	$1,027,647.29	April 2021	$321,775.67	April 2026	$93,858.74
May 2011	$5,613,685.59	May 2016	$998,137.69	May 2021	$315,543.38	May 2026	$91,829.27
June 2011	$5,501,911.80	June 2016	$969,303.61	June 2021	$309,423.89	June 2026	$89,838.47
July 2011	$5,390,718.48	July 2016	$941,131.26	July 2021	$303,415.24	July 2026	$87,885.66
August 2011	$5,280,102.69	August 2016	$924,531.68	August 2021	$297,515.50	August 2026	$85,970.14
September 2011	$5,170,061.49	September 2016	$908,217.31	September 2021	$291,722.76	September 2026	$84,091.26
October 2011	$5,060,591.97	October 2016	$892,182.90	October 2021	$286,035.16	October 2026	$82,248.68
November 2011	$4,951,691.23	November 2016	$876,424.05	November 2021	$280,450.84	November 2026	$80,441.42
December 2011	$4,843,356.38	December 2016	$860,935.44	December 2021	$274,968.02	December 2026	$78,668.83
January 2012	$4,735,584.55	January 2017	$845,709.34	January 2022	$269,584.91	January 2027	$76,930.45
February 2012	$4,628,372.88	February 2017	$830,738.31	February 2022	$264,299.77	February 2027	$75,225.50
March 2012	$4,521,718.54	March 2017	$816,000.37	March 2022	$259,110.89	March 2027	$73,553.39
April 2012	$4,415,618.71	April 2017	$801,481.61	April 2022	$254,016.57	April 2027	$71,913.81
May 2012	$4,310,070.56	May 2017	$787,134.60	May 2022	$249,015.17	May 2027	$70,305.88
June 2012	$4,205,071.30	June 2017	$772,900.76	June 2022	$244,105.04	June 2027	$68,729.19

Distribution Date	PAC Balance	Distribution Date	PAC Balance
July 2027	$67,183.10	June 2032	$14,269.05
August 2027	$65,666.97	July 2032	$13,818.09
September 2027	$64,180.25	August 2032	$13,376.85
October 2027	$62,722.41	September 2032	$12,945.16
November 2027	$61,292.92	October 2032	$12,522.84
December 2027	$59,891.26	November 2032	$12,109.71
January 2028	$58,516.95	December 2032	$11,705.59
February 2028	$57,169.47	January 2033	$11,310.30
March 2028	$55,848.33	February 2033	$10,923.69
April 2028	$54,553.07	March 2033	$10,545.57
May 2028	$53,283.20	April 2033	$10,175.79
June 2028	$52,038.27	May 2033	$9,814.20
July 2028	$50,817.82	June 2033	$9,460.62
August 2028	$49,621.40	July 2033	$9,114.90
September 2028	$48,448.57	August 2033	$8,776.90
October 2028	$47,298.91	September 2033	$8,446.46
November 2028	$46,171.98	October 2033	$8,123.44
December 2028	$45,067.37	November 2033	$7,807.69
January 2029	$43,984.68	December 2033	$7,499.07
February 2029	$42,923.50	January 2034	$7,197.44
March 2029	$41,883.44	February 2034	$6,902.67
April 2029	$40,864.10	March 2034	$6,614.62
May 2029	$39,865.11	April 2034	$6,333.17
June 2029	$38,886.09	May 2034	$6,058.17
July 2029	$37,926.68	June 2034	$5,789.52
August 2029	$36,986.52	July 2034	$5,527.07
September 2029	$36,065.24	August 2034	$5,270.71
October 2029	$35,162.50	September 2034	$5,020.32
November 2029	$34,277.96	October 2034	$4,775.78
December 2029	$33,411.29	November 2034	$4,536.98
January 2030	$32,562.14	December 2034	$4,303.80
February 2030	$31,730.20	January 2035	$4,076.14
March 2030	$30,915.15	February 2035	$3,853.87
April 2030	$30,116.67	March 2035	$3,636.90
May 2030	$29,334.46	April 2035	$3,425.12
June 2030	$28,568.22	May 2035	$3,218.43
July 2030	$27,817.64	June 2035	$3,016.72
August 2030	$27,082.44	July 2035	$2,819.92
September 2030	$26,362.33	August 2035	$2,627.91
October 2030	$25,657.02	September 2035	$2,440.59
November 2030	$24,966.25	October 2035	$2,257.87
December 2030	$24,289.74	November 2035	$2,079.65
January 2031	$23,627.22	December 2035	$1,905.85
February 2031	$22,978.43	January 2036	$1,736.42
March 2031	$22,343.12	February 2036	$1,571.24
April 2031	$21,721.03	March 2036	$1,410.20
May 2031	$21,111.91	April 2036	$1,253.23
June 2031	$20,515.52	May 2036	$1,100.24
July 2031	$19,931.62	June 2036	$951.15
August 2031	$19,359.98	July 2036	$805.89
September 2031	$18,800.36	August 2036	$664.44
October 2031	$18,252.54	September 2036	$526.66
November 2031	$17,716.30	October 2036	$392.50
December 2031	$17,191.41	November 2036	$261.94
January 2032	$16,677.66	December 2036	$135.26
February 2032	$16,174.84	January 2037	$12.46
March 2032	$15,682.74	February 2037	$0.00
April 2032	$15,201.26	and thereafter
May 2032	$14,730.10

PAC Schedule for the Class 1-A-11 Certificates

Distribution Date	PAC Balance	Distribution Date	PAC Balance
Initial Amount	$75,349,000.00	July 2012	$23,632,259.36
August 2007	$75,124,464.97	August 2012	$22,785,097.16
September 2007	$74,864,654.61	September 2012	$21,942,700.86
October 2007	$74,569,629.69	October 2012	$21,105,046.05
November 2007	$74,239,469.07	November 2012	$20,272,108.46
December 2007	$73,874,269.62	December 2012	$19,443,863.94
January 2008	$73,474,154.32	January 2013	$18,620,288.47
February 2008	$73,039,255.95	February 2013	$17,801,358.16
March 2008	$72,569,725.28	March 2013	$16,987,049.24
April 2008	$72,065,730.91	April 2013	$16,177,338.07
May 2008	$71,527,459.29	May 2013	$15,372,201.15
June 2008	$70,955,114.57	June 2013	$14,571,615.08
July 2008	$70,348,933.77	July 2013	$13,775,556.59
August 2008	$69,709,155.89	August 2013	$13,012,967.34
September 2008	$69,036,037.27	September 2013	$12,254,752.26
October 2008	$68,329,851.39	October 2013	$11,500,888.66
November 2008	$67,590,888.75	November 2013	$10,751,354.01
December 2008	$66,819,456.66	December 2013	$10,006,125.85
January 2009	$66,015,879.03	January 2014	$9,265,181.89
February 2009	$65,180,507.74	February 2014	$8,528,499.93
March 2009	$64,313,699.08	March 2014	$7,796,057.88
April 2009	$63,415,845.48	April 2014	$7,067,833.79
May 2009	$62,487,359.49	May 2014	$6,343,805.82
June 2009	$61,528,783.87	June 2014	$5,623,952.25
July 2009	$60,540,693.21	July 2014	$4,908,251.46
August 2009	$59,523,901.94	August 2014	$4,315,361.70
September 2009	$58,480,120.95	September 2014	$3,735,718.44
October 2009	$57,411,212.94	October 2014	$3,169,066.41
November 2009	$56,322,032.56	November 2014	$2,615,154.91
December 2009	$55,220,267.49	December 2014	$2,073,737.75
January 2010	$54,119,799.08	January 2015	$1,544,573.15
February 2010	$53,025,034.61	February 2015	$1,027,423.70
March 2010	$51,935,945.06	March 2015	$522,056.25
April 2010	$50,852,501.57	April 2015	$28,241.85
May 2010	$49,774,675.41	May 2015	$0.00
June 2010	$48,702,438.02	and thereafter
July 2010	$47,635,760.98
August 2010	$46,574,616.01
September 2010	$45,518,974.98
October 2010	$44,468,809.93
November 2010	$43,424,093.02
December 2010	$42,384,796.55
January 2011	$41,350,892.99
February 2011	$40,322,354.94
March 2011	$39,299,155.13
April 2011	$38,281,266.45
May 2011	$37,268,661.93
June 2011	$36,261,314.73
July 2011	$35,259,198.15
August 2011	$34,262,285.65
September 2011	$33,270,550.81
October 2011	$32,283,967.34
November 2011	$31,302,509.11
December 2011	$30,326,150.11
January 2012	$29,354,864.46
February 2012	$28,388,626.44
March 2012	$27,427,410.45
April 2012	$26,471,191.01
May 2012	$25,519,942.80
June 2012	$24,573,640.60

EXHIBIT S-II

TAC Schedule for the TAC Class

Distribution Date	TAC Balance
Initial Amount	$5,001,000.00
August 2007	$4,978,477.13
September 2007	$4,947,870.88
October 2007	$4,909,192.76
November 2007	$4,862,470.99
December 2007	$4,807,750.53
January 2008	$4,745,095.27
February 2008	$4,674,583.71
March 2008	$4,596,311.16
April 2008	$4,510,389.63
May 2008	$4,416,947.69
June 2008	$4,316,130.33
July 2008	$4,208,102.35
August 2008	$4,093,040.56
September 2008	$3,971,137.30
October 2008	$3,842,600.12
November 2008	$3,707,651.32
December 2008	$3,566,527.51
January 2009	$3,419,479.09
February 2009	$3,266,772.31
March 2009	$3,108,683.31
April 2009	$2,945,504.73
May 2009	$2,777,541.33
June 2009	$2,605,133.53
July 2009	$2,428,633.77
August 2009	$2,248,451.05
September 2009	$2,065,190.90
October 2009	$1,879,482.42
November 2009	$1,692,592.67
December 2009	$1,506,358.84
January 2010	$1,323,885.05
February 2010	$1,146,086.24
March 2010	$972,874.35
April 2010	$804,162.84
May 2010	$639,866.67
June 2010	$479,902.32
July 2010	$324,187.74
August 2010	$172,642.30
September 2010	$25,186.82
October 2010	$0.00

SCHEDULE A

MORTGAGE LOAN SCHEDULE

[On File]

SCHEDULE B

REPRESENTATIONS AND WARRANTIES
CONCERNING HOME123 MORTGAGE LOANS

(a)

Mortgage Loan Schedule:  The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-off Date;

(b)

Valid Mortgage:  With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A)  which are referred to in the title insurance policy, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(c)

No Delinquencies or Advances: All Monthly Payments required to be made prior to the related Cut-off Date for such Mortgage Loan have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than thirty (30) days;

(d)

Taxes, Assessments and Other Charges: To the best of Seller’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(e)

No Modification: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(f)

No Defenses: The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury;

(g)

Hazard Insurance: All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae or Freddie Mac Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or Freddie Mac Guides.  All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the applicable originator and its successors in interest and assigns as mortgagee loss payee and all premiums due thereon have been paid;

(h)

Compliance With Applicable Law: Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, RESPA, consumer credit protection, predatory lending, equal credit opportunity, fair lending or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects and the Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(i)

No Release of Mortgage:  The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(j)

Enforceability of Mortgage Documents: The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

(k)

Full Disbursement:  The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)

Sole Owner:  The Seller is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note.  The Mortgage Loan, including the Mortgage Note and the Mortgage, are not assigned or pledged, other than to MERS as designee of Seller, and Seller has good and marketable title thereto and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(m)

Title Insurance:  Each Mortgage Loan that is not a Co-op Loan that is secured by (i) a first priority Mortgage or (ii) a second priority Mortgage with an original balance greater than $100,000, in either case is covered by an ALTA or CLTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (b)(1), (2) and (3) above) the applicable originator, its successors and assigns, as to the first or second priority lien of the Mortgage, as set forth in the Mortgage Loan Schedule, in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The applicable originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(n)

No Default:  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration;

(o)

No Mechanics’ Liens:  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage

(p)

Form of Documents:  The Mortgage Notes and Mortgages (exclusive of any riders) are on forms acceptable to Fannie Mae or Freddie Mac.

(q)

No Damage:  To the best of Seller’s knowledge, the Mortgaged Property is not subject to any material uninsured damage by waste, fire, earthquake, windstorm, flood or other casualty, or material damage where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.

(r)

No Condemnation:  To the best of Seller’s knowledge, there is no proceeding pending, or threatened, for the total or partial condemnation of the Mortgaged Property;

(s)

Enforceability:  The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure.  Except as may be related to bankruptcy or other similar laws affecting creditor’s rights, there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(t)

Trustee:  If the Mortgage constitutes a deed of trust, a trustee, duly qualified, if required, under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(u)

Appraisal:  To the extent required by the applicable underwriting guidelines, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, and is in a form acceptable to Fannie Mae or Freddie Mac;

(v)

Doing Business: All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, which such “doing business” and licensing requirements are necessary to ensure the enforceability of the Mortgage Loan;

(w)

Collateral:  The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above;

(x)

ARM Mortgage Loan Operation:  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Except with respect to interest-only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years from the commencement of amortization.  No Mortgage Loan contains terms or provisions which would result in Negative Amortization.  No Mortgage Loan is a Convertible Mortgage Loan;

(y)

Mortgage Insurance:  In the event the Mortgage Loan had an LTV greater than 80.0% at origination, the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value, was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer; except that where such insurance was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law.  Unless the Primary Mortgage Insurance Policy for a Mortgage Loan was either cancelled upon borrower request or terminated, in either case in accordance with applicable law or the requirements of Fannie Mae or Freddie Mac, all provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid..  No action, inaction, or event has occurred and no state of facts exists that has or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith or, in the case of a lender paid Primary Mortgage Insurance Policy, the premiums and charges are included in the Mortgage Interest Rate.

(z)

Form of Assignment:  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(aa)

Mortgaged Property:  As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property as set forth in the Mortgage Loan Schedule;

(bb)

ARM Mortgage Loan Adjustments:  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(cc)

Lawfully Occupied:  To the best of Seller’s knowledge, as of the date of origination of the Mortgage Loan; (i) the Mortgage Property was lawfully occupied under applicable law, and (ii) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(dd)

Environmental Matters. To the best of Seller’s knowledge; (i) there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and (ii) nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(ee)

Servicemembers’ Civil Relief Act:  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(ff)

Co-op Lien Priority:  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest, as set forth in the related Mortgage Loan Schedule, on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative), which have priority equal to or over the Seller’s security interest in such cooperative shares, except a first loan security interest in the case of a Mortgage Loan which is a second lien as indicated in the related Mortgage Loan Schedule;

(gg)

Co-op Lien Search:  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(hh)

Co-op Housing Corporation:  With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(ii)

Co-op Prohibitions:  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(jj)

Supervision:  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(kk)

Ground Lease:  With respect to any ground lease to which a Mortgaged Property may be subject:  (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease:  (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; and (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease;

(ll)

High Cost Loans.  No Mortgage Loan is (a) a “high cost” loan under the Homeownership and Equity Protection Act of 1994 (“High Cost Mortgage Act”), (Section 103 (aa) of the Truth in Lending Act, as amended and Section 226.32 of Regulation Z as amended), (b) a “high cost”, “covered”, “threshold”, or “predatory” loan under any federal, state or local law or regulation relating to such loans (as such terms are defined therein); and,

(mm)

 Single-Premium Credit Insurance Policies:  No proceeds of any Mortgage Loan were used to finance single-premium credit insurance policies.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES
CONCERNING WEBSTER BANK MORTGAGE LOANS

(a)

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects as of the related Cut-off Date.

(b)

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (b) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no Knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Servicer, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

(c)

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

(d)

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the customary standards acceptable in the secondary mortgage market.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no Knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(e)

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(f)

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

(g)

Valid First or Second Lien.  Except with respect to each Co-op Loan, the Mortgage is a valid, existing, perfected and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property or (iv) with respect to each Second Lien Mortgage Loan a prior mortgage lien on the Mortgaged Property.  Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

(h)

Title Insurance.  Except with respect to each Co-op Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (g)(i), (ii) and (iii) above, and with respect to each Second Lien Mortgage Loan, clause (g)(iv) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(i)

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) to the Seller’s Knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage.

(j)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(k)

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01(h) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

(l)

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing Date, there is no proceeding pending or, to the best of Seller’s Knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

(m)

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

(n)

Occupancy of the Mortgaged Property.  As of the date of origination, and to the Seller’s Knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.  The Mortgaged Property meets the requirement of either owner occupied or non-owner occupied property.

(o)

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

(p)

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

(q)

Ownership.  Immediately prior to the payment of the Purchase Price on the Closing Date, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest (other than the Mortgage) and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  As of the Closing Date, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (other than the Mortgage Loan).  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement, the Interim Servicing Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

(r)

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or the Purchaser and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

(s)

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien or second-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(t)

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

(u)

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.  There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination or servicing of the Mortgage Loan.

(v)

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed related objective criteria such as the Mortgagor’s income, assets and liabilities to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.

(w)

Valid Co-op Loan Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  To the Seller’s Knowledge, there are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such Cooperative Shares.

(x)

Co-op Compliance with all Laws.  With respect to each Co-op Loan, the related cooperative that owns title to the related Cooperative Apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES
CONCERNING NETBANK MORTGAGE LOANS

(a)

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects as of the related Cut-off Date.

(b)

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (b) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no Knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Servicer, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

(c)

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

(d)

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the customary standards acceptable in the secondary mortgage market.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no Knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(e)

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such applicable laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(f)

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

(g)

Valid First or Second Lien.  Except with respect to each Co-op Loan, the Mortgage is a valid, existing, perfected and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property or (iv) with respect to each Second Lien Mortgage Loan a prior mortgage lien on the Mortgaged Property.  Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

(h)

Title Insurance.  Except with respect to each Co-op Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (g)(i), (ii) and (iii) above, and with respect to each Second Lien Mortgage Loan, clause (g)(iv) above) the Seller, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(i)

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) to the Seller’s Knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage.

(j)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(k)

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01(h) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

(l)

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing Date, there is no proceeding pending or, to the best of Seller’s Knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

(m)

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

(n)

Occupancy of the Mortgaged Property.  As of the date of origination, and to the Seller’s Knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.  The Mortgaged Property meets the requirement of either owner occupied or non-owner occupied property.

(o)

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

(p)

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

(q)

Ownership.  Immediately prior to the payment of the Purchase Price on the Closing Date, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest (other than the Mortgage) and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  As of the Closing Date, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (other than the Mortgage Loan).  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement, the Interim Servicing Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

(r)

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or the Purchaser and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

(s)

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien or second-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(t)

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

(u)

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.  There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination or servicing of the Mortgage Loan.

(v)

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed related objective criteria such as the Mortgagor’s income, assets and liabilities to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.

(w)

Valid Co-op Loan Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  To the Seller’s Knowledge, there are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such Cooperative Shares.

(x)

Co-op Compliance with all Laws.  With respect to each Co-op Loan, the related cooperative that owns title to the related Cooperative Apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.